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FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2001

REGISTRATION NO. 333-69644

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COVISTA COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEW JERSEY	4813	22-1656895
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 Clove Road, Little Falls, New Jersey 07424
(973) 812-1100
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

A. John Leach, Jr.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
COVISTA COMMUNICATIONS, INC.
150 Clove Road, Little Falls, New Jersey
(973) 812-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Sean P. McGuinness, Esq. SWIDLER BERLIN SHEREFF FRIEDMAN, LLP 3000 K Street, N.W., Suite 300 Washington, D.C. 20007 (202) 424-7500	Michael H. Friedman, Esq. PEPPER HAMILTON LLP Eighteenth & Arch Streets Philadelphia, PA 19103-2799 (215) 981-4000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of CCI Acquisitions Corp., a wholly owned subsidiary of Covista Communications, Inc., with and into Capsule Communications, Inc. as described in the Agreement and Plan of Reorganization and as described in the enclosed Joint Proxy Statement/Prospectus.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

Dear Stockholder:

    The boards of directors of Covista Communications, Inc. and Capsule Communications, Inc. have approved a stock merger transaction in which Covista will acquire Capsule in exchange for shares of Covista common stock (and cash in lieu of fractional shares). In the merger, all stockholders of Capsule other than its majority stockholder, Henry G. Luken, III, will receive not more than $0.6696 of Covista common stock for each share of Capsule common stock, and Mr. Luken will receive not more than $0.5028 of Covista common stock for each share of Capsule common stock. At the close of business on December   , 2001, the value of the merger consideration to Capsule stockholders (other than Mr. Luken) was $       per share based on a conversion ratio of      and a price of Covista common stock of $      per share.

    Covista and Capsule are affiliated entities by virtue of the share ownership of their principal stockholder, Henry G. Luken, III. Mr. Luken, who is the Chairman of the Board of Covista, beneficially owns 3,466,708 shares of Covista common stock, representing approximately 32.0 percent of the outstanding Covista common stock, and 15,471,301 shares of Capsule common stock, representing approximately 68.3 percent of the outstanding Capsule common stock. Mr. Luken acquired all such shares of Capsule common stock during March 2001 at a purchase price of $.20 per share, for an aggregate purchase price of $3,094,260. Upon the completion of the merger, Mr. Luken will beneficially own      shares of Covista common stock (assuming an exchange ratio of 0.      for his Capsule shares), which will represent approximately  percent of the outstanding Covista common stock. At the close of business on December  , 2001, the value of the merger consideration to Mr. Luken, in his capacity as a Capsule stockholder, was $      per share and $            in the aggregate, based on a conversion ratio of 0.      and a price of Covista common stock of $      per share.

    The exchange of shares of Covista for shares of Capsule in connection with the merger may be partially taxable to Capsule stockholders. Tax matters are very complicated and the tax consequences of the merger to Capsule stockholders will depend on many factors, including stockholders' personal circumstances. We urge Capsule stockholders to consult their own tax advisors to understand fully the tax consequences to them.

    This document constitutes:

  •
  a proxy statement for the annual meeting of Covista stockholders to consider and vote upon the shares of Covista common stock to be issued in connection with Covista's acquisition of Capsule and certain other matters, including the election of eight directors and the adoption of a new equity incentive plan;
  •
  a proxy statement for the special meeting of Capsule stockholders to consider and vote upon the merger; and
  •
  a prospectus for all of the shares of Covista common stock to be issued in connection with Covista's acquisition of Capsule.

This document provides you with detailed information about the merger. We encourage you to read this entire document carefully. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.

Very truly yours,

A. John Leach, Jr. President and Chief Executive Officer Covista Communications, Inc.	David B. Hurwitz President and Chief Executive Officer Capsule Communications, Inc.

See "Risk Factors" beginning on page 18 for a discussion of risks associated with the merger and the combined company.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of Covista common stock to be issued under this document or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.

    This joint proxy statement/prospectus is dated December   , 2001 and is first being mailed to stockholders on or about December   , 2001.

COVISTA COMMUNICATIONS, INC.
150 Clove Road
Little Falls, New Jersey 07424

Notice of Annual Meeting of Stockholders
To Be Held on January   , 2002

To Covista Stockholders:

    You are cordially invited to attend the annual meeting of stockholders of Covista Communications, Inc. to be held on            , January   , 2002, at            ,      ,      , beginning at 10:00 a.m., local time. The purpose of the annual meeting is to:

  1.
  consider and vote upon the proposal to issue shares of Covista common stock to the stockholders of Capsule Communications pursuant to the proposed merger set forth in the Agreement and Plan of Reorganization dated as of July 17, 2001, by and among Covista, CCI Acquisitions Corp., a wholly owned subsidiary of Covista, and Capsule Communications, Inc;

  2.
  consider and vote upon the proposal to elect eight directors of Covista for a term of one year and until their successors are duly elected and qualified;

  3.
  consider and vote upon the proposal to adopt the Covista Communications, Inc. 2001 Equity Incentive Plan;

  4.
  consider and vote upon the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of Covista for the fiscal year ending January 31, 2002; and

  5.
  transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    Only Covista stockholders of record at the close of business on December 11, 2001 are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

    Your vote is important. Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Your proxy may be revoked at any time before it is voted. If your shares are not registered in your own name, you will need additional documentation from the record holder in order to vote personally at the annual meeting.

By Order of the Board of Directors
A. John Leach, Jr. President and Chief Executive Officer
Little Falls, New Jersey December , 2001

CAPSULE COMMUNICATIONS, INC.
3331 Street Road, Suite 275
Two Greenwood Square
Bensalem, Pennsylvania 19020

Notice of Special Meeting of Stockholders
To Be Held on January   , 2002

To Capsule Stockholders:

    You are cordially invited to attend a special meeting of stockholders of Capsule Communications, Inc. on            , January   , 2002, at             ,      ,            , beginning at 11:00 a.m., local time, to approve the following:

  1.
  The adoption of the Agreement and Plan of Reorganization dated as of July 17, 2001, by and among Covista Communications, Inc., CCI Acquisitions Corp., a wholly owned subsidiary of Covista, and Capsule Communications, Inc. As a result of the merger, Capsule will become a wholly owned subsidiary of Covista and Capsule stockholders will become Covista stockholders.

  2.
  The transaction of such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting, including potential adjournments for the purpose of soliciting additional proxies in order to approve the matter described in paragraph 1 above.

    Only Capsule stockholders of record at the close of business on December 11, 2001 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

    Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Your proxy may be revoked at any time before it is voted. If your shares are not registered in your own name, you will need additional documentation from the record holder in order to vote personally at the special meeting.

By Order of the Board of Directors
Arthur Regan Secretary
Bensalem, Pennsylvania December , 2001

Page
QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	3
THE COMPANIES	3
HISTORY OF SIGNIFICANT OPERATING LOSSES, WORKING CAPITAL DEFICITS AND GOING CONCERN QUALIFICATION	4
THE MERGER	4
SHARE INFORMATION AND MARKET PRICES	7
SELECTED HISTORICAL CONSOLIDATED AND PRO FORMA COMBINED FINANCIAL DATA	8
Covista Communications, Inc.	8
Capsule Communications, Inc.	9
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	10
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	15
Comparative Per Share Data	16
RISK FACTORS	18
Risks Related to the Merger	18
The value of the merger consideration that Capsule stockholders will receive will be reduced if the value of Covista common stock prior to the effective time of the merger is less than $6.00	18
Capsule may terminate the merger agreement if Covista's stock price is less than $2.00 per share	18
We have a history of operating losses and working capital deficits, and Capsule's auditors have issued a going concern qualification to their audit report	18
Covista may not realize anticipated operating efficiencies, which could hurt Covista's profitability	19
A portion of the Covista common stock received by minority stockholders of Capsule may be taxable income	19
Covista and Capsule will incur significant transaction expenses and integration-related costs in connection with the merger transaction	19
Unanticipated costs relating to the merger could reduce Covista's future earnings per share	19
Obtaining required regulatory approvals and satisfying closing conditions may delay or prevent completion of the merger	19
The merger constitutes a transaction involving affiliated entities, and the parties' principal stockholder may have interests in the transaction that are different from the interests of other stockholders	20
Henry G. Luken, III, who is the majority stockholder of Capsule and the Chairman of the Board and a significant stockholder of Covista, may realize a significant increase in the value of his investment in Capsule upon the closing of the merger	20
Directors and executive officers of Capsule may receive change of control benefits even if the merger is not consummated	20
Covista and Capsule will incur substantial expenses and payments if the merger does not occur	20
Risks Related to the Combined Company	20

i

Because we may not be able to compete effectively against others in the telecommunications industry that have significantly greater resources than we do, we might lose customers and our ability to attract new ones may be limited.	20
If third parties terminate their relations with us or fail to renew or perform their material agreements with us, we may incur significant costs in developing or replacing their technology and infrastructure.	21
Recent industry and market developments and our working capital deficits may adversely affect our ability to raise capital	21
If we are not able to obtain additional capital, we may not be able to implement our business plan.	22
The launch of our new residential long distance service may be delayed, or may not achieve the market penetration that we anticipate	22
We may incur substantial cost to comply with telecommunciations regulation by state and federal agencies	23
We may face significant liability under such state and federal regulation	23
The regulatory environment is uncertain and our business may be significantly affected by future changes	24
If we experience a network system failure, our service could be delayed or interrupted and that could cause us to lose existing customers or limit our ability to attract new ones	24
Because we depend on the transmission facilities of long-distance carriers, we may experience unanticipated price increases and service cancellation	24
Because our success depends upon the continued contribution of our management team, the loss of any of our executive officers, key employees or other skilled personnel could adversely affect our business	24
Because our executive officers, directors and significant stockholders are able to exercise significant influence over our company, our business and stock price could be adversely affected	25
A Warning About Forward-Looking Statements	25
THE COVISTA ANNUAL MEETING	26
Joint Proxy Statement/Prospectus	26
Date, Time and Place of Annual Meeting	26
Record Date and Outstanding Shares	26
Purpose of the Annual Meeting	26
Vote Required; Quorum	26
Voting of Proxies	27
Authorization to Vote on Adjournment and Other Matters	28
Revocation of Proxies	28
Solicitation of Proxies	28
THE CAPSULE SPECIAL MEETING	29
Joint Proxy Statement/Prospectus	29
Date, Time and Place of the Special Meeting	29
Record Date and Outstanding Shares	29
Purpose of the Special Meeting	29
Vote Required; Quorum	29
Voting of Proxies	30
Authorization to Vote on Adjournment and Other Matters	30
Revocation of Proxies	31
Solicitation of Proxies	31
Capsule Common Stock Ownership	31

PROPOSAL NUMBER ONE FOR COVISTA STOCKHOLDERS—APPROVAL OF ISSUANCE OF COVISTA COMMON STOCK IN CONNECTION WITH THE MERGER; AND PROPOSAL NUMBER ONE FOR CAPSULE STOCKHOLDERS—APPROVAL OF THE MERGER AGREEMENT	34
GENERAL DESCRIPTION OF THE MERGER	34
Background of the Merger	34
Covista's Reasons for the Merger	39
Capsule's Reasons for the Merger	41
Opinion of Capsule's Financial Advisor	43
Interested Nature of the Merger Transaction	46
Interests of Certain Persons in the Merger	47
Procedures for Exchange of Capsule Stock Certificates	49
Exchange of Capsule Stock Options	50
Accounting Treatment	50
Covista Loans to Capsule	50
Material Federal Income Tax Considerations	51
Possible Loss of Net Operating Loss Carryovers	53
Regulatory Approvals Required	53
Nasdaq Stock Market Listing	54
Appraisal Rights	54
Resale of Covista Common Stock After the Merger	56
THE MERGER AGREEMENT	58
General	58
Conversion Ratio; Fractional Shares	58
Representations and Warranties	58
Covenants	59
Conditions to the Merger	60
Termination	60
Amendment; Waiver	61
Expenses	61
COMPARISON OF THE RIGHTS OF HOLDERS OF COVISTA COMMON STOCK AND CAPSULE COMMON STOCK	62
General	62
Voting Rights and Election of Directors	62
Quorum	62
Dividends	63
Removal of Directors	63
Number and Classification of the Board of Directors	63
Vacancies on the Board of Directors	64
Amendments to Certificate of Incorporation	64
Amendments to Bylaws	64
Stockholder Vote by Written Consent	65
Stockholders' Meetings	65
Limitation of Liability	65
Indemnification	66
Business Combination Statutes	67
DESCRIPTION OF COVISTA CAPITAL STOCK	69
General	69
Common Stock	69
Transfer Agent	69

ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY COVISTA'S STOCKHOLDERS—PROPOSAL NUMBER TWO: ELECTION OF DIRECTORS	69
Nominees	70
Board Meetings and Committees	71
Audit Committee Report	72
Executive Compensation	73
Compensation of Directors	74
Employment Contracts, Termination of Employment and Change of Control Arrangements	74
Report on Repricing of Options	76
Compensation Committee Interlocks and Insider Participation	76
Report on Executive Compensation	76
Stock Performance Chart	78
Section 16(a) Compliance	78
Certain Transactions	78
Security Ownership of Certain Beneficial Owners and Management of Covista	79
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY COVISTA'S STOCKHOLDERS—PROPOSAL NUMBER THREE: ADOPTION OF THE COVISTA COMMUNICATIONS, INC. 2001 EQUITY INCENTIVE PLAN	82
General	82
Administration and Eligibility	82
Awards Under the 2001 Plan—Available Shares	83
Terms of Awards	83
Change in Control	84
Adjustments	85
Limits on Transferability	85
Amendment and Termination	85
Withholding	85
Term of 2001 Plan	86
Certain Federal Income Tax Consequences	86
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY COVISTA'S STOCKHOLDERS—PROPOSAL NUMBER FOUR: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS	87
FUTURE STOCKHOLDER PROPOSALS	87
OTHER MATTERS	88
LEGAL MATTERS	88
EXPERTS	88
WHERE YOU CAN FIND MORE INFORMATION	89
ANNEXES TO JOINT PROXY STATEMENT/PROSPECTUS
ANNEX A—AGREEMENT AND PLAN OF REORGANIZATION	A-1
ANNEX B—SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW	B-1
ANNEX C—OPINION OF FERRIS, BAKER WATTS, INCORPORATED	C-1
ANNEX D—COVISTA AUDIT COMMITTEE CHARTER	D-1
ANNEX E—COVISTA COMMUNICATIONS, INC. 2001 EQUITY INCENTIVE PLAN	E-1

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What will Capsule stockholders receive in the merger?

A:
The minority stockholders of Capsule will receive 0.1116 shares of Covista common stock for each share of Capsule common stock, and Henry G. Luken, III, the majority stockholder of Capsule, will receive 0.0838 shares of Covista common stock for each share of Capsule common stock, in each case subject to reduction as provided in the merger agreement. The adjustment mechanism is designed to provide that the minority stockholders of Capsule will receive not more than $0.6696 of Covista common stock for each share of Capsule common stock, and that the majority stockholder of Capsule will receive not more than $0.5028 of Covista common stock for each share of Capsule common stock, in each case based on the weighted average daily high and low sale prices of Covista common stock for the 15 trading days ending one trading day before the closing date of the merger. Capsule stockholders will also receive cash instead of fractional shares of Covista common stock.

Q:
What will Capsule stock option holders receive in the merger?

A:
After the merger, each Capsule stock option, whether vested or unvested, will be converted at the applicable conversion ratio into an option to purchase shares of Covista common stock and will no longer represent a right to acquire shares of Capsule common stock.

Q:
Will all Capsule stockholders receive the same consideration in merger?

A:
No. Henry G. Luken, III, who beneficially owns approximately 68.3 percent of the outstanding shares of Capsule common stock, has agreed that he will receive 0.0838 shares of Covista common stock for each share of Capsule common stock, and all other stockholders of Capsule will receive 0.1116 shares of Covista common stock for each share of Capsule common stock, in each case subject to reduction as provided in the merger agreement.

Q:
What should I do?

A:
After you have carefully read this document, mail your signed proxy card in the enclosed envelope. The instructions on the accompanying proxy card will give you more information on how to vote by mail. This will enable your shares to be represented at the Covista annual meeting or the Capsule special meeting, as applicable.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Maybe. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides. Your failure to instruct your broker to vote your shares will result in your shares not being voted.

Q:
Should Capsule stockholders send in their stock certificates?

A:
No. Capsule stockholders should not send in their stock certificates at this time. Capsule stockholders will exchange their Capsule common stock certificates for Covista common stock certificates after we complete the merger. Instructions for the exchange will be sent to Capsule stockholders as promptly as practicable after the merger is completed.

Q:
Can I change my vote after I have submitted my proxy with voting instructions?

A:
Yes. You can change your vote at any time before the annual meeting or special meeting, as applicable, by mailing a later-dated signed proxy card or by attending the annual meeting or special meeting, as applicable, and voting in person.

Q:
Where can I find more information about the companies?

A:
Both companies file reports and other information with the Securities and Exchange Commission. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the web site the SEC maintains at www.sec.gov. You can also request copies of these documents from us. See "Where You Can Find More Information" on page 89.

Q:
May dissenting Capsule stockholders seek appraisal rights in merger?

A:
Yes. Capsule stockholders have appraisal rights under Delaware law in the merger. To perfect their appraisal rights, Capsule stockholders must strictly comply with the procedures in Section 262 of the Delaware General Corporation Law. Failure to comply strictly with these procedures will result in the loss of appraisal rights. We have attached a copy of Section 262 of the Delaware General Corporation Law as Annex B. See "Appraisal Rights" on page 54.

Q:
Who should I call if I have questions?

A:
Covista stockholders should call Thomas P. Gunning, Secretary, at (973) 812-1100, with any questions about the merger or the related transactions.

  Capsule stockholders should call David B. Hurwitz, President and Chief Executive Officer, at (215) 244-3433, with any questions about the merger or the related transactions.

SUMMARY

    This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully, you should read carefully this entire document and the attached documents. For more information about the companies, see "Where You Can Find More Information" on page 89. For your convenience, we have included page references to direct you to more complete descriptions of the topics presented in this summary.

The Companies

Covista Communications, Inc.
150 Clove Road
Little Falls, NJ 07424
(973) 812-1100

    Covista is a long distance telecommunications, Internet and data services provider with a substantial customer base in both the commercial and wholesale market segments utilizing its own switching equipment and leased fiber optic transmission cable. Covista's products and services include a broad range of voice, data and Internet solutions, including long distance and toll-free services, calling cards, data, Internet access, virtual private network, directory assistance and teleconferencing services. The wholesale division provides domestic and international termination services to carriers worldwide at competitive rates. Covista currently owns and operates two switches, one in New York City and one in Newark, New Jersey, and previously has announced plans to expand to additional switch sites in Chicago, Dallas and Chattanooga. In July 2001, Covista announced that it had acquired long-term access to nationwide network facilities comprising 2,822,400,000 channel miles of telecommunications capacity measured by length of voice-grade circuits. In addition, Covista currently offers Internet services using two routers that it owns and operates located in New York City and Northern New Jersey. Covista processes approximately 95 percent of all its call volume through its own facilities. Covista also operates a network operations center in northern New Jersey to monitor and control its New Jersey network and to coordinate its various services. In October 2001, Covista announced the opening of a new call center facility in Chattanooga, Tennessee, and that it is planning to relocate its corporate headquarters to Chattanooga from its current location in Little Falls, New Jersey. Covista previously was known as Total-Tel USA Communications, Inc. Covista's common stock is quoted on the OTC Bulletin Board under the symbol "CVST."

Capsule Communications, Inc.
Two Greenwood Square
3331 Street Road, Suite 275
Bensalem, Pennsylvania 19020
(215) 633-9400

    Capsule is a telecommunications carrier providing local and long-distance telephone communications services primarily to small- and medium-size business customers as well as residential customers utilizing its own equipment. Capsule provides inbound long-distance services and local resale services as well as other telecommunications services including calling cards, cellular, paging, Internet service, dedicated access, data services, and carrier termination services. Capsule uses its own switch located in Philadelphia to originate, transport and terminate calls for customers generally located in the Mid-Atlantic region and in California. For calls originating or terminating outside its own network, Capsule resells services provided by other long-distance companies. Capsule is the successor corporation to US Wats, Inc. Capsule's common stock is quoted on the OTC Bulletin Board under the symbol "CAPS.OB."

History of Significant Operating Losses, Working Capital Deficits and Going Concern Qualification

    Covista has experienced significant losses in each of its last three fiscal years, Capsule has experienced significant losses in each of its last four fiscal years, both companies have experienced significant losses thus far in their current fiscal years, and both companies have significant working capital deficits. Capsule's independent accountants included a qualification in their most recent audit report as to the ability of Capsule to continue as a going concern. The companies expect to achieve substantial savings as a result of the combination of their operations by eliminating duplicate overhead costs. Nevertheless, there can be no assurance as to when, if ever, the combined company will achieve profitability. The failure of the combined company to achieve profitability could have a material adverse effect upon its ability to continue as a going concern, and upon the market value of Covista common stock. See generally "Risk Factors" beginning on page 18 for a description of the risks associated with Covista and the merger transaction.

The Merger

The Covista Annual Meeting (page 26)

    The annual meeting of Covista stockholders will be held on January   , 2002, at 10:00 a.m., local time. Notice of the Covista annual meeting is being sent to all holders of record of Covista common stock. The record date for Covista stockholders entitled to receive notice of and to vote at the Covista annual meeting was the close of business on December 11, 2001. On that date, 10,819,405 shares of Covista common stock were issued and outstanding. See "The Covista Annual Meeting."

The Capsule Special Meeting (page 29)

    The special meeting of Capsule stockholders will be held on January   , 2002, at 11:00 a.m., local time. Notice of the Capsule special meeting is being sent to all holders of record of Capsule common stock. The record date for Capsule stockholders entitled to receive notice of and to vote at the Capsule special meeting was the close of business on December 11, 2001. On that date, 22,667,444 shares of Capsule common stock were issued and outstanding. See "The Capsule Annual Meeting."

Required Covista Stockholder Approval (page 26)

    Under the rules governing the Nasdaq National Market, the affirmative vote of the majority of shares of Covista common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the issuance of shares of Covista common stock in connection with the merger. Henry G. Luken, III, who on the record date owned 3,466,708 shares of Covista common stock, representing approximately 32.0 percent of the Covista common stock then outstanding, has stated that he intends to vote such shares to approve the issuance of shares of Covista common stock in connection with the merger. On the record date, directors and executive officers of Covista, other than Henry G. Luken, III, and their affiliates were entitled to vote 3,485,035 shares of Covista common stock, representing approximately 32.2 percent of the shares of Covista common stock then outstanding. The foregoing includes 725,329 shares of Covista common stock owned by the Foundation for the International Non-Governmental Development of Space, of which Walt Anderson, a Covista director, is the President and a director, and as to which Mr. Anderson disclaims beneficial ownership.

    As to the other matters to be considered by the Covista stockholders at the Covista annual meeting, under New Jersey law directors are subject to election by a plurality of the shares voted, so the eight nominees receiving the greatest number of votes will be elected. Stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors, as described in "Vote Required; Quorum." New Jersey law also requires the affirmative vote of a majority of the shares represented and entitled to vote at the meeting to approve the adoption of the Covista 2001 Equity Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP as Covista's independent auditors.

Required Capsule Stockholder Approval (page 29)

    Under Delaware law, the affirmative vote, in person or by proxy, of the majority of the outstanding shares of Capsule common stock entitled to vote is required to approve the merger by adoption of the merger agreement. Henry G. Luken, III, who owns 15,471,301 shares of Capsule common stock, representing approximately 68.3 percent of the outstanding Capsule common stock, has stated that he intends to vote such shares to approve the merger by adoption of the merger agreement. On the record date, directors and executive officers of Capsule and their affiliates were entitled to vote 2,524,616 shares of Capsule common stock, representing approximately 11.1 percent of the shares of Capsule common stock then outstanding. The foregoing includes 2,186,433 shares of Capsule common stock owned by the Foundation for the International Non-Governmental Development of Space, of which Walt Anderson, a Capsule director, is the President and a director, and as to which Mr. Anderson disclaims beneficial ownership.

What Capsule Stockholders Will Receive in the Merger (page 58)

    If the merger is completed, the minority stockholders of Capsule will receive 0.1116 shares of Covista common stock for each share of Capsule common stock, and Henry G. Luken, III, the majority stockholder of Capsule, will receive 0.0838 shares of Covista common stock for each share of Capsule common stock, in each case subject to reduction as provided in the merger agreement. The adjustment mechanism in the merger agreement is designed to provide that the minority stockholders of Capsule will receive not more than $0.6696 of Covista common stock for each share of Capsule common stock, and that the majority stockholder of Capsule will receive not more than $0.5028 of Covista common stock for each share of Capsule common stock, in each case based on the weighted average daily high and low sale prices of Covista common stock for the 15 trading days ending one trading day before the closing date of the merger. Capsule stockholders will also receive cash instead of fractional shares of Covista common stock.

    The following chart illustrates the value of the Covista common stock to be received per share of Capsule common stock and in the aggregate on the closing of the merger by Capsule's minority stockholders and Henry G. Luken, III, respectively, under various assumed market prices for the Covista common stock.

	Capsule Minority Stockholders		Henry G. Luken, III
Covista Stock Price	Exchange Ratio	Value of Merger Consideration Per Share/Aggregate	Exchange Ratio	Value of Merger Consideration Per Share/Aggregate
$ 2.00	.1116	$0.2232/$1,606,179.0838		$0.1676/$2,592,990
3.00	.1116	0.3348/2,409,269	.0838	0.2514/3,889,485
4.00	.1116	0.4464/3,312,758	.0838	0.3352/5,185,980
5.00	.1116	0.5580/4,015,448	.0838	0.4190/6,482,475
6.00	.1116	0.6696/4,818,537	.0838	0.5028/7,778,970
7.00	.0957	0.6696/4,818,537	.0718	0.5028/7,778,970
8.00	.0837	0.6696/4,818,537	.0629	0.5028/7,778,970
9.00	.0744	0.6696/4,818,537	.0559	0.5028/7,778,970
10.00	.0670	0.6696/4,818,537	.0503	0.5028/7,778,970

Interests of Certain Persons in the Merger (page 47)

    Stockholders should be aware that some of the executive officers and directors of Capsule and Covista have interests in the merger that are different from, or are in addition to, the interests of the stockholders of Capsule and Covista generally. See "General Description of the Merger—Interests of Certain Persons in the Merger."

    Henry G. Luken, III, who is the Chairman of the Board of Covista, beneficially owns 3,466,708 shares of Covista common stock, representing approximately 32.0 percent of the outstanding Covista common stock. Mr. Luken also beneficially owns 15,471,301 shares of Capsule common stock, representing approximately 68.3 percent of the outstanding Capsule common stock. Mr. Luken acquired all such shares of Capsule common stock during March 2001 at a purchase price of $.20 per share, for an aggregate purchase price of $3,094,260. At the close of business on December   , 2001, the value of the merger consideration to Mr. Luken, in his capacity as a Capsule stockholder, was $      per share and $      in the aggregate, based on a conversion ratio of 0.      and a price of Covista common stock of $      per share.

    Directors and executive officers of Capsule hold stock option agreements for a total of 760,000 shares of Capsule common stock that will become immediately and automatically exercisable if the Capsule stockholders approve the merger. The unvested stock options held by the directors and executive officers will become fully vested when the Capsule stockholders approve the merger. These stock options will remain fully vested even if the merger were not consummated.

Covista's Reasons for the Merger (page 39)

    The Covista board of directors has approved the merger, the adoption of the merger agreement and the issuance of shares of Covista common stock in connection with the merger. The Covista board of directors recommends that its stockholders vote to approve the issuance of shares of Covista common stock in connection with the merger. See "General Description of the Merger—Covista's Reasons for the Merger."

Capsule's Reasons for the Merger (page 41)

    The Capsule board of directors believes that the merger is advisable and in the best interests of Capsule and its stockholders. The members of the Capsule board of directors approved the merger and the adoption of the merger agreement and recommend that Capsule stockholders vote to approve the merger agreement and the merger. See "General Description of the Merger—Capsule's Reasons for the Merger."

Fairness of the Consideration to be Paid to Capsule Stockholders (page 43)

    In deciding to approve the merger, the Capsule board of directors received and considered the opinion dated July 17, 2001 of Ferris, Baker Watts, Incorporated as to the fairness from a financial point of view of the consideration to be paid to all Capsule stockholders except Henry G. Luken, III in connection with the merger. Ferris, Baker Watts has opined that, based upon and subject to the considerations and limitations set forth in its opinion, the consideration to be received by all stockholders of Capsule except Mr. Luken in the merger is fair from a financial point of view.

    The opinion of Ferris, Baker Watts is directed to the Capsule board of directors and does not constitute a recommendation as to how any Capsule stockholder should vote with respect to the merger. You should read the opinion in its entirety to understand the assumptions made, matters considered and limitations of the review undertaken by Ferris, Baker Watts in providing its opinion. A copy of Ferris, Baker Watts' opinion is attached to this document as Annex C. Ferris, Baker Watts will receive total fees of $100,000 for its services as financial advisor to Capsule in connection with the merger. See "General Description of the Merger—Opinion of Capsule's Financial Advisor."

Conditions to the Merger (page 60)

    The merger will not be completed unless several conditions are satisfied or waived, including the receipt of requisite stockholder approvals, consents and governmental and regulatory approvals. See "The Merger Agreement—Conditions to the Merger."

Termination and Amendment of the Merger Agreement (page 60)

    Covista and Capsule may mutually agree at any time to terminate the merger agreement without completing the merger. Either company may also terminate the merger agreement if the merger has not been completed by January 31, 2002, unless the failure to complete the merger is the result of a breach of the merger agreement by the party seeking to terminate the merger agreement, and for other customary reasons. Capsule may terminate the merger agreement prior to the completion of the merger if the weighted average daily high and low sale prices of Covista common stock for the 15 trading days ending one trading day before the closing date of the merger is less than $2.00 per share. See "The Merger Agreement—Termination."

    At any time prior to the completion of the merger, Covista and Capsule may amend the merger agreement. However, after stockholder approval of the merger agreement, Covista and Capsule may not amend the merger agreement to change the consideration to be received upon exchange of the Capsule common stock for Covista common stock or make any change that would adversely affect the rights of Capsule or Covista stockholders. See "The Merger Agreement—Amendment; Waiver."

Material Federal Income Tax Considerations (page 51)

    Pepper Hamilton LLP, counsel to Capsule, has rendered its opinion that the merger will be a reorganization for United States federal income tax purposes. Except as noted in "General Description of the Merger—Material Federal Income Tax Considerations," the exchange of Capsule shares for Covista shares will be a tax free transaction to the Capsule stockholders. The minority stockholders will receive more Covista shares than they would receive if the exchange were on a pro rata basis. There is a risk that the Covista shares that a minority stockholder receives that are in excess of what would have been received in a pro rata exchange will be taxable income to the minority stockholder. Pepper Hamilton LLP has not expressed an opinion on the taxability of the excess shares received by a minority stockholder. See "General Description of the Merger—Material Federal Income Tax Considerations."

Share Information and Market Prices

    Covista common stock is quoted on the Nasdaq National Market under the symbol "CVST." Covista will list the additional shares of its common stock to be issued in connection with the merger on the Nasdaq National Market. Capsule common stock is quoted on the OTC Bulletin Board under the symbol "CAPS.OB." The following table shows, for the periods indicated, the closing sale prices per share of Covista and Capsule common stock, and the equivalent merger consideration per share of Capsule common stock on July 17, 2001, the last trading day before the merger was announced, and on December   , 2001, the latest practicable date before this document was mailed. The market prices of both Covista and Capsule common stock will probably fluctuate prior to the merger.

	Covista Common Stock	Capsule Common Stock	Value of Merger Consideration Per Share of Capsule Common Stock(1)
July 17, 2001	$5.99	$0.20	$0.67
December , 2001

(1)
Value of merger consideration per share of Capsule common stock held by minority stockholders of Capsule.

SELECTED HISTORICAL CONSOLIDATED AND PRO FORMA COMBINED FINANCIAL DATA

Covista Communications, Inc.

    The selected historical consolidated operating and balance sheet data of Covista are derived from the audited historical financial statements of Covista contained in Covista's Annual Reports on Form 10-K for each of the years in the five-year period ended January 31, 2001 and from the unaudited financial statements of Covista contained in Covista's Quarterly Reports on Form 10-Q for the nine-month periods ended October 31, 2001 and 2000. The historical data is only a summary, and should be read in conjunction with the historical financial statements and related notes contained in the Form 10-K for the year ended January 31, 2001 and the Form 10-Q for the quarter ended October 31, 2001. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for such periods. The results of operations as of and for the nine months ended October 31, 2001 are not necessarily indicative of Covista's results for any other interim period or for the full year. You should read this financial information in conjunction with the information in the Covista reports and other information incorporated by reference in this document. See "Where You Can Find More Information" on page 89.

COVISTA COMMUNICATIONS, INC. AND SUBSIDIARIES

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

	Year ended January 31,					Nine months ended October 31,
	1997	1998	1999	2000	2001	2000	2001
	(in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Net Revenues	$89,326	$123,286	$137,283	$139,760	$133,230	$99,804	$78,803
Income (loss) from operations	653	1,548	(5,921)	(6,680)	(8,734)	(5,428)	(6,611)
Interest income (expense), net	73	(82)	(92)	(32)	62	42	(60)
Income (loss) before taxes and extraordinary items	777	1,825	(5,859)	(6,711)	(8,629)	(5,349)	(6,366)
Net income (loss)	492	1,094	(3,418)	(9,414)	(8,629)	(5,283)	(6,366)
Basic earnings (loss) per common share(1)
Weighted average common shares outstanding—basic	5,883	6,213	6,818	7,069	7,324	7,304	9,991
Net income (loss) per common share—basic	$0.08	$0.18	$(0.50)	$(1.33)	$(1.18)	$(0.72)	$(0.64)
Diluted earnings (loss) per common share(1)
Weighted average common shares outstanding-diluted	6,739	6,842	6,818	7,069	7,324	7,304	9,991
Net income (loss) per common share-diluted	$0.07	$0.16	$(0.50)	$(1.33)	$(1.18)	$(0.72)	$(0.64)

Balance Sheet Data:
Cash and cash equivalents	$2,589	$3,417	$6,052	$4,374	$2,692	$3,576	$3,116
Working capital (deficit)	(5,419)	(7,936)	1,261	1,222	(7,734)	(5,109)	(6,037)
Total assets	31,029	40,245	45,692	45,184	39,097	42,243	37,443
Long-term obligations, net current position	2,940	2,092	1,566	997	382	540	4,000
Stockholders' equity	14,772	18,598	16,442	14,007	5,777	8,969	7,097

(1)
Basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus other dilutive securities.

Capsule Communications, Inc.

    The selected historical consolidated operating and balance sheet data of Capsule are derived from the audited historical financial statements of Capsule contained in Capsule's Annual Reports on Form 10-K for each of the years in the five-year period ended December 31, 2000 and from the unaudited financial statements of Capsule contained in Capsule's Quarterly Reports on Form 10-Q for the nine-month periods ended September 30, 2001 and 2000. The historical data is only a summary, and should be read in conjunction with the historical financial statements and related notes contained in the Form 10-K for the year ended December 31, 2000 and the Form 10-Q for the quarter ended September 30, 2001. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for such periods. The results of operations as of and for the nine months ended September 30, 2001 are not necessarily indicative of Capsule's results for any other interim period or for the full year. You should read this financial information in conjunction with the information in the Capsule reports and other information incorporated by reference in this document. See "Where You Can Find More Information" on page 89.

CAPSULE COMMUNICATIONS, INC. AND SUBSIDIARIES

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

	Year ended December 31,					Nine months ended September 30,
	1996	1997	1998	1999	2000	2000	2001
	(in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Net Revenues	$40,304	$56,467	$44,679	$39,777	$37,368	$28,033	$28,323
Income (loss) from operations	306	(3,449)	(1,750)	(2,910)	(4,526)	(3,144)	(1,330)
Income (loss) before taxes and extraordinary items	96	(3,700)	(1,818)	(2,956)	(4,764)	(3,166)	(1,432)
Net income (loss) applicable to common stockholders	62	(3,757)	(1,855)	(2,964)	(4,764)	(3,166)	(1,432)
Basic earnings (loss) per common share(1)
Weighted average common shares outstanding—basic	15,878	16,085	18,786	20,010	21,695	21,444	22,667
Net income (loss) per common share—basic	$0.00	$(0.23)	$(0.10)	$(0.15)	$(0.22)	$(0.15)	$(0.07)
Diluted earnings (loss) per common share(1)
Weighted average common shares Outstanding—diluted	15,878	16,085	18,786	20,010	21,695	21,444	22,667
Net income (loss) per common share—diluted	$0.00	$(0.23)	$(0.10)	$(0.15)	$(0.22)	$(0.15)	$(0.07)

Balance Sheet Data:
Cash and cash equivalents	1,455	1,588	1,665	827	1,569	2,408	802
Working capital (deficit)	(2,214)	(2,664)	(369)	(1,549)	(3,057)	(2,011)	(3,702)
Total assets	11,992	11,813	11,021	10,906	11,158	12,573	8,592
Long-term obligations, net current position	509	380	150	—	—	—	—
Redeemable preferred stock	300	330	330	—	—	—	—
Stockholders' equity (deficit)	862	(157)	2,174	1,785	(196)	1,187	(1,628)

(1)
Basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus other dilutive securities.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The unaudited pro forma condensed statements of consolidated operations for the nine-months ended October 31, 2001 and the year ended January 31, 2001 give effect to the acquisition of all of the outstanding common stock of Capsule as if it had occurred on February 1, 2000. The unaudited pro forma consolidated condensed balance sheet as of October 31, 2001 gives effect to the acquisition of Capsule as if it had occurred on October 31, 2001 based on the purchase method of accounting.

    Covista believes the accounting used for the pro forma adjustments provides a reasonable basis on which to present the unaudited pro forma consolidated condensed financial statements. The pro forma adjustments do not include any synergies expected to be derived from the merger. The pro forma condensed statements of consolidated operations and pro forma condensed consolidated balance sheet are unaudited and were derived by adjusting the historical consolidated financial statements of Covista and Capsule.

    The purchase price has been allocated based on management's best estimate of the fair value of the assets to be acquired and the liabilities to be assumed based on the historical financial statements of Capsule as of September 30, 2001. The excess purchase price over the fair value of net tangible assets to be acquired has been allocated to customer lists and goodwill. Covista has, on a preliminary basis, valued the customer list by taking the net present value of the cash flow expected to be received from Capsule's existing customer list. This adjustment is based upon preliminary estimates to reflect the allocation of purchase consideration to the acquired assets and liabilities of Capsule. The final allocation of the purchase consideration will be determined after the completion of the merger and will be based on a comprehensive final evaluation of the fair values and useful lives of Capsule's tangible assets acquired, identifiable intangible assets and excess of purchase price over net assets acquired at the time of the merger. The final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts. However, Covista does not believe that there will be a material change to the allocation of the final purchase price from that described in the unaudited pro forma condensed financial statements.

    The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should not be construed to be indicative of Covista's consolidated financial position or results of operations had the transaction been consummated on the date assumed and do not project Covista's consolidated financial position or results of operations for any future date or period.

    The unaudited pro forma consolidated condensed financial statements and accompanying notes should be read in conjunction with the Covista historical consolidated financial statements and notes thereto included in Covista's Annual Report on Form 10-K for the year ended January 31, 2001 and in Covista's Quarterly Report on Form 10-Q for the quarter ended October 31, 2001, as well as the Capsule historical consolidated financial statements and notes thereto included in Capsule's Annual Report on Form 10-K for the year ended December 31, 2000 and in Capsule's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

COVISTA COMMUNICATIONS, INC AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT OCTOBER 31, 2001

	Historical
	Covista 10/31/01	Capsule 09/30/01	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,116,004	$801,888	$387,200	(a)	$4,305,092
Investments available for sale	25,000	—			25,000
Accounts receivable, net	13,328,709	5,621,360			18,950,069
Prepaid expenses and other current assets	3,618,683	95,577	(500,000	)(f)	3,214,260

TOTAL CURRENT ASSETS	20,088,396	6,518,825	(112,800)		26,494,421
PROPERTY AND EQUIPMENT, NET	12,193,096	1,835,067			14,028,163
OTHER ASSETS:
Prepaid line costs — long term	3,600,000				3,600,000
Deferred line installation costs, less accumulated amortization	177,929				177,929
Other assets	851,157	238,354			1,089,511
Customer list, net	532,224		13,000,000	(a)	13,532,224
Goodwill			1,826,358	(a)	1,826,358

TOTAL ASSETS	$37,442,802	$8,592,246	$14,713,558		$60,748,606

See notes to unaudited pro forma condensed consolidated financial statements

COVISTA COMMUNICATIONS, INC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT OCTOBER 31, 2001

	Historical
	Covista 10/31/01	Capsule 09/30/01	Pro Forma Adjustments		Pro Forma Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$540,128	$2,289,298	$(500,000	)(f)	$2,329,426
Accounts payable	21,096,626	4,916,140			26,012,766
Other current and accrued liabilities	4,488,776	3,014,986	200,000	(a)	7,703,762

TOTAL CURRENT LIABILITIES	26,125,530	10,220,424	(300,000	)(a)	36,045,954
OTHER LONG-TERM LIABILITIES	220,664	—			220,664
LOAN FROM SHAREHOLDER	4,000,000	—			4,000,000
SHAREHOLDERS' EQUITY
Common stock	618,458	22,667	(22,667	)(b)	730,189
			111,731	(a)
Additional paid-in-capital	25,575,166	14,868,673	(14,868,673	)(b)	38,848,815
			13,273,649	(a)
Retained earnings	(17,651,576)	(16,519,299)	16,519,299	(b)	(17,651,576)

	8,542,048	(1,627,959)	15,013,339		21,927,428
Treasury stock	(1,445,440)	(219)	219	(b)	(1,445,440)

Total Shareholders' Equity	7,096,608	(1,628,178)	15,013,568		20,481,988
TOTAL LIABILITIES & STOCKHOLDERS EQUITY	$37,442,802	$8,592,246	$14,713,558		$60,748,606

See notes to unaudited pro forma condensed consolidated financial statements

COVISTA COMMUNICATIONS, INC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS

FOR THE NINE MONTHS ENDED OCTOBER 31, 2001

	Historical
			Pro Forma Adjustments		Pro Forma Consolidated
	Covista	Capsule
Revenues	$78,803,039	$28,322,980	$(399,868	)(d)	$106,726,151
Cost of Sales	64,423,267	19,790,735	(399,868	)(d)	83,814,134
Selling, general and administration	20,990,705	9,862,182	4,333,500	(e)	35,186,387

Total costs and expenses	85,413,972	29,652,917	3,933,632		119,000,521
Operating Loss	(6,610,933)	(1,329,937)	(4,333,500)		(12,274,370)
Other Income (expense)
Interest Income	94,392	48,228			142,620
Other income (expense)	305,267	—			305,267
Interest Expense	(154,783)	(150,569)	—		(305,352)

Total other income	244,876	(102,341)	—		142,535
Income (loss) before Income Taxes	(6,366,057)	(1,432,278)	(4,333,500)		(12,131,835)
Income Taxes	—	—	—		—
Net Loss	$(6,366,057)	$(1,432,278)	$(4,333,500)		$(12,131,835)

Basic and diluted loss per common share	$(0.64)	$(0.06)			$(0.99)

Basic and diluted common shares outstanding	9,990,562	22,667,444	(22,667,444	)(b)	12,225,183

			2,234,621	(c)

See notes to unaudited pro forma condensed consolidated financial statements

COVISTA COMMUNICATIONS, INC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS

FOR THE YEAR ENDED JANUARY 31, 2001

	Historical
			Pro Forma Adjustments		Pro Forma Consolidated
	Covista	Capsule
Revenues	$133,230,437	$37,368,359	$(1,039,614	)(d)	$169,559,182
Cost of Sales	114,794,519	27,228,782	(1,039,614	)(d)	140,983,687
Selling, general and administration	27,169,527	14,665,119	8,667,000	(e)	50,501,646

Total costs and expenses	141,964,046	41,893,901	7,627,386		191,485,333
Operating Loss	(8,733,609)	(4,525,542)	(8,667,000)		(21,926,151)
Other Income (expense):
Interest Income	167,583	141,841			309,424
Other income (expense)	41,994				41,994
Interest Expense	(105,272)	(380,069)	—		(485,341)

Total other income	104,305	(238,228)	—		(133,923)
Income (loss) before Income Taxes	(8,629,304)	(4,763,770)	(8,667,000)		(22,060,074)
Income Taxes	—	—	—		—
Net Loss	$(8,629,304)	$(4,763,770)	$(8,667,000)		$(22,060,074)

Basic and diluted loss per common share	$(1.18)	$(0.22)			$(2.31)

Basic and diluted common shares outstanding	7,324,085	21,694,726	(21,694,726	)(b)	9,558,706

			2,234,621	(c)

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    (a) For purposes of these pro forma condensed consolidated financial statements, Covista has assumed that the value of the total purchase consideration based on shares to be issued in order to consummate the acquisition of Capsule would be approximately $13,385,377. Covista has assumed that it will issue 2,234,621 shares of Covista common stock in exhange for 23,877,444 shares of Capsule common stock. Covista has assumed that the value of its shares of common stock to be issued will be $5.99 per share, based on the closing market price on July 17, 2001, which may be subject to change based on the terms of the merger agreement. Included in the 2,234,621 shares of Covista common stock is the assumed conversion of certain options previously granted to Capsule management which will become vested and exercisable,upon completion of the merger.

    The following table contains a summary of the calculation of the purchase price and the allocation of the purchase price to the fair value of the net assets acquired as described above, as well as calculations for a range of possible outcomes assuming different fair market values of Covista's common stock:

Assumed price	@ $5.99	@ $4.00	@ $8.00	@ $9.00
Total number of Capsule common stock to be converted	23,877,444	23,877,444	23,877,444	23,877,444
Henry Luken shares held	15,471,301	15,471,301	15,471,301	15,471,301
Minority shares held	8,406,143	8,406,143	8,406,143	8,406,143
Conversion ratio (rounded) Henry Luken	0.0838	0.0838	0.0629	0.0559
Minority shareholders	0.1116	0.1116	0.0837	0.0744

Share of Covista common stock to be issued to consummate the acquisition	2,234,621	2,234,621	1,675,965	1,489,747
Assumed fair value per share of Covista common stock	$5.99	$4.00	$8.00	$9.00

Value of shares issued	$13,385,377	$8,938,482	$13,407,723	$13,407,723
Estimated direct merger costs	200,000	200,000	200,000	200,000

Total purchase price	13,585,377	9,138,482	13,607,723	13,607,723
Less: estimated cash proceeds from the exercise of stock options which are vested or will become vested prior to or as a result of the merger	387,200	387,200	387,200	387,200
Add: Fair value of liabilities over tangible assets of Capsule	1,628,178	1,628,178	1,628,178	1,628,178

Excess of purchase price over net tangible assets acquired	$14,826,355	$10,379,460	$14,848,701	$14,848,701

    Covista's management determined that the utilization of Capsule's historical net operating losses was not likely. Therefore, no deferred tax assets have been recorded in connection with the merger.

    The purchase price has been allocated based on management's best estimate of the fair value of assets acquired and the liabilities assumed based on the historical financial statements of Capsule as of September 30, 2001. The excess purchase price over the fair value of net tangible assets acquired has been allocated to customer list and goodwill. Covista has, on a preliminary basis, valued the customer list by taking the net present value of the cash flow expected to be received from Capsule's existing customer list. This adjustment is based upon preliminary estimates to reflect the allocation of purchase consideration to the acquired assets and liabilities of Capsule. The final allocation of the purchase consideration will be determined after the completion of the merger and will be based on a comprehensive final evaluation of the fair values and useful lives of Capsule's tangible assets acquired, identifiable intangible assets and excess of purchase price over net assets acquired at the time of the merger. The final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts. However, Covista does not believe that there will be a material change to the allocation of the purchase price from that described in the unaudited pro forma financial statements.

    In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "SFAS 142", "Goodwill and Other Intangible Assets", which is effective January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. For purposes of these pro forma condensed consolidated financial statements, goodwill has not been amortized, as prescribed by SFAS 142. However, seperately identified Intangible Assets, such as customer lists will be amortized over their useful lives.

    (b) To eliminate the historical equity accounts of Capsule.

    (c) The pro forma adjustments reflect the additional shares to be issued based on the exchange ratio used to consummate the merger, and also include the additional shares to be issued in connection with options that will become vested prior to or as a result of the merger. Pro forma loss per share has been determined based on pro forma net loss after preferred stock dividends divided by the weighted average number of shares of Covista common stock outstanding for all periods presented. Stock options were not included in the computation of pro forma loss per share because the effect of their inclusion would be antidilutive.

    (d) To eliminate sales and purchases of services between Covista and Capsule.

    (e) To record amortization expense of the customer list, estimated value of $13,000,000, assuming the use of the double-declining balance method for three years.

    (f)  To eliminate $500,000 Capsule note due to Covista.

Comparative Per Share Data

    The following table sets forth historical and unaudited pro forma combined per share data of Covista and Capsule as well as equivalent per share data with respect to one share of Capsule common stock and one share of Covista common stock, on a pro forma combined basis for the merger. You should read the data presented below together with the unaudited pro forma combined financial data, and related notes, and historical financial statements, and related notes, of Covista and Capsule that are incorporated by reference in this document or included elsewhere in this document.

	January 31, 2001	October 31, 2001
Covista—historical
Basic and diluted loss per share	$(1.18)	$(0.64)
Tangible book value per share(1)		$0.66
	December 31, 2000	September 30, 2001
Capsule—historical
Basic and diluted loss per share	$(0.22)	$(0.06)
Tangible book value per share(1)		$(0.07)
	January 31, 2001	October 31, 2001
Pro Forma Combined(2)
Pro forma basic and diluted loss per share	$(2.31)	$(0.99)
Pro forma tangible book value per share(1)		$(0.42)
Pro Forma Capsule Equivalent Shares(2)
Pro forma basic and diluted loss per share	$(0.23)	$(0.10)
Pro forma tangible book value per share		$(0.04)

(1)
Tangible and pro forma tangible book value is computed by dividing total stockholders' equity, less goodwill and other intangible assets, by the weighted average number of shares of common stock outstanding.

(2)
The Pro Forma Capsule Equivalent Shares shows the effect of the merger from the perspective of an owner of Capsule common stock. The Pro Forma Capsule Equivalent Share information was computed in all cases by multiplying the Pro Forma Combined Amounts for the merger by 0.10, the weighted average exchange ratio for the merger transaction.

RISK FACTORS

    In addition to the other information provided or incorporated by reference in this document, you should consider the following information carefully.

Risks Related to the Merger

The value of the merger consideration that Capsule stockholders will receive will be reduced if the value of Covista common stock prior to the effective time of the merger is less than $6.00.

    In the merger, all Capsule stockholders except Mr. Luken will receive 0.1116 shares of Covista common stock for each share of Capsule common stock that they hold, and Mr. Luken will receive 0.0838 shares of Covista common stock for each share of Capsule common stock that he holds, subject to reduction as provided in the merger agreement. The adjustment mechanism is designed to provide that the minority stockholders of Capsule will receive not more than $0.6696 of Covista common stock for each share of Capsule common stock, and that the majority stockholder of Capsule will receive not more than $0.5028 of Covista common stock for each share of Capsule common stock, in each case based on the weighted average daily high and low sale prices of Covista common stock for the 15 trading days ending one trading day before the closing date of the merger. If the market value of Covista common stock declines below $6.00 prior to the effective time of the merger, then the value of the merger consideration to be received by Capsule stockholders in the merger will correspondingly decline.

    Because the value of the merger consideration depends on the market value of a Covista common share at the time of the merger, the value of the merger consideration that Capsule stockholders will receive in the merger cannot now be determined. During the period from the announcement of the merger agreement on July 18, 2001 to December  , the last full trading date before the mailing of this proxy statement/prospectus, the market prices of Covista common stock have fluctuated between a low of $  per share and a high of $  per share. During the one year ending July 17, 2001, the market prices of Covista common stock have fluctuated between a low of $1.063 per share and a high of $9.859 per share. Thus, the market prices of Covista common stock have been subject to significant fluctuation, and may be less than or greater than $      per share of Capsule common stock, which is the value of the merger consideration based upon the closing price of Covista common stock on The Nasdaq National Market of $      on December   , 2001, the last full trading day prior to the date of this proxy statement/prospectus.

Capsule may terminate the merger agreement if Covista's stock price is less than $2.00 per share.

    Capsule may terminate the merger agreement if the weighted average daily high and low sale prices of Covista common stock for the 15 trading days ending one trading day before the closing date of the merger is less than $2.00 per share. However, Capsule will not necessarily terminate the merger agreement even if the foregoing condition occurs.

We have a history of operating losses and working capital deficits, and Capsule's auditors have issued a going concern qualification to their audit report.

    Covista has experienced significant losses in each of its last three fiscal years, and Capsule has experienced significant losses in each of its last four fiscal years. On a pro forma consolidated basis, Covista and Capsule experienced a net loss of $22,060,074 for the year ended January 31, 2001, and a net loss of $12,131,835 for the nine months ended October 31, 2001. On a pro forma consolidated basis, Covista and Capsule had a working capital deficit of $9,551,533 at October 31, 2001. Moreover, the report of Capsule's independent accountants concerning Capsule's financial statements for the year ended December 31, 2000 contained a qualification as to the ability of Capsule to continue as a going concern, based upon Capsule's recurring net losses, negative working capital, financing requirements and negative cash flows from operations. The failure of the combined company to achieve profitability could have a material adverse effect upon its ability to continue as a going concern, and upon the market prices for Covista common stock.

Covista may not realize anticipated operating efficiencies, which could hurt Covista's profitability.

    A principal rationale for the merger is that Covista expects to improve Capsule's operations by reducing costs, expanding services and integrating administrative functions. Covista may not realize these operating efficiencies or may not realize them as soon as anticipated. In other words, if the merger is completed, the earnings per share of Covista common stock could be less than they would have been if the merger had not been completed.

A portion of the Covista common stock received by minority stockholders of Capsule may be taxable income.

    Under the terms of the merger agreement, the minority stockholders of Capsule will receive 0.1116 shares of Covista common stock for each share of Capsule common stock, and Mr. Luken, the majority stockholder of Capsule, will receive 0.0838 shares of Covista common stock for each share of Capsule common stock, in each case subject to reduction as provided in the merger agreement. Because of the disparate conversion ratios being applied to the minority stockholders, on the one hand, and Mr. Luken, on the other hand, the minority stockholders will receive more Covista common stock than they would have received if the exchange were on a pro rata basis. The Internal Revenue Service may take the position that the Covista shares received by the minority stockholders in excess of the amount they would have received in a pro rata exchange are taxable income to the minority stockholders on receipt. See "General Description of the Merger—Material Federal Income Tax Considerations."

Covista and Capsule will incur significant transaction expenses and integration-related costs in connection with the merger transaction.

    Covista and Capsule expect to incur charges to operations to reflect costs associated with combining the operations of the two companies and transaction fees and other costs related to the merger. The majority of these costs will be expenses subsequent to the consummation of the merger and will adversely affect the results of the combined company and could adversely impact the market price of Covista common stock. These costs include an anticipated one-time charge of approximately $200,000 for transaction- and merger-related costs, which will be expensed at the date of the merger. Integration-related costs will be recognized as those actions take place subsequent to the merger. The elimination of duplicative costs, as well as realization of other efficiencies anticipated from the integration of the businesses, may not offset additional expenses in the near term, or at all.

Unanticipated costs relating to the merger could reduce Covista's future earnings per share.

    Covista believes that it has reasonably estimated the likely costs of integrating the operations of Covista and Capsule. However, the possibility exists that unexpected transaction costs such as taxes, fees or professional expenses, or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the combined company.

Obtaining required regulatory approvals and satisfying closing conditions may delay or prevent completion of the merger.

    Completion of the merger is conditioned upon the receipt of governmental authorizations, consents and approvals and filings with the Federal Communications Commission or any other federal, state or local governmental or regulatory authority required for consummation of the merger and for the combined company to continue to operate its business. Covista, with Capsule's assistance, intends to pursue all required regulatory approvals. The terms, conditions and timing of these approvals could delay the completion of the merger for a significant period of time after Covista and Capsule stockholders have approved the proposals relating to the merger at their respective stockholder meetings. See "The Merger Agreement—Conditions to the Merger" on page 60 for a discussion of the conditions to the completion of the merger and "General Description of the Merger—Regulatory Approvals Required" on page 53 for a description of the regulatory approvals necessary in connection with the merger.

The merger constitutes a transaction involving affiliated entities, and the parties' principal stockholder may have interests in the transaction that are different from the interests of other stockholders.

    Covista and Capsule are affiliated entities by virtue of the share ownership of their principal stockholder. Henry G. Luken, III, who is the Chairman of the Board of Covista, beneficially owns 3,466,708 shares of Covista common stock, representing approximately 32.0 percent of the outstanding Covista common stock. Mr. Luken also beneficially owns 15,471,301 shares of Capsule common stock, representing approximately 68.3 percent of the outstanding Capsule common stock. Upon the completion of the merger, Mr. Luken will beneficially own       shares of Covista common stock (assuming an exchange ratio of 0.      for his Capsule shares), which will represent approximately     percent of the outstanding Covista common stock. See "General Description of the Merger—Interested Nature of the Merger Transaction."

Henry G. Luken, III, who is the majority stockholder of Capsule and the Chairman of the Board and a significant stockholder of Covista, may realize a significant increase in the value of his investment in Capsule upon the closing of the merger.

    Henry G. Luken beneficially owns 15,471,301 shares of Capsule common stock, representing approximately 68.3 percent of the outstanding Capsule common stock, which he acquired during March 2001 at a purchase price of $.20 per share, for an aggregate purchase price of $3,094,260. At the close of business on December  , 2001, the value of the merger consideration to Mr. Luken, in his capacity as a Capsule stockholder, was $      per share and $      in the aggregate, based on a conversion ratio of 0.      and a price of Covista common stock of $      per share.

Directors and executive officers of Capsule may receive change of control benefits even if the merger is not consummated.

    Directors and executive officers of Capsule hold stock option agreements for a total of 760,000 shares of Capsule common stock that will become immediately and automatically exercisable if the Capsule stockholders approve the merger. The unvested stock options held by the directors and executive officers will become fully vested when the Capsule stockholders approve the merger. These stock options will remain fully vested even if the merger is not consummated. See "General Description of the Merger—Interests of Certain Persons in the Merger—Change of Control Benefits."

Covista and Capsule will incur substantial expenses and payments if the merger does not occur.

    It is possible that the merger may not be completed. If the merger is not completed, Capsule and Covista will have incurred substantial expenses. Further, the parties may become obligated to reimburse the other parties' expenses if the merger agreement is terminated for certain reasons.

Risks Related to the Combined Company

Because we may not be able to compete effectively against others in the telecommunications industry that have significantly greater resources than we do, we might lose customers and our ability to attract new ones may be limited.

    The telecommunications industry is highly competitive, and we expect competition to intensify in the future. We compete with a wide range of telecommunications service providers for each of the services we provide, including regional bell operating companies, independent telephone carriers, other local and long distance telephone companies, internet service providers and a wide array of other competitive carriers, resellers and service aggregators. Many of our competitors have long-standing relationships with customers and suppliers in their respective industries, greater name recognition and significantly greater financial, technical and marketing resources than we have. Moreover, as competition continues to intensify in the telecommunications market, we expect a significant increase in general pricing pressures and new service offerings. We cannot predict which of many possible future product and service offerings will be important to our customers or the costs to develop and provide them. In addition, the industry is affected by the introduction of new services by, and the marketing activities of, major industry participants including AT&T, Sprint and MCI/WorldCom. In particular, larger competitors have certain advantages over us that could cause us to lose customers and limit our ability to attract new customers, including:

  •
  long-standing relationships and brand recognition with customers;

  •
  financial, technical, marketing, personnel and other resources substantially greater than ours;

  •
  more funds to deploy telecommunications services;

  •
  potential to lower prices of competitive telecommunications services; and

  •
  fully-deployed networks.

    We face competition from other current and potential market entrants, including:

  •
  domestic and international long-distance providers, including smaller facilities-based long-distance providers; and

  •
  other domestic and international competitive telecommunications providers, resellers, cable television companies and electric utilities.

    A continuing trend toward combinations and strategic alliances in the telecommunications industry has given rise to significant new competitors, such as Global One and Concert. Global One consists of Sprint, Deutsche Telekom and France Telecom. Concert consists of AT&T and British Telecom. These new competitors could cause us to lose customers and limit our ability to attract new customers.

If third parties terminate their relations with us or fail to renew or perform their material agreements with us, we may incur significant costs in developing or replacing their technology and infrastructure.

    Our business depends upon third parties. For example, we rely upon third parties for:

  •
  technology, including client servers, databases and reporting systems; and

  •
  infrastructure, including long-distance transmission facilities, Internet and e-mail connections.

Any errors, delays or failures we experience in connection with these third-party technologies, infrastructure and services could have a negative effect on our:

  •
  relationships with our customers; and

  •
  business as a whole.

Recent industry and market developments and our working capital deficits may adversely affect our ability to raise capital.

    The recent downturn in the telecommunications industry has adversely affected the financial position of many telecommunications industry service providers and has generally lowered earnings expectations across the sector. Such lowered expectations have significantly hampered, and in some instances foreclosed, the ability of some telecommunications service providers to attract additional capital investment or to access public and private sources of debt and equity financing. These conditions may have been exacerbated by the adverse impact on the capital markets resulting from the terrorist attacks that occurred on September 11, 2001.

    At July 31, 2001, Covista and Capsule had a combined pro forma working capital deficit of approximately $10,146,000. We anticipate that our working capital deficit also may make it more difficult for us to obtain financing.

    We plan to evaluate alternative forms of financing, which may include the sale of additional stock, additional lines of credit, vendor equipment financing, and sale/leaseback transactions. If additional funds are unavailable, we may be required to delay, scale back or eliminate one or more of our planned business initiatives. Even if we are able to raise additional funds through the incurrence of debt, we would likely become subject to restrictive financial covenants, which would further limit our ability to implement our business plan.

If we are not able to obtain additional capital, we may not be able to implement our business plan.

    We anticipate a need for significant additional investments to implement our business plan, including development and expansion of our network facilities and our marketing programs, and to fund operating and working capital needs. Our need for additional financing will depend on a variety of factors, including, but not limited to:

  •
  the rate and extent of our expansion in existing and new markets;

  •
  the cost of investment in additional switching and transmission facilities and access to fiber optic cables;

  •
  increased sales and marketing expenses;

  •
  unanticipated working capital needs;

  •
  unanticipated business opportunities, including acquisitions, investments or strategic alliances;

  •
  increased costs due to changes in competitive conditions; and

  •
  increased costs in response to regulatory or other government actions.

We may conclude that certain unanticipated business opportunities are more favorable to our long-term prospects than those in our current capital spending plan and we may revise our plan accordingly. If we do conclude that our business plan should be revised, we may need to raise additional capital from public or private equity or debt sources, the availability and terms of which are uncertain.

The launch of our new residential long distance service may be delayed, or may not achieve the market penetration that we anticipate.

    Recently we have announced plans to launch a new, nationwide residential long distance service, which is expected to offer 24-hour-per-day, seven-day-per-week, 365-day-per-year outbound domestic long distance calls at prices that are substantially below the prevailing prices in the current marketplace. To a significant degree, the success of this new business depends upon our ability to remain ahead of the telecommunications industry with respect to pricing, to achieve market penetration through direct mail solicitations and other advertising media, and to complete the build-out of our planned network of switches. It is possible that the launch of the residential service may be delayed, particularly with current concerns about U.S. postal facilities and unsolicited mail that comes from sources that are unknown to the recipients. It also is possible that the percentage of positive responses to any direct mail solicitation may be lower than has been traditional for such media campaigns in the past. In addition, pricing decisions by other telecommunications service providers and the ability of other providers to meet or to beat our pricing are factors that are beyond our control. Finally, any delays in the acquisition or installation of our planned new switches could have an adverse impact upon the operating margins applicable to the residential business.

We may incur substantial cost to comply with telecommunications regulation by state and federal agencies.

    As a provider of telecommunications services, we are subject to extensive regulation by state and federal agencies. Among other things, we are subject to state and federal regulations regarding:

  •
  prior licensing, authorization or registration to provide certain types of telecommunications services;

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  obligations to file, amend or withdraw tariffs for services, to post our standard customer contract for interstate and international long-distance services on our website, and to disclose contracts that differ from our standard customer contract;

  •
  obtaining prior approval requirements for transfers of control (including the merger), issuances of stock and debt instruments, assignments of licenses and facilities, certain asset sales and discontinuances of services;

  •
  restrictions on routing of international switched traffic via private lines, including a requirement of receiving specific authority before providing switched resale service over private lines to destinations where we are affiliated with a carrier that has not been found by the FCC to lack market power, and a prohibition on providing switched services over private lines to countries outside a list of FCC-authorized countries;

  •
  notification and possibly approval requirements for investments in or by foreign carriers;

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  a prohibition on preferential arrangements with foreign carriers that have market power;

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  a prohibition on "slamming" (changing a customer's preferred carrier without appropriate subscriber authorization and verification);

  •
  an obligation to contribute a percentage of certain of our revenues to the Universal Service Fund and other related funds;

  •
  truth-in-billing and truth-in-advertising requirements;

  •
  restrictions on the use of customer proprietary network information;

  •
  the payment of annual regulatory fees and the filing of reports;

  •
  obligations to assist in wiretapping under the Communications Assistance with Law Enforcement Act; and

  •
  obligations to comply with enforcement authority as well as formal and informal complaint jurisdiction of the regulatory agency.

    Ongoing compliance with these federal and state regulations has an impact on the costs associated with our operations and provision of service. Changes to the way that telecommunications is regulated on a state or federal level will change the costs associated with our ongoing regulatory compliance.

We may face significant liability under such state and federal regulation.

    We may not be in full compliance with the state and federal regulatory requirements applicable to our business, and we may face significant liability for violations. The FCC and the state public service commissions throughout the U.S. generally have the authority to condition, modify, cancel, terminate or revoke our operating authority for failure to comply with federal or state law and to impose fines or other penalties for such violations. Some state agencies assert the power to void mergers, acquisitions, transfers of control, issuances of stock and debt instruments and asset sales consummated without their prior approval.

The regulatory environment is uncertain and our business may be significantly affected by future changes.

    The Telecommunications Act of 1996 provides for significant deregulation of the telecommunications industry, including the local telecommunications and long-distance industries. Regulations issued under that federal statute remain subject to judicial review and additional rulemakings of the FCC making it difficult to predict what effect the legislation will have on us, our operations and our competitors. Several regulatory and judicial proceedings have recently concluded, are underway or may soon be commenced, that address issues affecting our operations and those of our competitors. These proceedings may lead to significant changes to the regulation of our industry. Among other things, the FCC recently acted to reform the rules governing the filing of tariffs of domestic and international services and began a proceeding on Universal Service Fund collections that could limit what competitive carriers like us can pass through to end users as a surcharge. We cannot reliably predict the outcome of these proceedings, nor can we assure you that these changes will not have a material adverse effect on us.

If we experience a network system failure, our service could be delayed or interrupted and that could cause us to lose existing customers or limit our ability to attract new ones.

    Our operations depend on our ability successfully to integrate new technologies and equipment into our network. As we increase our traffic, build-out our network and integrate new technologies and equipment into our network, we will place additional strains on our systems. Our New York City switch was temporarily incapacitated as a result of the destruction of the World Trade Center on September 11, 2001. We experienced a significant loss of revenues and incurred significant costs as a result, for which we have filed insurance claims. There can be no assurance, however, that we will receive insurance payments in amounts sufficient to compensate us for our losses (which may include customers who have left or may leave because of the service interruption). We cannot assure you that we will not experience other system failures. Frequent, significant or prolonged system failures, or difficulties experienced by customers in accessing or maintaining connection with our network, could substantially damage our reputation, resulting in the loss of existing customers or our ability to attract new ones.

Because we depend on the transmission facilities of long-distance carriers, we may experience unanticipated price increases and service cancellation.

    Historically, we have carried and terminated substantially all of our customers' telephone calls through transmission lines of facilities-based long-distance carriers that provide us transmission capacity through a variety of lease and resale arrangements. Our future profitability depends in part on our ability to use transmission facilities cost-effectively. Currently, however, because the prices we are charged in our transmission line agreements for leasing and resale vary with our use and other factors, we may experience unanticipated price increases and service cancellations by the carriers. Therefore, our ability to maintain and expand our business is dependent, in part, upon our ability to maintain satisfactory relationships with these carriers, many of which are, or may in the future become, competitors.

Because our success depends upon the continued contribution of our management team, the loss of any of our executive officers, key employees or other skilled personnel could adversely affect our business.

    To a significant degree, our success depends upon the continued contributions of our management team including A. John Leach, Jr., Covista's President and Chief Executive Officer, Kevin A. Alward, Covista's Chief Operating Officer, Richard De Haven, Covista's Executive Vice President for Sales and Marketing, and Thomas P. Gunning, Covista's Treasurer, Secretary and Chief Financial Officer. Messrs. Leach, Alward and De Haven have employment agreements with Covista.

    Our success also depends on the continued contributions of our current personnel and our ability to attract and retain additional qualified management and technical, marketing and customer service personnel. Competition for qualified personnel in the telecommunications industry has been intense and, from time to time, there have been only a limited number of persons with knowledge of and experience in particular sectors of the industry who may be available to us. We often undertake a lengthy process in locating personnel with the combination of skills and attributes required to implement our strategies and we can offer you no assurance that we will be successful in attracting and retaining such personnel, especially management personnel and personnel for foreign offices.

Because our executive officers, directors and significant stockholders are able to exercise significant influence over our company, our business and stock price could be adversely affected.

    Henry G. Luken, III, Covista's Chairman of the Board, currently owns approximately 32.0 percent of the outstanding shares of Covista common stock and 68.3 percent of the outstanding shares of Capsule common stock. Upon completion of the merger he will own approximately       percent of the outstanding Covista common stock (assuming an exchange ratio of 0.      for his Capsule shares). Covista's other executive officers and directors and their affiliates currently own approximately 32.2 percent of the outstanding Covista common stock, and upon completion of the merger will own approximately       percent of the Covista common stock (assuming an exchange ratio of 0.      for their Capsule shares). As a result, Henry G. Luken, III and our executive officers and directors as a group will be able to exercise significant influence over such matters as the election of our directors and other fundamental corporate transactions such as mergers, asset sales and the sale of our company, which limits the influence of our non-affiliate stockholders and may depress our stock price. The foregoing includes 725,329 shares of Covista common stock and 2,186,433 shares of Capsule common stock owned by the Foundation for the International Non-Governmental Development of Space, of which Walt Anderson, who is a director of both Covista and Capsule, is the President and a director. Mr. Anderson disclaims beneficial ownership of all such shares.

A Warning About Forward-Looking Statements

    This document, including the documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by the use of such terms as "believes," "anticipates," "intends" or "expects." These forward-looking statements relate to Covista's and Capsule's plans, objectives and expectations for future operations. We (Covista and Capsule) base these statements on our beliefs as well as assumptions we made using information currently available to us. In light of the risks and uncertainties inherent in all such projected operational matters, the inclusion of forward-looking statements in this document and the documents incorporated herein by reference should not be regarded as a representation by us or any other person that our objectives or plans will be achieved or that any of our operating expectations will be realized. Our revenues and results of operations are difficult to forecast and could differ materially from those projected in the forward-looking statements contained in this document and the documents incorporated herein by reference as a result of factors, including those set forth in the section of this document entitled "Risk Factors." These factors should not be considered exhaustive; we undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

THE COVISTA ANNUAL MEETING

Joint Proxy Statement/Prospectus

    This joint proxy statement/prospectus is being furnished to Covista stockholders in connection with the solicitation of proxies by Covista's board of directors for the annual meeting of Covista's stockholders.

    This joint proxy statement/prospectus is first being furnished to Covista stockholders on or about December   , 2001.

Date, Time and Place of Annual Meeting

    The annual meeting of Covista stockholders will be held on      day, January   , 2002, at 10:00 a.m., local time, at             ,      ,            .

Record Date and Outstanding Shares

    The Covista board of directors has fixed the close of business on December 11, 2001 as the record date for the determination of the holders of Covista common stock entitled to receive notice of and to vote at the Covista annual meeting or any adjournments or postponement of the annual meeting. Only stockholders of record on the record date are entitled to receive notice of and to vote at the Covista annual meeting or any adjournments or postponement of the annual meeting. As of the Covista record date, there were 10,819,405 shares of Covista common stock issued and outstanding, which were held by approximately 720 holders of record. Each holder of shares of Covista common stock is entitled to one vote per share held of record on the record date.

Purpose of the Annual Meeting

    The purpose of the Covista annual meeting is to:

  •
  consider and vote upon the proposal to issue shares of Covista common stock to the stockholders of Capsule Communications pursuant to the proposed merger set forth in the Agreement and Plan of Reorganization dated as of July 17, 2001, by and among Covista, CCI Acquisitions Corp., a wholly owned subsidiary of Covista, and Capsule Communications, Inc.;

  •
  consider and vote upon the proposal to elect eight directors of Covista for a term of one year and until their successors are duly elected and qualified;

  •
  consider and vote upon the proposal to adopt the Covista Communications, Inc. 2001 Equity Incentive Plan;

  •
  consider and vote upon the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of Covista for the fiscal year ending January 31, 2002; and

  •
  transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    The Covista board of directors has approved, and recommends that the Covista stockholders vote FOR, the issuance of Covista common stock in connection with the merger, the election of the eight director nominees, the adoption of Covista's 2001 Equity Incentive Plan and the ratification of the selection of Deloitte & Touche LLP as Covista's independent auditors.

Vote Required; Quorum

    Each share of Covista common stock is entitled to one vote per share with respect to all matters properly submitted for a vote at the Covista annual meeting, except that stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors. In order to exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give notice before the vote to the President or Secretary of Covista that the stockholder desires that the voting for the election of directors be cumulative.

    Under cumulative voting, each stockholder may give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of shares held by the voting stockholder, or the individual stockholder can distribute his or her votes among as many nominees as such stockholder deems appropriate. The nominees (up to the number to be elected) receiving the highest number of votes will be declared elected. If the right to cumulative voting is exercised, the proxy holders named in the enclosed proxy and acting thereunder will have the discretion to cumulate votes in any manner, and to vote for less than all of the nominees indicated on any such duly executed proxy.

    Assuming that a quorum is present at the annual meeting, approval of the issuance of Covista common stock in connection with the merger, and the approval of all other matters, other than the election of directors, that may come before the annual meeting, requires the affirmative vote of a majority of shares of Covista common stock present in person or represented by proxy at the annual meeting and entitled to vote. Assuming that a quorum is present at the Covista annual meeting, the eight nominees receiving the highest number of affirmative votes of the shares of Covista common stock present in person or represented by proxy at the annual meeting and entitled to vote, shall be elected as directors.

    As of the record date, Covista directors and executive officers, other than Henry G. Luken, III, and their affiliates held 3,485,035 shares of Covista common stock, representing approximately 32.2 percent of the outstanding shares of Covista common stock entitled to vote at the annual meeting. The foregoing includes 725,329 shares of Covista common stock accrued by the Foundation for the International Non-Governmental Development of Space, of which Walt Anderson, a Covista director, is the President and a director, and as to which Mr. Anderson disclaims beneficial ownership. Henry G. Luken, III, who as of the record date owned 3,466,708 shares of Covista common stock, representing approximately 32.0 percent of the outstanding Covista common stock, has stated that he intends to vote such shares to approve the issuance of shares of Covista common stock in connection with the merger.

    Covista stockholders do not have dissenters' rights of appraisal with respect to the issuance of shares of Covista common stock in connection with the merger.

    To constitute a quorum for the transaction of business at the annual meeting, holders of record of a majority of the outstanding shares of Covista common stock must be present, in person or by proxy. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("broker non-votes") are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. All votes will be tabulated by the inspectors of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Voting of Proxies

    If the accompanying proxy card is properly signed and returned to Covista and not revoked before a vote is taken at the Covista annual meeting, it will be voted in accordance with the instructions indicated on the proxy card. If the proxy card is signed and returned without indicating any voting directions, shares of Covista common stock represented by the proxy will be voted FOR the approval of the issuance of shares of Covista common stock to Capsule stockholders in connection with the merger, the election of eight directors of Covista, the adoption of the Covista Communications, Inc. 2001 Equity Incentive Plan, and the ratification of the selection of Covista's independent auditors. Brokers who hold shares in street name for customers do not have authority to vote such shares on any matter other than the election of directors unless they receive specific instructions from the beneficial owners. If you hold shares in street name, please see the voting form provided by your broker for additional information. We urge you to mark each applicable box on the proxy card or voting instruction to indicate how to vote your shares.

    If you return a properly executed proxy card or voting instructions and have abstained from voting on a particular matter, your Covista capital stock represented by the proxy or voting instructions will be considered present at the annual meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of that matter.

    Covista is not aware of any business to be acted on at the Covista annual meeting, except as described in this document. If any other matters are properly presented at the Covista annual meeting, or any adjournment or postponement of the annual meeting, the persons appointed as proxies or their substitutes will have discretion to vote or act on the matter according to their best judgment and applicable law unless the proxy indicates otherwise.

Authorization to Vote on Adjournment and Other Matters

    By signing the proxy, a Covista stockholder authorizes the proxy holder to vote in his discretion regarding any procedural motions which may come before the Covista annual meeting. For example, this authority could be used to adjourn the annual meeting if Covista believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a stockholder vote in order to solicit additional proxies or to provide additional information to Covista stockholders. To the extent a Covista stockholder intends to vote against the proposals to be submitted at the annual meeting, such stockholder would have no incentive to vote in favor of discretionary adjournment by the Covista board of directors, which would allow Covista to adjourn the annual meeting in order to solicit additional votes in favor of such proposal. Covista has no plans to adjourn the annual meeting at this time, but it intends to attempt to do so if it believes that doing so would promote stockholder interests.

Revocation of Proxies

    A stockholder of Covista may revoke a proxy at any time before it is voted by:

  •
  filing written notice of revocation with the Secretary of Covista, which is actually received prior to the vote of stockholders at the annual meeting;

  •
  following the instructions received from his or her broker for any shares held by the broker in street name;

  •
  filing with the Secretary of Covista a duly executed proxy bearing a later date; or

  •
  attending the Covista annual meeting and voting in person. Attendance at the annual meeting will not by itself revoke the proxy.

    A Covista stockholder should send any such filing to the Secretary of Covista at Covista Communications, Inc., 150 Clove Road, Little Falls, New Jersey 07424, Attn.: Thomas P. Gunning, Secretary.

    If you hold your shares in street name, please see the instructions provided by your broker regarding revocation of your proxy. If you vote your shares through your broker, you may not change or revoke your vote by contacting Covista directly. You will need additional documentation from your broker to vote your shares in person at the Covista annual meeting if they are held in street name.

Solicitation of Proxies

    Covista will bear the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, Covista's directors, officers and employees may solicit proxies from its stockholders by telephone, electronic or personal communication or by other means. These persons will not receive additional compensation, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation.

    Covista will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Covista common stock held of record by such persons, and Covista will reimburse custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with this service.

    Covista may engage one or more proxy solicitation firms to assist in obtaining proxies from its stockholders on a timely basis. As of the date of this document, Covista has not engaged a proxy solicitation firm or committed itself to pay any fees related to this service.

THE CAPSULE SPECIAL MEETING

Joint Proxy Statement/Prospectus

    This joint proxy statement/prospectus is being furnished to Capsule stockholders in connection with the solicitation of proxies by Capsule's board of directors for the special meeting of Capsule's stockholders.

    This joint proxy statement/prospectus is first being furnished to Capsule stockholders on or about December   , 2001.

Date, Time and Place of the Special Meeting

    The special meeting of Capsule stockholders will be held on      day, January   , 2002, 11:00 a.m., local time, at             ,      ,                  .

Record Date and Outstanding Shares

    The Capsule board of directors has fixed the close of business on December 11, 2001 as the record date for the determination of the holders of Capsule common stock entitled to receive notice of and to vote at the Capsule special meeting or any adjournments or postponement of the special meeting. Only stockholders of record on the record date will be entitled to receive notice of and to vote at the Capsule special meeting. As of the Capsule record date, there were 22,667,444 shares of Capsule common stock issued and outstanding, which were held by approximately 122 holders of record. Each holder of shares of Capsule common stock is entitled to one vote per share held of record on the record date.

Purpose of the Special Meeting

    The purpose of the special meeting is to consider and vote upon the proposal to approve the merger by the adoption of the merger agreement and to transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

    The Capsule board of directors believes that the merger is in the best interests of Capsule stockholders and has approved and declared advisable the merger agreement and the transactions contemplated in connection with the merger agreement. The Capsule board of directors has approved, and recommends that the Capsule stockholders vote FOR, the proposal to approve the merger agreement and the merger.

Vote Required; Quorum

    Each share of Capsule common stock is entitled to one vote per share with respect to the adoption and approval of the merger agreement and other matters properly submitted for a vote at the Capsule special meeting. Assuming that a quorum is present at the Capsule special meeting, approval of the merger agreement and the merger requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares of Capsule common stock entitled to vote at the Capsule special meeting. Approval of other matters that may come before the special meeting requires the affirmative vote of a majority of the shares of Capsule common stock present in person or represented by proxy at the special meeting and entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the merger. As of the record date, the Capsule directors and executive officers and their affiliates held 2,524,616 shares of Capsule common stock, representing approximately 11.1 percent of the outstanding shares of Capsule common stock entitled to vote at the special meeting. The foregoing includes 2,186,433 shares of Capsule common stock owned by the Foundation for the International Non-Governmental Development of Space, of which Walt Anderson, a Capsule director, is the President and a director, and as to which Mr. Anderson disclaims beneficial ownership. Henry G.

Luken, III, who as of the record date owned 15,471,301 shares of Capsule common stock, representing approximately 68.3 percent of the outstanding Capsule common stock, has stated that he intends to vote such shares to approve the merger agreement and the merger.

    If the merger is completed, Capsule stockholders who do not vote for the adoption of the merger agreement and who otherwise comply with Section 262 of the Delaware General Corporation Law will be entitled to appraisal rights under Delaware law. We have attached a copy of Section 262 as Annex B.

    To constitute a quorum for the transaction of business at the special meeting, holders of record of a majority of the outstanding shares of Capsule common stock must be present, in person or by proxy. Abstentions and broker non-votes are counted as present for the purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs on a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

Voting of Proxies

    If the accompanying proxy card is properly signed and returned to Capsule and not revoked before a vote is taken at the Capsule special meeting, it will be voted in accordance with instructions indicated on the proxy card. If a proxy card is signed and returned without indicating any voting instructions, shares of Capsule common stock represented by the proxy will be voted FOR the approval of the merger agreement and the merger. Brokers who hold shares in street name for customers do not have authority to vote on the proposed merger unless they receive specific instructions from the beneficial owners. If you hold your shares in street name, please see the voting form provided by your broker for additional information regarding the voting of your shares. We urge you to mark each applicable box on the proxy card or voting instruction to indicate how to vote your shares.

    If you return a properly executed proxy card or voting instructions and have abstained from voting on a particular matter, your Covista capital stock represented by the proxy or voting instructions will be considered present at the annual meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of that matter.

    Capsule is not aware of any business to be acted upon at the Capsule special meeting, except as described in this document. If any other matters are properly presented at the Capsule special meeting, or any adjournment or postponement of the special meeting, the persons appointed as proxies or their substitutes will have discretion to vote or act on the matter according to their best judgment and applicable law unless the proxy indicates otherwise.

Authorization to Vote on Adjournment and Other Matters

    By signing the proxy, a Capsule stockholder authorizes the proxy holder to vote in his discretion regarding any procedural motions which may come before the Capsule special meeting. For example, this authority could be used to adjourn the special meeting if Capsule believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a stockholder vote in order to solicit additional proxies or to provide additional information to Capsule stockholders. To the extent a Capsule stockholder intends to vote against the merger, such stockholder would have no incentive to vote in favor of discretionary adjournment by the Capsule board of directors, which would allow Capsule to adjourn the special meeting in order to solicit additional votes in favor of the merger agreement. Capsule has no plans to adjourn the special meeting at this time, but it intends to attempt to do so if it believes that doing so would promote stockholder interests.

Revocation of Proxies

    A stockholder of Capsule may revoke a proxy at any time before it is voted by:

  •
  filing written notice of revocation with the Secretary of Capsule, which is received prior to the vote of stockholders at the special meeting;

  •
  following the instructions received from his or her broker for any shares held by the broker in street name;

  •
  filing with the Secretary of Capsule a duly executed proxy bearing a later date; or

  •
  attending the Capsule special meeting and voting in person. Attendance at the special meeting will not by itself revoke the proxy.

    A Capsule stockholder should send any such filing to the Secretary of Capsule at Capsule Communications, Inc., Two Greenwood Square, 3331 Street Road, Suite 275, Bensalem, Pennsylvania 19020, Attn.: Arthur Regan, Corporate Secretary.

    If you hold your shares in street name, please see the instructions provided by your broker regarding revocation of your proxy. If you vote your shares through your broker, you may not change or revoke your vote by contacting Capsule directly. You will need additional documentation from your broker to vote your shares in person at the Capsule special meeting if they are held in street name.

Solicitation of Proxies

    Capsule will bear the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, Capsule's directors, officers and employees may solicit proxies from its stockholders by telephone, electronic or personal communication or by other means. These persons will not receive additional compensation, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation.

    Capsule will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Capsule common stock held of record by such persons, and Capsule will reimburse custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with this service.

    Capsule may engage one or more proxy solicitation firms to assist in obtaining proxies from its stockholders on a timely basis. As of the date of this document, Capsule has not engaged a proxy solicitation firm or committed itself to pay any fees related to this service.

Capsule Common Stock Ownership

    The following table sets forth, as of December 11, 2001, information concerning the ownership of shares of Capsule common stock by: (a) each person or group known by Capsule to be the beneficial owner of five percent or more of the outstanding shares of Capsule common stock; (b) each director and named executive officer of Capsule; and (c) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership(1)		Percentage of Class(2)
Foundation for the International Non- Governmental Development of Space 1023 31st Street NW Suite 300 Washington, DC 20007	2,186,433		9.7%
Henry G. Luken, III 400 Fairway Lane Soddy Daisy, TN 37379	15,471,301	(3)	68.3%
Walt Anderson 2000 L Street, N.W. Suite 202 Washington, DC 20036	2,186,433	(4)	9.7%
Murray Goldberg 26 Anthony Drive Malvern, PA 19355	285,183	(5)	1.3%
Arthur Regan 15 Park Row New York, NY 10038	57,000	(6)	*
Dominic J. Romano 150 South Main Road Vineland, NJ 08360	105,000	(7)	*
David B. Hurwitz 2 Greenwood Square 3331 Street Road Suite 275 Bensalem, PA19020	1,161,500	(8)	4.9%
Randolph A. Fry 2 Greenwood Square 3331 Street Road Suite 275 Bensalem, PA 19020	11,000	(9)	*
Michael McAnulty 313 Rolling Brook Way Sewell, New Jersey 08080	103,000	(10)	*
John Colarossi 1372 Jasper Drive Ambler, PA 19002	90,000	(11)	*
All directors and executive officers as a group (6 persons)	3,806,116	(3)-(9)(12)	15.9%

*
Less than one percent.

(1)
Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of Capsule's knowledge. Shares of Capsule common stock subject to options that are currently exercisable or exercisable within 60 days of December 11, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on 22,667,444 shares outstanding.

(3)
Based on the Schedule 13D filed by Mr. Luken on April 12, 2001.

(4)
Consists of 2,186,433 shares of Capsule common stock held by the Foundation for the International Non-Governmental Development of Space, of which Mr. Anderson is the President and a director, and as to which Mr. Anderson disclaims beneficial ownership. Based on the Schedule 13D/A filed by Mr. Anderson and the Foundation on July 23, 2001.

(5)
Includes 25,000 shares of Capsule common stock issuable to Mr. Goldberg under presently exercisable options.

(6)
Includes 45,000 shares of Capsule common stock issuable to Mr. Regan under presently exercisable options.

(7)
Includes 100,000 shares of Capsule common stock issuable to Mr. Romano under options that are either presently exercisable or exercisable within 60 days.

(8)
Includes 1,100,500 shares of Capsule common stock issuable to Mr. Hurwitz under presently exercisable options.

(9)
Consists of 11,000 shares of Capsule common stock issuable to Mr. Fry under options that are either presently exercisable or exercisable within 60 days.

(10)
Includes 100,000 shares of Capsule common stock issuable to Mr. McAnulty under presently exercisable options. Mr. McAnulty is a former Chief Financial Officer of Capsule who resigned in January 2001.

(11)
Consists of 90,000 shares of Capsule common stock issuable to Mr. Colarossi under presently exercisable options. Mr. Colarossi is a former Vice President—Sales of Capsule who resigned in January 2001.

(12)
Excludes shares of common stock beneficially owned by Messrs. McAnulty and Colarossi, who are no longer officers of Capsule.

PROPOSAL NUMBER ONE FOR COVISTA STOCKHOLDERS—APPROVAL OF ISSUANCE OF COVISTA COMMON STOCK IN CONNECTION WITH THE MERGER; AND PROPOSAL NUMBER ONE FOR CAPSULE STOCKHOLDERS—APPROVAL OF THE MERGER AGREEMENT

GENERAL DESCRIPTION OF THE MERGER

    Our boards of directors have approved the merger agreement and the merger. Covista's board of directors has also approved the issuance of its common stock in connection with the merger. As a result of the merger, Capsule would become a wholly owned subsidiary of Covista, and Capsule stockholders would become Covista stockholders.

    If the merger is completed, the minority stockholders of Capsule will receive 0.1116 shares of Covista common stock for each share of Capsule common stock, and Henry G. Luken, III, the majority stockholder of Capsule, will receive 0.0838 shares of Covista common stock, for each share of Capsule common stock, in each case subject to reduction as provided in the merger agreement. The adjustment mechanism in the merger agreement is designed to ensure that the minority stockholders of Capsule will receive not more than $0.6696 of Covista common stock for each share of Capsule common stock, and that the majority stockholder of Capsule will receive not more than $0.5028 of Covista common stock for each share of Capsule common stock, in each case based on the weighted average daily high and low sale prices of Covista common stock for the 15 trading days ending one trading day before the closing date of the merger. Capsule stockholders will also receive cash instead of fractional shares of Covista common stock. Capsule may terminate the merger agreement prior to the completion of the merger if the weighted average daily high and low sale prices of Covista common stock for the 15 trading days ending one trading day before the closing date of the merger is less than $2.00 per share.

Background of the Merger

    Over the course of the past three years, the management of Capsule has considered the desirability of identifying potential strategic partners or acquirors that could help Capsule maximize the market potential for its product offerings. Capsule's search for an acquiror was motivated in part by the fact that it has consistently operated at a loss, and has required ongoing capital infusions to fund its operations. From August 1997 to March 2001, these capital infusions were provided by Gold & Appel Transfer, S.A., an entity controlled by Walt Anderson, a director of Capsule and Covista, which was then Capsule's principal stockholder (owning approximately 68.3 percent of Capsule). However, when the market value of telecommunications companies declined precipitously commencing in the early spring of 2000, Gold & Appel could no longer readily provide Capsule with the financing that it required. Therefore, it became imperative for Capsule to identify a merger partner.

    In order to obtain funds with which to finance its activities apart from its investments in Covista and Capsule, on August 7, 2000, Walt Anderson, Revision LLC, a wholly-owned subsidiary of Gold & Appel, and Gold & Appel borrowed $13,000,000 from Donald A. Burns, an unaffiliated party, who was a former business associate of Mr. Anderson. This loan bears interest at the rate of 18 percent per annum and, initially, was due in full on March 31, 2001. To secure the obligations of the borrowers under the governing loan agreements, the borrowers and the Foundation for the International Non-Governmental Development of Space, of which Mr. Anderson is a director and President (the "Foundation"), pledged shares of Covista common stock. Mr. Anderson has, and at all relevant times has had, sole dispositive and voting power over all assets belonging to Gold & Appel. Mr. Anderson is, and at all relevant times has been, the President and a director of the Foundation, but disclaims beneficial ownership of its assets. On October 20, 2000, the parties amended the documents relating to the Burns loan, and Gold & Appel pledged additional shares of Capsule common stock as collateral to secure the loan.

    On November 2, 2000, Capsule entered into a binding merger agreement providing for its acquisition by Startec Global Communications Corporation. In January 2001, however, Capsule and

Startec each alleged that the other was in material breach of its obligations under that merger agreement. The agreement was terminated on or about January 23, 2001.

    Following termination of Capsule's merger agreement with Startec, Capsule continued to search for a strategic partner or acquiror. Capsule executed non-disclosure agreements and had discussions with a number of telecommunications companies and investors in the telecommunications industry about their possible acquisition of all or part of Capsule. One non-U.S. based company made unsolicited contact with Capsule in the first quarter of 2001 and submitted a written preliminary expression of interest to acquire approximately 80 percent of the outstanding shares of Capsule common stock. Although the preliminary expression of interest led to discussions with Capsule management and board members as to the form of the transaction and the amount of consideration to be paid, Capsule concluded in April 2001 that the acquisition was not in the best interests of its stockholders and discussions regarding the transaction ended. Capsule reached its decision based, in part, on its conclusion that the value of securities proposed as payment by the foreign acquiring company was too uncertain.

    As part of its continuing search for an acquiror, on January 25, 2001, David B. Hurwitz, Capsule's President and Chief Executive Officer, contacted A. John Leach, Jr., Covista's President and Chief Executive Officer, to inform him that the Capsule/Startec merger agreement had been terminated and to discuss Covista's possible interest in a business combination between Covista and Capsule. For the remainder of January and throughout the month of February, Mr. Hurwitz and Mr. Leach engaged in numerous telephone conferences regarding the business operations of the respective companies, and potential benefits that could result from such a transaction. During this time, the management teams of each company conducted preliminary due diligence regarding the other by reviewing public filings and other available information.

    During January 2001, Walt Anderson, who was then Covista's Chairman of the Board, discussed with Henry G. Luken, III, who was then a Covista director and the beneficial owner of 225,000 shares of Covista common stock, the possibility of Mr. Luken's taking a greater role in Covista's ongoing management. Separately, A. John Leach, Jr., Covista's Chief Executive Officer and President, invited Mr. Luken to dinner along with Kevin A. Alward to discuss an equity investment in Covista, the purchase of Blink Data Corp., of which Mr. Alward then was Chief Executive Officer and President, and the prospect of Mr. Luken becoming Covista's Chairman of the Board. As a result of these discussions, during January 2001, Kevin Alward, John Leach and Henry Luken agreed in principle to purchase 1,000,000 shares, 500,000 shares and 2,000,000 shares, respectively, of Covista common stock from Covista at a price of $2.00 per share, for total consideration of $7,000,000. When this agreement was reached, the market value of Covista common stock was approximately $2.00 per share. At this time, there was no understanding between Covista and the three investors as to any possible merger transaction involving Covista and Capsule.

    On February 1, 2001, the Covista board of directors held a meeting at which it approved the proposed investment by Messrs. Alward, Leach and Luken, subject to the approval of the investment by Covista's stockholders. In addition, at this meeting Mr. Anderson resigned as the Chairman of the Board of Covista. At the recommendation of Mr. Anderson, Mr. Luken was appointed to fill this position. Mr. Anderson continued to serve as a Covista director. At this meeting, the Covista board of directors also adopted resolutions authorizing any future business combination between Covista and any entity controlled by Mr. Luken in advance of such combination so that it would not be subject to the prohibitions of the New Jersey Shareholders Protection Act.

    On February 5, 2001, Donald Burns asserted that Walt Anderson, Revision and Gold & Appel were in default under the agreements governing their loan from Mr. Burns resulting from a shortfall in the value of the pledged collateral due to a drop in stock prices and a failure timely to provide additional collateral. Mr. Burns asserted that, therefore, he was entitled to foreclose upon or to exercise voting and other rights with respect to the pledged collateral, which then consisted of 1,179,732 shares of Covista common stock owned of record by Revision, 703,529 shares of Covista common stock owned by the Foundation and 5,671,300 shares of Capsule common stock owned by Gold & Appel.

    On February 16, 2001, Messrs. Hurwitz and Leach executed non-disclosure agreements on behalf of Capsule and Covista, respectively, in order to facilitate further due diligence review.

    On March 1, 2001, the parties to the Burns loan further amended the governing documents, and the borrowers pledged additional collateral (not including any additional common stock of Covista or Capsule) to secure the loan. The amendments obligated the borrowers to make an installment payment of $3,000,000 to Mr. Burns by March 31, 2001, and extended the maturity of the loan until December 31, 2001. Mr. Burns then agreed that the borrowers were no longer in default under the governing loan documents.

    Also on March 1, 2001, Revision entered into an agreement with Warren Feldman pursuant to which Mr. Feldman agreed to purchase 1,000,000 shares of Covista common stock for $4,000,000. The closing of such purchase occurred on March 6, 2001. Mr. Anderson utilized $3,000,000 of the proceeds of such loan to make pay the $3,000,000 installment due to Mr. Burns under the amended loan documents governing the Burns loan. Mr. Feldman had previously served as the Chairman of the Board of Covista, from which position he resigned in October 1999.

    On March 16, 2001, representatives from Covista, including John Leach and Kevin Alward, visited the headquarters of Capsule to meet with Mr. Hurwitz and other senior managers of Capsule. The attendees at this meeting discussed Capsule's business and potential benefits resulting from a combined business. The attendees performed certain further due diligence and engaged in further negotiations regarding a possible transaction. Numerous discussions were conducted between representatives of Covista and Capsule throughout March 2001. Henry Luken was aware of, but did not participate in, these discussions between the management personnel of Covista and Capsule.

    Shortly after Mr. Anderson completed the sale of Covista common stock to Mr. Feldman, Mr. Luken offered to purchase shares of the Capsule and Covista common stock held by Gold & Appel. As a result of subsequent negotiations between Mr. Luken and Mr. Anderson, Mr. Luken agreed to purchase the shares offered by Gold & Appel. On March 28, 2001, Mr. Luken acquired 15,471,301 shares of Capsule common stock from Gold & Appel (including the 5,761,300 shares pledged to Mr. Burns) at a purchase price of $0.20 per share, or an aggregate purchase price of $3,094,260. On that date, the closing price of Capsule common stock on the OTC Bulletin Board was $0.16 per share.

    Covista convened a special meeting of its stockholders on March 29, 2001, at which its stockholders approved the proposed purchase by Messrs. Alward, Leach and Luken of 3,000,000 shares of Covista common stock at a price of $2.00 per share. The sales transactions were concluded in early April 2001. Mr. Leach, however, invested only $300,000 out of the $1,000,000 initially contemplated, because due to an unforseen change in circumstances he had insufficient personal funds to complete the balance of the intended purchase.

    On April 4, 2001, Covista sent Capsule a formal letter of intent expressing interest in principle in merging with or acquiring all the assets and business of Capsule in exchange for approximately 1,800,000 shares of Covista common stock. On that same day, representatives from Covista, including Greg Wood and Tim Hurley, visited the headquarters of Capsule to discuss the proposed transaction between Covista and Capsule. Mr. Luken did not participate in the preparation of the April 4, 2001 letter of intent, but was aware that negotiations as to the possible combination of Covista and Capsule were ongoing between their respective management personnel.

    On April 5, 2001, Mr. Luken purchased 1,241,708 shares of Covista common stock from Gold & Appel at a purchase price of $2.00 per share, and an aggregate purchase price of $2,483,416. On that date, the closing price of Covista common stock on The Nasdaq National Market was $2.38 per share. During April 2001, Gold & Appel sold an additional 56,100 shares of Covista common stock in a series of open market transactions at prices ranging from $2.50 per share to $3.125 per share.

    On April 6, 2001, Covista issued a press release announcing that it had initiated preliminary discussions looking towards a possible asset purchase or merger with Capsule, and Capsule issued a press release announcing that it had received a letter from Covista expressing Covista's interest in principle in merging with or acquiring all the assets and business of Capsule.

    On April 9, 2001, Capsule's board of directors held a telephonic meeting during which the directors received an update on the status of discussions with Covista. The board authorized a working group, consisting of Messrs. Regan, Romano and Goldberg, who are the three disinterested board members of Capsule, and Mr. Hurwitz to negotiate terms and conditions of a business combination with Covista. The Capsule board of directors also authorized Mr. Hurwitz to engage a financial advisor.

    On April 17, 2001, Capsule and Ferris, Baker Watts, Incorporated executed a letter agreement under which Capsule engaged Ferris, Baker Watts as its financial advisor to assist Capsule in exploring potential strategic transactions, including a merger or acquisition transaction with Covista, and analyzing the financial fairness of the terms of any proposed transaction.

    On April 27, 2001, representatives of Covista, including John Leach, Kevin Alward and Gerry Dehaven, visited the headquarters of Capsule to discuss the proposed transaction between Covista and Capsule.

    From April 16, 2001 to May 1, 2001, Peter Malekian of Ferris, Baker Watts engaged in negotiations on behalf of Capsule with John Leach, on behalf of Covista. Mr. Luken did not participate in these negotiations, which resulted in certain changes to the terms of the merger that were reflected in the April 4, 2001 letter of intent. One aspect of the revised terms of the merger was that Capsule's stockholders would receive greater consideration per share than its majority stockholder, Henry Luken. The differential exchange ratio was the product of the negotiations between Capsule (represented by Ferris, Baker, Watts) and Covista. This structure was arrived at because it satisfied Ferris. Baker Watts' objective of obtaining an exchange ratio of at least .1116 for Capsule's minority stockholders, and at the same time furthered Covista's objective of minimizing the total merger consideration payable by it.

    On April 31, 2001, John Leach advised Henry Luken as to the terms of Covista's proposed acquisition that he had negotiated with Mr. Malekian, including the differential exchange ratio. Mr. Luken indicated that such terms were acceptable to him in his capacity as a stockholder of each company, and did not seek to negotiate any further changes to those described by Mr. Leach. Mr. Luken agreed to the differential exchange ratio because he believed that the lower exchange ratio applicable to him individually was fair. He further believed that providing a higher exchange ratio for Capsule's minority stockholders would enhance the transaction's fairness from their perspective, and thereby reduce the possibility that minority stockholders of Capsule would assert that the merger was unfair to them.

    On May 1, 2001, Covista sent Capsule a revised letter of intent superseding the April 4, 2001 letter and expressing interest in principle in merging with or acquiring all the assets and business of Capsule in exchange for a total of 2,100,000 shares of Covista common stock, 1,900,000 of which would be distributed among all of the stockholders of Capsule, and 200,000 of which would be distributed among all of the stockholders of Capsule other than Henry Luken. The revised letter of intent embodied the terms agreed to on the prior day by Mr. Luken.

    On May 3, 2001, in a telephonic meeting of the Capsule board of directors, Mr. Hurwitz presented an outline of the potential business combination with Covista. The proposed business combination provided for an exchange ratio of 0.1116 shares of Covista common stock for each share of Capsule common stock held by all Capsule stockholders except Mr. Luken, and an exchange ratio of 0.0838 shares of Covista common stock for each share of Capsule common stock held by Mr. Luken. Further, Capsule would have the right to terminate the merger agreement prior to the closing of the merger if the weighted average daily high and low sale prices of Covista common stock for the 15 trading days ending one trading day before the closing date of the merger is less than $2.00 per share. Mr. Hurwitz explained that Capsule had required this provision to ensure that it would not be obligated to close on the merger if Covista's stock price fell below the level deemed to be the minimum acceptable by its financial advisor, Ferris, Baker, Watts. The closing price of Covista common stock on May 3, 2001, was $4.00 per share. At the meeting, representatives of Ferris, Baker Watts described the proposed financial terms of the potential transaction and their analysis of the financial fairness of the transaction to all Capsule stockholders excluding Mr. Luken. The Capsule board of directors asked questions and discussed the relative merits and risks of the potential merger. Following a full discussion and review, with Mr. Anderson recusing himself because of his beneficial ownership interest in Covista, the remaining disinterested members of the Capsule board of directors authorized Mr. Hurwitz to negotiate the terms and conditions of a definitive merger agreement.

    During the period from April 23, 2001 to July 17, 2001, Covista's senior management, with the assistance of its accounting and legal advisors, conducted further due diligence regarding the business of Capsule. During the period between May 3, 2001 and July 17, 2001, Capsule and Covista negotiated a definitive merger agreement. During that time, a term was added to the merger agreement that adjusted the exchange ratios of Capsule common stock for Covista common stock in the event that the weighted average daily high and low prices of Covista common stock for the 15 trading days ending on the trading day that is one day before the closing date of the merger was greater than $6.00 per share. This provision was added at the insistence of Covista director Jay J. Miller and Covista Chief Executive Officer John Leach, to ensure that Covista would not be obligated to pay an unreasonably high purchase price for Capsule as a result of an increase in the market price of Covista's common stock. In that event, the exchange ratios would be reduced so that all Capsule stockholders, except Mr. Luken, would receive $0.6696 of Covista common stock for each share of Capsule common stock, and Mr. Luken would receive $0.5028 of Covista common stock for each share of Capsule common stock. Based on the closing price of $5.99 per share for Covista common stock on July 17, 2001, the transaction had a value of approximately $12,576,000. Mr. Luken did not participate in the negotiation of the merger agreement.

    On July 17, 2001, the Covista board of directors other than Mr. Luken met by teleconference to discuss the proposed merger with Capsule. The board of directors, together with Covista's senior management, with the assistance of legal advisors, reviewed, investigated, considered and evaluated Capsule and the proposed merger, and reviewed the proposed merger agreement and the other documents referred to in the merger agreement. The board of directors discussed business, operational and strategic issues presented by the merger and asked questions of Covista management. After a comprehensive discussion and review of the potential merger, the Covista board of directors, with Mr. Anderson abstaining, approved the merger agreement and authorized Mr. Leach and Thomas Gunning, Chief Financial Officer of Covista, to execute the merger agreement and related agreements.

    On July 17, 2001, the Capsule board of directors met by teleconference to discuss the proposed merger with Covista. Mr. Hurwitz and Mr. Fry, Capsule's Chief Financial Officer, joined the meeting along with representatives of Ferris, Baker Watts and Pepper Hamilton LLP, legal counsel to Capsule. At the meeting, representatives of Pepper Hamilton described the principal terms of the merger agreement with Covista and discussed the board's fiduciary duties in considering a business combination. Mr. Malekian of Ferris, Baker Watts presented a summary of his firm's financial analysis related to the proposed transaction and verbally delivered its opinion, which was subsequently confirmed in writing, that as of the date of the meeting and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio in the merger was fair from a financial point of view to the stockholders of Capsule, excluding Mr. Luken. After a full discussion and due consideration, with Mr. Anderson recusing himself and not voting on the matter, the remaining members of the board of directors approved the agreement and the merger transaction with Covista, authorized Mr. Hurwitz to execute the merger agreement and related documents and recommended that Capsule stockholders approve the merger agreement and the merger.

    On the evening of July 17, 2001, Messrs. Leach and Hurwitz executed the merger agreement. On July 18, 2000, Covista and Capsule issued a joint press release announcing the transaction.

Covista's Reasons for the Merger

    The Covista board of directors has approved the merger, the adoption of the merger agreement and the issuance of shares of Covista common stock in connection with the merger. The Covista board of directors recommends that its stockholders vote to in favor of the issuance of shares of Covista common stock in connection with the merger.

    In reaching its decision, Covista's board of directors consulted with Covista's senior management, as well as with its financial and legal advisors, and considered a number of factors, including the following (to which no relative weights were assigned):

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  Covista's corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from cost reductions and other efficiencies when combined with Covista's operations;

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  Covista's belief that Capsule's operating costs can be reduced by the reduction or elimination of duplicate finance, accounting, management information systems and sales staffs;

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  Covista's belief that the combined company's operating costs can be further reduced by its reliance upon the most favorable carrier and other contracts currently available individually to Covista and Capsule, respectively;

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  Covista's belief that the Metropolitan New York market primarily served by Covista is complementary with the Metropolitan Philadelphia market primarily served by Capsule;

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  Covista's belief that the small- and medium-sized business clientele principally served by Covista is complementary with the residential and small-sized business clientele principally served by Capsule;

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  Covista's belief that acquiring Capsule should enable it to leverage its current network to increase the number of business customers it services;

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  Covista's knowledge of Capsule's business, operations and earnings potential;

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  Covista's expectation that the combined company would benefit from significantly greater economies of scale than either Covista or Capsule operating separately in the telecommunications business;

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  Covista's belief that Covista and Capsule share a common vision about the importance of delivering quality telecommunications services and enhancing stockholder value and that management and employees of Covista and Capsule possess complementary skills and expertise;

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  current and historical market prices and trading information with regard to Covista common stock and Capsule common stock;

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  the structure of the merger and the terms of the merger agreement, and in particular the facts that Capsule's majority stockholder, Henry G. Luken, III agreed to accept a lower exchange ratio than its minority stockholders and that the maximum consideration payable by Covista was fixed by the merger agreement to $      per share for Capsule's majority stockholder and to $      per share for Capsule's minority stockholders;

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  Capsule's history of recurring losses and its substantial working capital deficits;

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  the difficulties in integrating an acquisition and the risks that anticipated costs reductions and other efficiencies may not be achieved; and

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  the substantial premium being paid by Covista based on the market value of the Covista common stock and Capsule common stock on the date of the execution of the merger agreement.

    In addition to the foregoing factors, the Covista board of directors also evaluated the interested nature of the merger transaction. In connection with their review of the merger transaction from this perspective, the Covista board of directors considered a number of factors, including the following (to which no relative weights were assigned):

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  To ensure procedural fairness, the terms of the merger transaction were negotiated between the management personnel of Covista and Capsule, and Henry G. Luken, III did not participate in such negotiations;

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  To assure substantive fairness, Covista and Capsule agreed to a structure whereby a lower exchange ratio will apply to the shares of Capsule common stock owned by Capsule's majority stockholder, Henry G. Luken, III, than would apply to the shares of Capsule common stock owned by Capsule's minority stockholders.

    The foregoing discussion of the information and factors considered by the Covista board of directors is not intended to be exhaustive, but is believed to include substantially all material factors considered by the Covista board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the Covista board of directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the Covista board of directors may have given different weights to various factors. However, after taking into account all of the factors set forth above, the Covista board of directors agreed that it should proceed with the merger and the issuance of shares of Covista common stock in connection with the merger.

    THE COVISTA BOARD OF DIRECTORS RECOMMENDS THAT COVISTA STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF SHARES OF COVISTA COMMON STOCK IN CONNECTION WITH THE MERGER.

    The foregoing approval and recommendation of the Covista board of directors was adopted by the affirmative vote of all of the Covista directors other than Henry G. Luken, III and Walt Anderson. Mr. Luken did not participate in the board's consideration of such matters because he owns approximately 68.3 percent of the outstanding Capsule common stock. Mr. Anderson abstained from voting on such matters because he is a member of the board of directors of Capsule and he is the President and a director of the Foundation for the International Non-Governmental Development of Space, which owns approximately 9.7 percent of the outstanding Capsule common stock.

Capsule's Reasons for the Merger

    In reaching its decision to approve the merger agreement and the merger and to recommend adoption of the merger agreement to Capsule stockholders, the Capsule board of directors consulted with management and its financial and legal advisors, and independently considered the proposed merger agreement and the transactions contemplated thereby. The Capsule board of directors in making its decision considered the following positive factors:

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  Substantial Premium. Based on the market values of the Covista common stock and the Capsule common stock on the date of the execution of the merger agreement, the price per share of Capsule common stock offered by Covista pursuant to the merger agreement constituted a substantial premium of over the market value of the Capsule common stock.

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  Lack of Independent Financial Viability. Capsule's independent accountants included a qualification in their most recent audit report as to the ability of Capsule to continue as a going concern. Due to Capsule's small size, it lacks the ability to raise the capital it requires, and consequently lacks the financial strength to continue as an independent entity. The merger could facilitate the capital raising activities of the combined company, which capital could be used to fund the new company's marketing and sales expansion and cover consolidation expenses.

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  Economies of Scale. Similarities in the service offerings, administration and product development functions of the two companies would allow economies of scale and opportunities for consolidation.

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  Management Strength. The combined company would have a stronger and deeper management team, at both the operating and corporate levels. Capsule's relatively small size and market capitalization historically have impeded its efforts to attract and retain management talent.

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  Increased Competitiveness. Together, by developing and implementing a common strategy, a combined company could compete more effectively with the larger and better-established companies in the industry.

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  Product Synergies/Bundled Service Offerings. The product lines of Capsule and Covista complement each other. Covista has strength in the medium-size enterprise and operations market while Capsule has strength in the domestic small- to medium-size enterprise and operations market. In addition, the trend in the telecommunications industry towards larger service providers with bundled offerings would offer the combined company increased competitiveness and pricing flexibility.

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  Potential Product Cross Marketing Opportunities. Covista has developed a bundled product which Capsule believes will be very desirable to Capsule's existing customers.

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  Sales/Marketing Efficiencies. The opportunity for expanding Capsule's independent agent network, as a result of combining operations with Covista's larger network structure, would strengthen the combined company's presence both domestically and internationally.

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  Opinion of Financial Advisor. Ferris, Baker Watts' financial analysis of the proposed merger and its opinion to the effect that, as of the date of the opinion and based upon and subject to matters stated in the opinion, the common stock merger consideration is fair, from a financial point of view, excluding analysis of the consideration being offered for shares of Capsule common stock held by Mr. Luken, to all other holders of the Capsule common stock.

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  Significantly Tax Free Transaction. Pepper Hamilton LLP, counsel to Capsule, has rendered its opinion that the merger will be a reorganization for United States federal income tax purposes. Except as noted in the next sentences, the exchange of Capsule shares for Covista shares should be a tax free transaction to the Capsule stockholders. The minority stockholders will receive more Covista shares than they would receive if the exchange were on a pro rata basis. There is a risk that the Covista shares that a minority stockholder receives that are in excess of what would have been received in a pro rata exchange will be taxable income to the minority stockholder. Pepper Hamilton LLP has not expressed an opinion on the taxability of the excess shares received by a minority stockholder.

    The Capsule board of directors also identified and considered the following potentially negative factors in its deliberations concerning the merger:

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  Risk of Taxable Income In the Merger. Because of the discrepancy in the conversion ratios, the minority stockholders will receive more Covista shares than they would have received in a pro rata exchange. Pepper Hamilton LLP did not opine on the taxability of the receipt of the excess shares. They may be taxable income to the minority stockholders. Mr. Luken may also have taxable income because of the lower conversion ratio applicable to him.

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  Benefits Not Realized. The potential benefits comprising Capsule's reasons for the merger identified above might not be realized fully, or within a reasonable time after completion of the merger.

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  Merger Not Consummated. The possibility that the merger would not be consummated and the potentially negative effect of the public announcement on Capsule's sales and operating results.

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  Loss of Employees. The risk that, despite the efforts of Capsule, key technical, marketing and management personnel might choose not to remain employed by Capsule, even before the merger is closed.

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  Substantial Cost. The substantial charges to be incurred in connection with the merger, including the costs of integrating the two companies' businesses and the transaction expenses arising from the merger, substantial management time and effort required to effectuate the merger and integrate the businesses of Capsule and Covista, and the possible related disruption to Capsule's operation. These costs include an anticipated one-time charge of approximately $200,000 for transaction and merger-related costs, which will be expensed at the date of the merger.

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  Fluctuation in Market Cost. The risk that the market price for the Covista common stock might decline and thereby reduce the aggregate consideration that will be received by Capsule stockholders.

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  Limitation of Merger Consideration. The fact that pursuant to the merger agreement, the total consideration per share of Capsule common stock payable by Covista is limited to $0.6696 per share for Covista's minority stockholders and $0.5028 per share for Covista's majority stockholder.

    The Capsule board of directors believed that some of these risks are unlikely to occur and others may be avoided or mitigated by Capsule and, overall, these risks are outweighed by the potential benefits of the merger.

    In addition to the foregoing factors, the Covista board of directors also evaluated the interested nature of the merger transaction. The Capsule board of directors considered the following factors in this regard:

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  Ferris, Baker, Watts represented Capsule in its negotiations with Covista with a view to protecting the interests of Capsule's minority stockholders;

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  To ensure procedural fairness, the terms of the merger transaction were negotiated between the management personnel of Covista and Capsule, and Henry G. Luken, III did not participate in such negotiations; and

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  To assure substantive fairness, Covista and Capsule agreed to a structure whereby a lower exchange ration will apply to the shares of Capsule common stock owned by Capsule's majority stockholder, Henry G. Luken, III, than would apply to the shares of Capsule common stock owned by Capsule's minority stockholders.

    The foregoing discussion of the information and factors considered by the Capsule board of directors is not intended to be exhaustive but includes substantially all material factors considered by the Capsule board of directors. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Capsule board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. Individual members of the Capsule board of directors may have given different weight to different factors. After careful consideration, the Capsule board of directors determined that the terms of the merger agreement are fair to and in the best interests of Capsule and its stockholders and has approved the merger agreement and the merger.

    THE CAPSULE BOARD OF DIRECTORS RECOMMENDS THAT THE CAPSULE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

    The foregoing approval and recommendation of the Capsule board of directors was adopted by all of the Capsule directors other than Mr. Anderson. Mr. Anderson abstained from voting on such matters because he is a member of the board of directors of Covista and he has sole voting and dispositive power over all of the shares of Covista common stock owned by Gold & Appel, S.A., which owns approximately 12.5 percent of the outstanding Covista common stock.

Opinion of Capsule's Financial Advisor

    Capsule retained Ferris, Baker Watts Incorporated as its exclusive financial advisor in connection with the merger. In addition, Capsule requested that Ferris, Baker Watts render its opinion as to the fairness, from a financial point of view, of the consideration that will be received by all Capsule stockholders, except Henry G. Luken, III, through the exchange of shares of common stock of Capsule for shares of common stock of Covista in the merger.

    Capsule selected Ferris, Baker Watts for a number of reasons, including its familiarity with Capsule. Capsule also considered Ferris, Baker Watts' experience and reputation in the area of valuation and financial advisory work generally, and in relation to transactions of the size and nature of the proposed merger specifically. Ferris, Baker Watts is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, private placements and valuations for corporate and other purposes. From time to time, Ferris, Baker Watts and its affiliates may hold long or short positions in Capsule and/or Covista common stock.

    Ferris, Baker Watts rendered its oral opinion to the Capsule board of directors on July 17, 2001, which was subsequently confirmed in writing that, as of that date and based upon and subject to the considerations and limitations set forth in such opinion, the consideration to be received by all Capsule stockholders except Mr. Luken through the exchange of shares of common stock of Capsule for shares of common stock of Covista in the merger is fair from a financial point of view.

    The full text of the opinion letter delivered by Ferris, Baker Watts to the Capsule board, dated July 17, 2001, which sets forth fully the assumptions made, general procedures followed, matters considered and limits on the scope of review undertaken, is included as Appendix C to this document. Capsule stockholders are urged to read the Ferris, Baker Watts opinion carefully and in its entirety. The Ferris, Baker Watts opinion is directed to the board of directors of Capsule and addresses only the fairness of the consideration to be received by all Capsule stockholders except Mr. Luken in connection with the merger from a financial point of view as of the date of the opinion. It does not address any other aspect of the merger and is not intended to constitute, and does not constitute, a recommendation by Ferris, Baker Watts to any holder of Covista or Capsule common stock with respect to the merger.

    In conducting its investigation and analysis and in arriving at its opinion, Ferris, Baker Watts reviewed the information and took into account the financial and economic factors that it deemed relevant and material under the circumstances. The material actions Ferris, Baker Watts undertook in its analysis were as follows:

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  Reviewed internal financial information concerning the business and operations of Capsule furnished to Ferris, Baker Watts for purposes of its analysis, as well as publicly available information, including Capsule's and Covista's recent filings with the SEC;

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  Reviewed the merger agreement in the form presented to the Capsule board of directors;

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  Compared the historical market prices and trading activity of Capsule common stock with those of other publicly traded companies that Ferris, Baker Watts deemed relevant;

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  Compared the financial position and operating results of Capsule with those of other publicly traded companies Ferris, Baker Watts deemed relevant; and

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  Held discussions with members of Capsule's management concerning Capsule's historical and current financial condition and operating results, as well as the future prospects of Capsule.

    Ferris, Baker Watts also considered such other information, financial studies, analyses, investigations and financial, economic, industry and market criteria that it deemed relevant. Capsule did not place any limitation upon Ferris, Baker Watts with respect to the procedures followed or factors considered by Ferris, Baker Watts in rendering its opinion.

    In conducting its review, Ferris, Baker Watts did not obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Capsule. Ferris, Baker Watts' opinion did not predict or take into account any possible economic, monetary or other changes which may occur, or information which may become available, after the date of the opinion. Furthermore, Ferris, Baker Watts expressed no opinion as to the price or trading range at which any of Capsule's or Covista's securities (including Capsule common stock and Covista common stock) will trade following the date of the opinion.

    The following is a summary of the material financial analyses performed by Ferris, Baker Watts in connection with rendering its opinion.

    Discounted Free Cash Flow Analysis.  Discounted free cash flow analysis is a valuation methodology premised on the assumption that a buyer purchases a time series of free cash flows that are generated by the assets of a business. This analysis separates and ascribes value only to the cash flows that can ultimately be taken out of the business. Cash that is generated but used to sustain the business (such as increases in working capital and capital expenditures) creates no incremental value to the buyer. These free cash flows are then discounted to the present at the firm's weighted average cost of capital. The weighted average cost of capital can be described as the average price a company must pay to attract both debt and equity to properly capitalize the firm's growth. It is this series of free cash flows that, when discounted to the present, and after subtracting claims by debt holders and others, represents the economic value of a firm to its stockholders. The accuracy of this method of valuation depends largely on the integrity of the projections.

    Ferris, Baker Watts performed a discounted free cash flow analysis of Capsule on a stand-alone basis using Capsule management's projections through 2005. In such analysis, Ferris, Baker Watts calculated terminal value in the year 2005 of $5.953 million using the constant growth perpetuity formula with the constant growth rate of 5.0 percent and the discount rate of 17.2 percent. Terminal value is the value of the cash flow that can reasonably be expected to extend beyond the horizon of the projections, and is usually calculated using a perpetuity formula assuming that the management's last projected year's cash flow will continue to grow beyond that year at an assumed constant growth rate, and a risk level usually captured in the discount rate. Selection of an appropriate discount rate is an inherently subjective process and is affected by numerous factors. Ferris, Baker Watts selected the discount rates based upon Capsule's recent historical financial results and current financial condition. This discount rate also reflects an estimate of the cost of capital that Capsule would incur based upon the achievement of its financial projections and the current valuation parameters for comparable public companies. Such analysis produced the present value of Capsule common stock to be $0.00 per share. Such value is substantially less than the $0.58 per share of Capsule common stock payable to minority stockholders in the merger, based on a conversion ratio of 0.1116 and a price of Covista common stock of $5.17 per share, the trailing 15 trading days' average of the closing prices of Covista common stock as of July 17, 2001.

    Analysis of Selected Publicly Traded Companies Comparable to Capsule.  Ferris, Baker Watts reviewed publicly available financial information as of the most recently reported period and stock market information as of July 17, 2001 for two publicly traded companies that Ferris, Baker Watts deemed relevant:

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  Covista; and

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  Talk America Holdings, Inc.

    Since the comparable companies had negative operating income, the ratio of enterprise value to earnings before interest and taxes, and the ratio of price to earnings could not be used as appropriate valuation multiples. Therefore, for each comparable company, Ferris, Baker Watts used the ratio of the adjusted enterprise value to the last quarter annualized revenues as the primary valuation metric. Ferris, Baker Watts then used the mean ratio to arrive at the valuation range. Ferris, Baker Watts then compared this ratio to the relevant Capsule ratio and concluded that based on the mean multiple of the public comparable companies, the implied equity price per share on a fully diluted basis, as of July 17, 2001, was $0.55. Such value is less than the $0.58 per share of Capsule common stock payable to minority stockholders in the merger, based on a conversion ratio of 0.1116 and a price of Covista common stock of $5.17 per share, the trailing 15 trading days' average of the closing prices of Covista common stock as of July 17, 2001.

    Control Premium Analysis.  The control premium study, which is published quarterly by Mergerstat, analyzes stock prices of target companies prior to takeover announcements and adjusts for takeover speculation. Market data for the fourth quarter of 2000 indicated mean and median control premiums for change of control transactions during 2000 in the communications services sector of 46.6 percent and 27.9 percent, respectively. The implied premium to the minority stockholders in the merger over the price of Capsule common stock is 106.0 percent, when calculated using:

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  $0.28 per share as the price of Capsule common stock, which is the trailing 30 trading days' average of the closing prices of Capsule common stock as of April 5, 2001, one day prior to the public announcement that Capsule had received a letter from Covista about a possible merger or acquisition; and

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  $5.17 per share as the price of Covista common stock, which is the trailing 15 trading days' average of the closing prices of Covista common stock as of July 17, 2001.

    The implied premium is 53.0 percent when the trailing 15 trading days' average of the closing prices of Covista common stock as of April 5, 2001 is used, which is $3.84 per share. The implied control premium is in alignment with the available market data in the communications services sector.

    The foregoing summary does not purport to be a complete description of the analyses performed by Ferris, Baker Watts. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Selecting portions of such analyses without considering all analyses and factors as a whole could create an incomplete view of the processes underlying Ferris, Baker Watts' opinion. Ferris, Baker Watts did not attempt to assign specific weights to particular analyses. However, there were no specific factors reviewed by Ferris, Baker Watts that did not support its opinion. Any estimates contained in Ferris, Baker Watts' analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Ferris, Baker Watts does not assume responsibility for their accuracy.

    The type and amount of consideration payable in the merger was determined through negotiation between Covista and Capsule. Although Ferris, Baker Watts provided financial advice to Capsule during the course of negotiations, the decision to enter into the merger was solely that of the Capsule board of directors. Ferris, Baker Watts' opinion and financial analyses were only one of many factors considered by the Capsule board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Capsule board of directors or management with respect to the exchange ratio or the mergers.

    Compensation.  Pursuant to an engagement letter dated April 17, 2001 between Capsule and Ferris, Baker Watts, Capsule agreed to pay Ferris, Baker Watts a fee of $15,000 upon signing of the engagement letter, $35,000 upon delivery of its fairness opinion and $50,000 upon consummation of the merger. Capsule has also agreed to reimburse Ferris, Baker Watts for its out-of-pocket expenses and any additional services required as a result of review by the SEC or applicable state security authorities of documents filed with such entities in connection with the merger. Capsule has also agreed to indemnify Ferris, Baker Watts and related parties against certain liabilities relating to or arising out of its engagement including liabilities under the federal securities laws.

    During 2000 and 2001, Ferris, Baker Watts provided certain investment banking services to Capsule in connection with its proposed acquisition by Startec Global Communications, Inc. For such services, Capsule paid Ferris, Baker Watts $175,000 in 2000. Except for the foregoing, during the past two years, Ferris, Baker Watts had no relationship with Capsule and did not receive any compensation from Capsule.

Interested Nature of the Merger Transaction

    Covista and Capsule are affiliated entities by virtue of the share ownership of their principal stockholder. Henry G. Luken, III, who is the Chairman of the Board of Covista, beneficially owns 3,466,708 shares of Covista common stock, representing approximately 32.0 percent of the outstanding Covista common stock. Mr. Luken also beneficially owns 15,471,301 shares of Capsule common stock, representing approximately 68.3 percent of the outstanding Capsule common stock. Upon the

completion of the merger, Mr. Luken will beneficially own      shares of Covista common stock (assuming an exchange ratio of 0.      for his Capsule shares), which will represent approximately  percent of the outstanding Covista common stock. Upon the closing of the merger, Mr. Luken will continue as the Chairman of the Board of Covista, and will be in a position to exert a substantial measure of control over the operations and governance of Covista.

    Mr. Luken acquired all of his shares of Capsule common stock during March 2001 at a purchase price of $.20 per share, for an aggregate purchase price of $3,094,260. The following chart illustrates the value of the Covista common stock to be received per share of Capsule common stock and in the aggregate on the closing of the merger by Capsule's minority stockholders and Henry G. Luken, III, respectively, under various assumed market prices for the Covista common stock.

	Capsule Minority Stockholders		Henry G. Luken, III
Covista Stock Price	Exchange Ratio	Value of Merger Consideration Per Share/Aggregate	Exchange Ratio	Value of Merger Consideration Per Share/Aggregate
$ 2.00	.1116	$0.2232/$1,606,179.0838		$0.1676/$2,592,990
3.00	.1116	0.3348/2,409,269	.0838	0.2514/3,889,485
4.00	.1116	0.4464/3,312,758	.0838	0.3352/5,185,980
5.00	.1116	0.5580/4,015,448	.0838	0.4190/6,482,475
6.00	.1116	0.6696/4,818,537	.0838	0.5028/7,778,970
7.00	.0957	0.6696/4,818,537	.0718	0.5028/7,778,970
8.00	.0837	0.6696/4,818,537	.0629	0.5028/7,778,970
9.00	.0744	0.6696/4,818,537	.0559	0.5028/7,778,970
10.00	.0670	0.6696/4,818,537	.0503	0.5028/7,778,970

    Mr. Luken has agreed that pursuant to the merger, each share of Capsule common stock held by him will be exchanged for 0.0838 shares of Covista common stock, whereas each share of Capsule common stock held by Capsule's minority stockholders will be exchanged for 0.1116 shares of Covista common stock, in each case subject to reduction as described in the merger agreement. Under the merger agreement, Mr. Luken agreed to receive proportionately less Covista common stock in exchange for his Capsule common stock than will be received by Capsule's minority stockholders as a result of negotiations between him and Ferris, Baker Watts, who acted as the financial advisor to Capsule in connection with the merger. This differential conversion ratio is intended to ensure that the merger is fair from a financial point of view to the minority stockholders of Capsule. The differential conversion ratio may result in adverse tax consequences for Mr. Luken. See "General Description of the Merger—Material Federal Income Tax Considerations."

Interests of Certain Persons in the Merger

    In considering the respective recommendations of the Covista and Capsule boards of directors with respect to the merger, stockholders of Covista and Capsule should be aware that officers and directors of Covista and Capsule have interests in the merger that may be different from, or in addition to, the interests of the other stockholders of Covista or Capsule generally.

    Ownership of Common Stock; Stock Options.  As of December 11, 2001, directors and executive officers of Covista, other than Henry G. Luken, III, and their affiliates owned an aggregate of 3,435,035 shares of Covista common stock, excluding options to purchase 275,500 shares of Covista common stock exercisable currently or within 60 days. The foregoing includes 725,329 shares of Covista common stock owned by the Foundation for the International Non-Governmental Development of Space, of which Walt Anderson, a Covista director, is the President and a director, and as to which Mr. Anderson disclaims beneficial ownership.

    As of December 11, 2001, directors and executive officers of Capsule and their affiliates owned an aggregate of 2,524,616 shares of Capsule common stock, excluding options to purchase 1,281,500 shares of Capsule common stock exercisable currently or within 60 days. The foregoing includes 2,186,433 shares of Capsule common stock owned by the Foundation for the International Non-Governmental Development of Space, of which Walt Anderson, a Capsule director, is the President and a director, and as to which Mr. Anderson disclaims beneficial ownership.

    Change in Control Benefits.  Stock options granted to certain members of Capsule's board of directors and executive officers under Capsule's 1999 Stock Option Plan or 2001 Stock Option Plan, covering a total of 760,000 shares of Capsule common stock, will become immediately and automatically exercisable upon the approval by the Capsule stockholders of the merger, and, upon consummation of the merger, will be converted into options to purchase Covista stock.

    The following table sets forth information concerning the options held by the directors and executive officers of Covista whose vesting will accelerate as a result of the approval of the merger by the stockholders of Capsule.

Name	Options Subject to Accelerated Vesting	Date of Grant	Strike Price per Share	Value of Unexercised Accelerated Options at Closing (1)
David Hurwitz	500,000	3/29/01	$0.32	$
Randolph A. Fry	200,000	3/31/01	0.32
Murray Goldberg	20,000	4/3/01	0.32
Arthur Regan	20,000	4/3/01	0.32
Dominic J. Romano	20,000	4/3/01	0.32

(1)
Assuming a conversion ratio of 0.      and a price of Covista common stock of $      per share at December   , 2001.

    Severance Agreements with Capsule.  Mr. Hurwitz and Mr. Fry have verbal agreements with Capsule that they will receive three months' salary as a lump sum and the pro rata portion of any bonus to which they would be entitled if they are terminated as a result of a change in control of Capsule.

    Board of Directors and Officers of the Combined Company.  Immediately following the merger, the Covista board of directors will remain as the directors of Covista and will be the directors of Capsule. Likewise, the officers of Covista will remain as the officers of Covista and will be the officers of Capsule. In addition, Covista presently intends to continue to employ Mr. Hurwitz as the President of Capsule following its acquisition by Covista.

    Repayment of Gold & Appel Loan to Capsule.  On March 20, 2001, Gold & Appel Transfer, S.A. entered into an Investment Agreement with Capsule. Gold & Appel is an affiliate of Walt Anderson, who is the Chairman of the Board of Capsule. Mr. Anderson is the beneficial owner of 2,186,433 shares of Capsule common stock, representing 9.7 percent of the outstanding Capsule common stock. Such shares, as to which Mr. Anderson disclaims beneficial ownership, are owned of record by the Foundation for the International Non-Governmental Development of Space.

    Pursuant to the Investment Agreement, Gold & Appel agreed to lend Capsule up to $900,000 on the following schedule: $300,000 on March 13, 2001; $300,000 on May 1, 2001; and $300,000 on June 15, 2001, or such later dates as requested by Capsule. The loan was to be due and payable on the earlier of June 15, 2002 or the sale of Capsule, with interest due on the amounts advanced at the rate of 12 percent per annum. Gold & Appel subsequently advanced only the initial $300,000 to Capsule pursuant to the Investment Agreement. The Investment Agreement also entitled Gold & Appel, at its option, to convert the loan into shares of Capsule common stock at a conversion price equal to the average closing price per share of Capsule common stock over the 20 trading days preceding the conversion date.

    In connection with the execution of the merger agreement, Capsule and Covista requested that Gold & Appel relinquish its right under the Investment Agreement to convert the loan into shares of Capsule common stock. This was done in order to preclude Gold & Appel from converting the loan when the merger agreement was announced, which would have offered it the opportunity to realize a significant profit arising from the substantial 335 percent premium payable for Capsule common stock pursuant to the merger agreement that then existed. To induce Gold & Appel to relinquish its conversion right, Capsule agreed to change the maturity date of the loan from June 15, 2002 to August 17, 2001.

    Capsule, however, lacked sufficient funds to enable it to repay the loan advanced to it by Gold & Appel. Covista, therefore, advanced to Capsule the funds needed to repay the loan. Capsule repaid the Gold & Appel loan in full on August 13, 2001. For information concerning the terms of the loan made by Covista to Capsule, see "General Description of the Merger—Covista Loans to Capsule."

    Wells Fargo Loan.  As of June 30, 2001, Capsule was indebted to Wells Fargo Bank, N.A. in the amount of $1,870,909 pursuant to a revolving line of credit secured by Capsule's accounts receivable. Such indebtedness is due upon 30 days' written notice by Wells Fargo Bank to Capsule. Wells Fargo has informed Capsule that it likely will require repayment of such loan upon closing of the merger. Capsule and Covista currently are negotiating with other lenders with a view to refinancing the Wells Fargo Bank loan. There can be no assurance as to the ability of Capsule and Covista to refinance this loan. Henry G. Luken, III has advised Capsule and Covista that he will provide them with such assistance as they may require in order to refinance this loan, including providing a personal guaranty of the borrowed amount. It is not anticipated that Mr. Luken will receive any consideration for providing such credit support, if required.

    Indemnification; Directors' and Officers' Insurance.  Capsule and Covista both maintain directors' and officers' insurance in customary amounts. Covista also has entered into indemnification agreements with each of its directors and officers, whereby it has agreed to indemnify them to the fullest extent permitted by New Jersey law.

    Henry Luken Loan to Covista.  On July 2, 2001, Covista borrowed $4,000,000 from Henry G. Luken, III, who is Covista's Chairman of the Board and its majority stockholder. The loan is unsecured, bears interest at a rate of seven percent per annum and is due and payable on February 1, 2003. Covista utilized the proceeds of the loan to purchase from an unrelated party a ten-year commitment for approximately 2.8 billion channel miles of telecommunications capacity measured by length of voice-grade circuits.

Procedures for Exchange of Capsule Stock Certificates

    Promptly after the effective date of the merger, Covista's transfer agent will send a letter of transmittal and related instructions to each Capsule stockholder. Upon surrender of their stock certificates to the transfer agent, together with a duly executed letter of transmittal and any other materials deemed necessary by the transfer agent, holders of Capsule common stock will be entitled to receive Covista common stock certificates representing the number of shares as described under "The Merger Agreement—Conversion Ratio; Fractional Shares" and, if required, a check for fractional shares of Covista common stock and unpaid dividends and other distributions.

    Holders of unexchanged Capsule common stock will not be entitled to receive any dividends or other distributions payable by Covista with respect to the Covista common stock that such holders would be entitled to receive in the merger until the applicable Capsule certificate is surrendered. Upon surrender and subject to applicable laws, however those holders will promptly receive accumulated dividends and distributions already paid to holders of exchanged Capsule common stock, without interest.

    Covista will not issue fractional common shares in the merger. For each fractional share that would otherwise be issued, the transfer agent will pay the holder an amount of cash equal to:

  •
  the fractional part of a Covista common share, multiplied by

  •
  $5.99, which was the last sale price of Covista common stock on the Nasdaq National Market on the date the merger agreement was executed.

You should not forward Capsule common stock certificates to the transfer agent until you receive a letter of transmittal.

    If a certificate for Capsule common stock has been lost, stolen or destroyed, the Covista transfer agent will issue shares of Covista common stock and any cash instead of a fractional share only after the Capsule stockholder has delivered an affidavit as to the loss, theft or destruction of the certificate and as to ownership of the certificate. The transfer agent may require the Capsule stockholder to post a bond in an amount as Covista or the transfer agent may determine is necessary as an indemnity against any claim that may be made against Covista with respect to the lost, stolen or destroyed certificate.

Exchange of Capsule Stock Options

    At the effective time of the merger, each Capsule stock option, whether vested or unvested, will be converted into an option to purchase shares of Covista common stock and will no longer represent a right to acquire shares of Capsule common stock. These options will be adjusted so that

  •
  the number of shares of Covista common stock purchasable upon exercise of the Capsule stock option will be equal to the number of shares of Capsule common stock that were purchasable under the Capsule stock option immediately prior to the effective time multiplied by the conversion ratio, and rounded to the nearest whole share; and

  •
  the per share exercise price under the Capsule stock option will be adjusted by dividing the per share exercise price of the Capsule stock option by the conversion ratio, and rounded to the nearest cent.

    However, each Capsule stock option that is intended to be an "incentive stock option" will be adjusted in accordance with the requirements of the Internal Revenue Code. Accordingly, with respect to any incentive stock options, fractional shares will be rounded down to the nearest whole number of shares and, where necessary, the per share exercise price will be rounded up to the nearest cent.

Accounting Treatment

    The merger will be accounted for as a purchase in accordance with generally accepted accounting principles. Therefore, the total merger consideration paid by Covista in connection with the merger, together with the direct costs of the merger, will be allocated to Capsule's tangible and intangible assets and liabilities based on their fair market values with any excess being treated as goodwill. The assets and liabilities and results of operations of Capsule will be consolidated into the assets and liabilities and results of operations of Covista after the merger.

Covista Loans to Capsule

    During the period from July 24, 2001 to August 9, 2001, Covista loaned Capsule an aggregate of $500,000. Such loans are evidenced by two unsecured promissory notes that bear interest at a 8.75 percent per annum, and are payable in full on not less than five days' notice if Covista does not acquire Capsule by December 31, 2001, or if the merger agreement is terminated. Capsule utilized $300,000 of the proceeds of such loans to repay existing indebtedness to Gold & Appel, and the balance of the proceeds of such loans to repay indebtedness to unaffiliated third parties and for working capital purposes. Covista may extend additional loans to Capsule prior to the closing of the merger.

Material Federal Income Tax Considerations

    All Capsule stockholders should consult with their own tax advisors as to the particular tax consequences of the merger to them, including the applicability and effect of the alternative minimum tax and any state, local or foreign income and other tax laws and of changes in those tax laws.

    Tax Consequences of the Merger Generally.  Pepper Hamilton LLP, counsel to Capsule, has rendered its opinion that, under current United States federal income tax law,

  •
  the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

  •
  each of Capsule, Covista and CCI Acquisitions Corp. will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

    Except as specifically noted below, the material United States federal income tax consequences of the merger to a Capsule stockholder are as follows:

  •
  Except as to Covista shares that you receive because of the differences in conversion ratios and except as an individual Capsule stockholder's special circumstances may dictate, you will not recognize a gain or a loss on the exchange of Capsule stock for Covista stock, except to the extent of cash you receive in lieu of fractional shares.

  •
  If you receive cash in lieu of a fractional share of Covista common stock, you will be treated as having received the fractional share pursuant to the merger and then having exchanged the fractional share for cash in a redemption by Covista. This deemed redemption will be treated as a sale of the fractional share, provided that it is not "essentially equivalent to a dividend" or is "substantially disproportionate" with respect to the Capsule stockholder as defined under §302 of the Internal Revenue Code. If the deemed redemption is treated as a sale of a fractional share, you will recognize capital gain or loss equal to the difference between the amount of cash received and the portion of the basis of the shares of Covista common stock allocable to the fractional interest. This capital gain or loss will be long-term capital gain or loss if, as of the date of the exchange, the holding period for your Capsule shares is greater than one year.

  •
  Except as to Covista shares that are not received tax free, your holding period for the Covista shares received in the merger will include your holding period of the Capsule shares surrendered in the merger.

    No opinion is expressed on the taxability of shares received by you because of the disparity in conversion ratios that apply to Capsule's majority and minority stockholders. There is a risk that for United States federal income tax purposes, the merger should be viewed as follows:

  •
  Each Capsule stockholder received a pro rata amount of the total Covista stock being issued in the merger.

  •
  Mr. Luken transferred a portion of the Covista stock to which he was entitled to the minority stockholders to give effect to the agreed conversion ratios.

    The deemed transfer of the shares from Mr. Luken to the minority stockholders could be viewed, based on all of the facts and circumstances, as a taxable payment by Mr. Luken to the minority stockholders. The amount of the potentially taxable payment would be the value of the Covista shares that you receive in excess of the shares you would have received if there had been a pro rata distribution of the Covista shares, with no distinction in conversion ratio. Mr. Luken could have taxable income equal to the difference between value of the Covista shares that he is deemed to have paid to the minority stockholders, and his basis in those shares.

    According to Rev. Rul. 73-233, 1973-1 CB 179 the determination of whether there has been a taxable payment will be based on the facts and circumstances of the development and conclusion of the merger transaction. Because it is based on facts and circumstances, no opinion as to the correct resolution of the issue is rendered by counsel. You are encouraged to review the validity of the ruling and its application to you with your tax advisor.

    Neither Covista nor Capsule have requested a ruling from the Internal Revenue Service with regard to any of the United States Federal Income Tax consequences of the merger. The tax opinion of Pepper Hamilton LLP is based on and subject to certain assumptions and limitations as well as representations received from Capsule and Covista. The tax opinion assumes that the Capsule stockholder is a U.S. citizen or resident alien individual who holds the Capsule shares as a capital asset, not as part of a straddle, hedge or conversion transaction, and who did not acquire the shares in a compensation setting. Pepper Hamilton's opinion is not binding on the Internal Revenue Service or any court. No assurances can be given that contrary positions may not be taken by the Internal Revenue Service or that our opinion will be upheld by a court considering the issues if challenged by the Internal Revenue Service.

    The tax opinion and this discussion are based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury regulations, and current administrative rulings and court decisions. There can be no assurance that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of the tax opinion or of the statements and conclusions set forth in this discussion. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the merger. No opinion is expressed on any state, local or foreign income or other tax laws.

    Backup Withholding and Information Reporting.  Payments of cash to a holder surrendering shares of Capsule common stock will be subject to information reporting and "backup" withholding at a rate of 30.5 percent of the cash payable to the holder, unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from payments to a holder under the backup withholding rules will be allowed as a refund or credit against the holder's U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

    Tax Consequences to Dissenting Stockholders.  If a Capsule stockholder dissents from the merger and receives solely cash in exchange for his shares of Capsule common stock, the cash received will be treated as having been received by him as a distribution in redemption of his shares of Capsule common stock, subject to the provisions and limitations of Section 302 of the Internal Revenue Code. See "Appraisal Rights," on page 54. Unless the redemption is treated as a dividend under Sections 302(d) and 301 of the Internal Revenue Code, a stockholder will recognize gain or loss measured by the difference between the amount of cash received and the tax basis of the shares of Capsule common stock redeemed. This gain or loss will be capital gain or loss if the shares of Capsule common stock were held by the stockholder as a capital asset at the time of the merger. If, on the other hand, the redemption is treated as a dividend under Sections 302(d) and 301 of the Internal Revenue Code, the full amount of cash received by the stockholder will be treated as ordinary income to the extent of Capsule's current or accumulated earnings and profits.

    Under the tests of Section 302 of the Internal Revenue Code, the redemption of a dissenting Capsule stockholder's Capsule common stock generally will be treated as a dividend unless the redemption:

  •
  results in a "complete termination" of the stockholder's direct or indirect stock interest in Covista under Section 302(b)(3) of the Internal Revenue Code;

  •
  is "substantially disproportionate" with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code; or

  •
  is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code.

    In order to determine whether there has been a complete termination, a substantially disproportionate redemption or a redemption not essentially equivalent to a dividend with respect to a dissenting Capsule stockholder, it is necessary to consider the Covista common stock owned by persons from whom ownership is attributed to such stockholder under the rules of Section 318 of the Internal Revenue Code. Under Section 318 of the Internal Revenue Code, a stockholder is considered to own shares that are directly or indirectly owned by certain members of their family or by certain trusts, partnerships or corporations in which they have an ownership or beneficial interest. A stockholder is also considered to own any shares underlying exercisable options he holds. In some cases, a dissenting Capsule stockholder may be deemed to own constructively common stock held by persons who do not exercise appraisal rights.

Possible Loss of Net Operating Loss Carryovers

    Covista had net operating loss carryovers of approximately $10,107,000 at October 31, 2001, which are available to reduce taxable income in the current and future years. However, the ability of Covista to utilize these loss carryforwards is subject to certain limitations under provisions of the Internal Revenue Code, including limitations imposed by Code section 382, which relate to a greater than 50 percent change in control over a three-year period, and is further dependent upon Covista's maintaining profitable operations. Covista believes that the issuance of its common stock to Capsule stockholders in the merger likely will result in an ownership change under section 382. The amount of the net operating loss carryovers that Covista will be able to use each year will depend upon its market value immediately prior to the closing of the Capsule merger, which cannot currently be ascertained.

Regulatory Approvals Required

    We cannot complete the merger unless it is approved by, among others, the Federal Communications Commission (the "FCC"). The FCC must approve the proposed transition of control over Capsule's federal telecommunications authorizations. Also, certain state commissions must approve the transfer of control over Capsule's state telecommunications authorizations for long-distance and local exchange service.

    Further, we need to obtain waivers from federal and state rules in order to continue to operate Capsule's business as it is currently being conducted. Specifically, we must obtain from the FCC and several state commissions a waiver of the "slamming" restrictions to allow the expeditious and efficient switching of Capsule's subscriber base to us upon the closing of the transaction. We have filed applications for the foregoing telecommunications approvals and waivers. Also, if we decide to continue conducting Capsule's local exchange operations under certain interconnection agreements between the predecessor companies to Capsule and Verizon Wireless, notification and approval requirements will apply.

    We have made the necessary filings with these regulatory authorities and do not know of any reason why we cannot obtain these regulatory approvals.

Nasdaq Stock Market Listing

    It is a condition to the merger that any shares of Covista common stock issuable in connection with the merger be authorized for quotation on The Nasdaq National Market, subject to official notice of issuance.

Appraisal Rights

    Covista stockholders do not have any appraisal rights as a result of the merger or any of the transactions contemplated by the merger agreement. If the merger is completed, Capsule stockholders who do not vote for the adoption of the merger agreement and who otherwise comply with the provisions of Section 262 of the Delaware General Corporation Law will be entitled to an appraisal by the Delaware Court of Chancery of the "fair value" of their shares of Capsule common stock.

    To perfect their appraisal rights, Capsule stockholders must strictly comply with the procedures in Section 262. Failure to strictly comply with these procedures will result in the loss of appraisal rights. Holders of options to acquire shares of Capsule common stock will not be entitled to appraisal rights with respect to their options.

    The following is a summary of the material aspects of Section 262. The full text of Section 262 is reprinted as Annex B to this document. Capsule stockholders should read Annex B in its entirety.

    To perfect appraisal rights under Section 262 with respect to his or her shares of Capsule common stock, a Capsule stockholder:

  •
  must not vote for the adoption of the merger agreement; and

  •
  must deliver to Capsule a written demand for appraisal of his or her shares of Capsule common stock before the vote on the proposal to adopt the merger agreement.

    In order not to vote in favor of the adoption of the merger agreement, a Capsule stockholder must either:

  •
  not return a proxy card and not vote in person in favor of the adoption of the merger agreement;

  •
  return a proxy card with the "Against" or "Abstain" box checked;

  •
  vote in person against the adoption of the merger agreement; or

  •
  register in person an abstention from the proposal to adopt the merger agreement.

    A written demand for appraisal must reasonably inform Capsule of the identity of the Capsule stockholder and his or her intent to demand appraisal of his or her shares of Capsule common stock. This written demand for appraisal must be separate from any proxy or vote in person against or abstaining from the adoption of the merger agreement. A proxy or vote in person against or abstaining from the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

    A Capsule stockholder wishing to assert appraisal rights must be the record holder of his or her shares of Capsule common stock on the date the written demand for appraisal is made. Only a holder of record of shares of Capsule common stock is entitled to assert appraisal rights for the shares of Capsule common stock registered in that holder's name. A demand for appraisal must be made by or for and in the name of the stockholder of record, fully and correctly, as such stockholder's name appears on the certificates representing the Capsule common stock. Such demand cannot be made by the beneficial owner if he or she does not also hold the shares of record. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record holder.

    A record holder, such as a broker, who holds shares as a nominee for others may exercise his or her right of appraisal with respect to the shares held for all or less than all beneficial owners of shares as to which he or she is the record holder. In such case, the written demand must set forth the number of shares as to which appraisal is sought. If the number of shares as to which appraisal is sought is not expressly mentioned, the demand will be presumed to cover all shares of common stock or convertible preferred stock outstanding in the name of such record holder. Persons whose shares are held by brokers or other nominees and who desire to exercise dissenters' rights of appraisal should consider either (a) arranging to have their shares transferred into their own names of record and making the necessary written demand for appraisal or (b) arranging to have their broker or other nominee, as the case may be, take all of the steps necessary to comply with Section 262. To preserve his or her appraisal rights, a Capsule stockholder must continue to hold his or her shares through the effective date of the merger. Accordingly, a Capsule stockholder who is the record holder of shares of Capsule common stock on the date the written demand for appraisal is made, but who subsequently transfers shares prior to the effective date of the merger, will lose any right to appraisal in respect of those shares.

    All written demands for appraisal must be mailed or delivered to: Capsule Communications, Inc., 3331 Street Road, Suite 275, Bensalem, Pennsylvania 19020, Attention: Arthur Regan, Corporate Secretary, or should be delivered to the Corporate Secretary at the Capsule special meeting prior to the vote on the merger agreement.

    Within ten days after the effective date of the merger, the surviving corporation will notify each Capsule stockholder who properly delivered to Capsule a written demand for appraisal and has not voted for the adoption of the merger agreement, of the effective date of the merger.

    Within 120 days after the effective date of the merger, any Capsule stockholder who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from Capsule a statement of the aggregate number of shares of Capsule common stock not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received, and the number of holders of those shares. Such statement will be mailed to the stockholders within the later of ten days after the written request is received or ten days after expiration of the allowable period to deliver a demand for appraisal.

    Within 120 days after the effective date of the merger, Capsule or any Capsule stockholder who has complied with the above requirements may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of shares of all stockholders entitled to appraisal. If no such petition is filed, appraisal rights will be lost for all Capsule stockholders who had previously demanded appraisal of their shares. Capsule is not under any obligation, and has no present intention, to file a petition with respect to appraisal of the value of the shares of Capsule common stock.

    If any Capsule stockholder properly demands appraisal of shares of Capsule common stock but no petition for appraisal is filed with the Court of Chancery within 120 days after the effective date of the merger, the stockholders' rights to appraisal will cease and a Capsule stockholder will then have only the right to receive shares of Covista common stock for his or her shares in accordance with the terms of the merger.

    If a petition for an appraisal is timely filed and a copy served upon Capsule, Capsule will then be obligated within 20 days to file with the Delaware Register in Chancery a list containing the names and addresses of the Capsule stockholders who have demanded appraisal of their shares of Capsule common stock and with whom agreements as to the value of their shares have not been reached. After notice to the Capsule stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery may conduct a hearing on such petition to determine those Capsule stockholders entitled to appraisal rights. The Delaware Court of Chancery may require the Capsule stockholders who demanded appraisal rights of their shares of Capsule common stock to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceeding. If any Capsule stockholder fails to comply, the Delaware Court of Chancery may dismiss the proceedings as to that Capsule stockholder.

    After determining which Capsule stockholders are entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of Capsule common stock, excluding any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Capsule stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive under the terms of the merger if they did not seek appraisal of their shares of Capsule common stock, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. In determining the value and a fair rate of interest, the court may consider all relevant factors.

    The costs of an appraisal action may be determined by the Delaware Court of Chancery and charged to the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any Capsule stockholder in connection with an appraisal be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

    At any time within 60 days after the effective date of the merger, any Capsule stockholder will have the right to withdraw his or her demand for appraisal and to accept shares of Covista common stock for shares of Capsule common stock in accordance with the terms of the merger. After this period, a Capsule stockholder may withdraw his or her demand for appraisal only with the written consent of Capsule. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any Capsule stockholder without the approval of the Delaware Court of Chancery, which may be conditioned on terms the Delaware Court of Chancery deems just.

    Any Capsule stockholder who has demanded and perfected an appraisal in compliance with Section 262 will not, after the effective date of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends, except dividends payable to Capsule stockholders prior to the effective date of the merger, if any.

Resale of Covista Common Stock After the Merger

    Covista common stock issued pursuant to the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended, except for shares issued to any Capsule stockholder who may be deemed to be an "affiliate" of Capsule for purposes of Rule 145 under the Securities Act.

    This document does not cover resales of shares of Covista common stock received by any person who may be deemed to be such an affiliate.

    Persons who may be deemed to be affiliates of Capsule include individuals or entities that control, are controlled by, or are under common control with Capsule, and generally include the executive officers and directors of Capsule and entities controlled by executive officers or directors of Capsule. Affiliates may not sell their shares of Covista common stock acquired in connection with the merger, except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act (or Rule 144 under the Securities Act in the case of persons who are or become affiliates of Covista) or another applicable exemption from the registration requirements of the Securities Act.

    In general, Rule 145 under the Securities Act provides that, for one year following the effective time of the merger, an affiliate (together with certain related persons) would be entitled to sell shares of Covista common stock acquired in connection with the merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 under the Securities Act may not exceed the greater of one percent of the outstanding shares of Covista common stock or the average weekly trading volume of such shares during the four calendar weeks preceding such sale (excluding such person's trading). Rule 145 under the Securities Act will remain available to affiliates if Covista timely files reports under the Securities Exchange Act with the SEC. One year after the effective time of the merger, an affiliate will be able to sell such shares of Covista common stock without being subject to such manner of sale or volume limitations, provided that Covista is current with its Exchange Act informational filings and such affiliate is not then an affiliate of Covista. Two years after the effective time of the merger, an affiliate will be able to sell such shares of Covista common stock without any restrictions so long as such affiliate had not been an affiliate of Covista for at least three months prior to the date of such sale.

THE MERGER AGREEMENT

    The following is a summary of provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in its entirety and attached to this document as Annex A. You are urged to read the merger agreement in its entirety for a more complete description of the merger.

General

    Pursuant to the merger agreement, CCI Acquisitions Corp. will merge with and into Capsule, with Capsule surviving the merger. As a result, Capsule will become a wholly owned subsidiary of Covista and Capsule stockholders will become Covista stockholders. The effective date of the merger will occur no later than five days following the satisfaction or waiver, where permissible, of all conditions to completion of the merger specified in the merger agreement.

    On or prior to the effective date of the merger, we will file a certificate of merger with the Delaware Secretary of State. The merger will be effective at the time specified in the certificate of merger. Either Covista or Capsule can terminate the merger agreement if, among other reasons, the merger does not occur on or before January 31, 2002.

Conversion Ratio; Fractional Shares

    If the merger is completed, the minority stockholders of Capsule will receive 0.1116 shares of Covista common stock for each share of Capsule common stock, and Henry G. Luken, III, the majority stockholder of Capsule, will receive 0.0838 shares of Covista common stock, for each share of Capsule common stock, in each case subject to reduction as provided in the merger agreement. The adjustment mechanism in the merger agreement is designed to provide that the minority stockholders of Capsule will receive not more than $0.6696 of Covista common stock for each share of Capsule common stock, and that the majority stockholder of Capsule will receive not more than $0.5028 of Covista common stock for each share of Capsule common stock, in each case based on the weighted average daily high and low sale prices of Covista common stock for the 15 trading days ending one trading day before the closing date of the merger. Further, Capsule has the right to terminate the merger agreement prior to the closing of the merger if the weighted average daily high and low sale prices of the Covista common stock for the 15 trading days ending one trading day before the closing date of the merger is less than $2.00 per share.

    In lieu of fractional shares of Covista common stock, Covista will pay an amount in cash equal to the product of (i) the fractional share interest to which a Capsule stockholder (after taking into account all shares of Capsule common stock held immediately prior to the effective time of the merger by such stockholder) would otherwise be entitled times (ii) $5.99 (the last sale price of Covista common stock on July 17, 2001, the date of the merger agreement).

    At the effective time of the merger, each outstanding Capsule stock option, whether vested or unvested, will be converted into an equivalent stock option to purchase shares of Covista common stock, with the number of shares and options prices adjusted to give effect to the conversion ratio, and will no longer represent a right to acquire shares of Capsule common stock.

Representations and Warranties

    Covista and Capsule have made customary representations and warranties about themselves. Capsule has also made customary representations and warranties regarding its subsidiaries. The representations and warranties of Covista and Capsule and its subsidiaries do not survive beyond the effective time of the merger; except that there shall be no limitation period for matters involving fraud.

Covenants

    Covenants of Capsule.  Pursuant to the merger agreement, Capsule has agreed (except as permitted by Covista or as otherwise expressly contemplated by the merger agreement) to conduct its business in the ordinary course consistent with past practice and that, pending the merger, it will not, nor will it permit any of its subsidiaries to:

  •
  change their respective certificates of incorporation or bylaws;

  •
  in the case of Capsule only, declare or pay any cash or other dividends in respect of any shares of its common stock;

  •
  change any of its or their accounting policies or practices unless required by GAAP; or

  •
  take or agree to take any of the actions described above, or any action that would make its or their representations or warranties contained in the merger agreement untrue or prevent any of them from performing their respective covenants or delay, deter, or prevent the conditions of the agreement from being satisfied.

    Pursuant to the merger agreement, Capsule has agreed to conduct its business in the ordinary course consistent with past practice and that it and its subsidiaries shall:

  •
  use reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealing with it;

  •
  give all notices and other information required to be given to its employees and any applicable government entity under applicable law in connection with the transactions provided for in the merger agreement;

  •
  consult with Covista as to making decisions in matters other than those in the ordinary course of business;

  •
  use its commercially reasonable efforts to maintain all telecommunications licenses; and

  •
  promptly advise Covista of any event that would cause any covenant, condition or agreement of Capsule under the merger agreement not to be satisfied.

    Capsule has agreed to:

  •
  call a stockholders' meeting and recommend approval of the merger agreement and merger; and

  •
  obtain required third-party consents.

Capsule also made covenants relating to access to its information and employees, regulatory approvals, preparation of the joint proxy statement/prospectus, changes which would affect the merger; tax returns; public communication regarding the merger, satisfaction of merger conditions, and qualifying the merger as a tax-free reorganization.

    Covenants of Covista.  Pursuant to the merger agreement, Covista has agreed (except as permitted by Capsule or as otherwise expressly contemplated by the merger agreement) to conduct its business in the ordinary course consistent with past practice and that, pending the merger, neither it nor CCI Acquisitions Corp. will:

  •
  change their respective certificates of incorporation or bylaws;

  •
  in the case of Covista only, declare or pay any cash dividend in respect of its common stock;

  •
  make any change in any of its accounting policies or practices in a manner materially affecting its consolidated assets, liabilities or results of operations, unless required by GAAP; or

  •
  take or agree to take any of the actions described above, or any action which would make any of its representations or warranties contained in the merger agreement untrue or prevent it from performing or cause it not to perform its covenants hereunder or delay, deter or prevent the conditions of the merger agreement from being satisfied.

    Pending the effective date of the merger, Covista shall use commercially reasonable efforts to preserve its business organization and assets and to keep available the services of its officers and employees.

Conditions to the Merger

    The respective obligations of Covista and Capsule to effect the merger are subject to the satisfaction or waiver (if permitted by law), at or prior to the merger, of the following conditions, among others:

    Representations, Warranties and Covenants.  Each of the representations and warranties of the other party contained in the merger agreement must be true and correct as of the effective time of the merger as though they were made at the effective time of the merger. Each party must have performed in all material respects all of its obligations required to be performed under the merger agreement as of the effective time of the merger.

    Material Adverse Change.  No material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities or business of each party and its subsidiaries shall have occurred since December 31, 2000, in the case of Capsule's obligations to close, or since January 31, 2001, in the case of Covista's obligations to close.

    Regulatory Approvals.  We must obtain all consents and government and regulatory approvals that are necessary in connection with the merger as contemplated by the merger agreement. These conditions may be waived.

    Stockholder Approval.  Covista stockholders must approve the issuance of Covista common stock in connection with the merger. Capsule stockholders must approve the merger agreement and the merger.

    Dissenting Shares.  The shares held by Capsule stockholders who elect to pursue dissenters' rights in accordance with Delaware law shall not comprise more than five percent of the outstanding shares of Capsule common stock. Covista has advised Capsule that it will not waive this condition if the waiver would cause the merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    Effectiveness of Registration Statement.  The registration statement (of which this document is a part) must be effective in accordance with the provisions of the Securities Act, and the SEC must not have issued any stop order suspending the effectiveness of the registration statement.

    Nasdaq Listing.  The shares of Covista common stock issued in connection with the merger must be approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

    No Adverse Proceedings.  No action or proceeding by a court preventing the consummation of the merger can be in effect or pending. No action by any governmental entity having jurisdiction over Covista, Capsule or any of their subsidiaries that makes the consummation of the merger illegal can be in effect or pending.

Termination

    We may terminate the merger agreement at any time prior to the completion of the merger, by mutual consent.

    Either Covista or Capsule may terminate the merger agreement at any time prior to the completion of the merger if:

  •
  the merger has not been completed by January 31, 2002, unless the failure to complete the merger is the result of a breach of the merger agreement by the terminating party;

  •
  any final, nonappealable permanent injunction or other order of a court prohibits completion of the merger and the transactions contemplated by the merger agreement;

  •
  the board of directors of the non-terminating party, in the exercise of its fiduciary duties, fails to recommend or withdraws, or modifies or changes in a manner adverse to the terminating party, as applicable, its approval or recommendation of the merger agreement or the merger; or

  •
  any representation or warranty of the non-terminating party under the merger agreement was untrue when made in any material respect or if the non-terminating party materially breaches any obligation under the merger agreement and such breach remains uncured 30 days after receipt of written notice from the terminating party; provided that such termination right shall not be available to a party that is at that time in material breach of the merger agreement.

    Capsule may terminate the merger agreement prior to the completion of the merger if the weighted average daily high and low sale prices of Covista common stock for the 15 trading days ending one trading day before the closing date of the merger is less than $2.00 per share.

Amendment; Waiver

    Subject to applicable legal restrictions, at any time prior to the completion of the merger, the parties may amend the merger agreement by mutual written consent and approval of their respective boards of directors. However, after stockholder approval of the merger agreement, the merger agreement may not be amended to change the consideration to be received upon conversion of the Capsule common stock, change any term of the certificate of incorporation of the combined company to be effected by the merger or make any change that would adversely affect the rights of Capsule stockholders.

    Each party may also:

  •
  extend the time for the performance of any of the obligations or other acts of the other party required in the merger agreement;

  •
  waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement; or

  •
  waive compliance by the other party with any of the agreements or conditions contained in the merger agreement, except for the requirements of stockholder approval, regulatory approval and the absence of any order, decree or injunction preventing the merger.

Expenses

    Generally, we will each pay all of our respective costs and expenses, including fees and expenses of financial consultants, accountants and legal counsel, incurred in connection with the proposed merger agreement.

COMPARISON OF THE RIGHTS OF HOLDERS OF COVISTA COMMON STOCK AND
CAPSULE COMMON STOCK

General

    Upon consummation of the merger, holders of Capsule common stock (other than stockholders who exercise their preemptive rights) will become stockholders of Covista and the rights of all such former Capsule stockholders will thereafter be governed by Covista's certificate of incorporation and bylaws and the New Jersey Business Corporation Act ("NJBCA"). The rights of the Capsule stockholders are currently governed by Capsule's certificate of incorporation and bylaws and the Delaware General Corporation Law (the "DGCL"). Differences between the laws of New Jersey, the state of incorporation of Covista, and those of Delaware, the state of incorporation of Capsule, and differences between Covista's certificate of incorporation and bylaws, on the one hand, and Capsule's certificate of incorporation and bylaws, on the other hand, will result in several changes in the rights of Capsule's stockholders. A summary of the more significant changes is set forth below.

    The following summary does not purport to be a complete statement of the rights of stockholders under Covista's certificate of incorporation, bylaws and other governing instruments and applicable law, as compared with the rights of Capsule's stockholders under Capsule's certificate of incorporation, bylaws and other governing instruments and applicable law, or a complete description of the specific provisions referred to herein. The summary is qualified in its entirety by reference to the governing corporate instruments of Covista and Capsule, which are incorporated by reference in this document, and will be sent to Capsule and Covista stockholders upon request, and to the laws of New Jersey and Delaware, respectively, to which stockholders are referred.

Voting Rights and Election of Directors

    Under the NJBCA, each outstanding share shall be entitled to one vote on each matter submitted to the stockholders for a vote, unless otherwise provided in the certificate of incorporation. At each election of directors, a stockholder shall be entitled to the number of votes that equals the number of shares owned by such stockholder multiplied by the number of directors for whose election such stockholder has a right to vote. The certificate of incorporation may permit "cumulative" voting, whereby a stockholder is entitled to cast all of such stockholder's total number of votes for one candidate for director, or apportion such stockholder's total votes among any number of candidates. Covista's certificate of incorporation provides for cumulative voting. Covista's bylaws also state that no share of stock shall be voted which has been transferred on the books of the corporation within 20 days of a meeting at which an election occurs, exclusive of the date of such meeting.

    The voting rights provision and cumulative voting rights provisions of the DGCL are substantially similar to those of the NJBCA. Capsule's certificate of incorporation, however, does not provide for cumulative voting.

Quorum

    Under the NJBCA, unless otherwise provided in the certificate of incorporation, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. No floor is specified as to the minimum number of voting shares constituting such quorum. Covista's bylaws require the presence, in person or by proxy, of the holders of 51 percent of the outstanding stock entitled to vote.

    Under the DGCL, unless otherwise provided in the certificate of incorporation, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. However, if the certificate of incorporation or bylaws specifies the requirement for a quorum, in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Capsule's bylaws provide that a majority of the outstanding stock constitutes a quorum.

Dividends

    Under the NJBCA, subject to any restrictions contained in the certificate of incorporation, a corporation may, by resolution of its board, pay dividends. However, a corporation may not make a distribution if, after giving effect thereto, either:

  •
  the corporation would be unable to pay its debts as they became due in the usual course of business; or

  •
  the corporation's total assets would be less than its total liabilities. Covista's bylaws provide that the board of directors may in their absolute discretion determine and designate dividends subject to the limitations imposed by statutes, and Covista's certificate of incorporation and bylaws.

    Under the DGCL, a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, or, if no surplus exists, out of net profits for the current or preceding fiscal year, provided that the amount of capital remaining after the declaration and payment of the dividend is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of the assets of the corporation. Capsule's bylaws provide that dividends may be declared by the board of directors pursuant to law and the certificate of incorporation.

Removal of Directors

    Under the NJBCA, directors may be removed for cause by vote of the stockholders or, if the certificate of incorporation or the provisions of a bylaw adopted by the stockholders so provide, by action of the board of directors. Directors may be removed without cause by vote of the stockholders unless the certificate of incorporation provides otherwise. Where cumulative voting is authorized, and less than the whole board is to be removed, no one director may be so removed if the votes cast against his removal would be sufficient to elect him if then voted cumulatively at an election of the entire board. Other than providing for cumulative voting, Covista's certificate of incorporation is silent on the issue.

    Under the DGCL, in general any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Capsule's certificate of incorporation and bylaws are silent on the issue.

Number and Classification of the Board of Directors

    Under the NJBCA, the certificate of incorporation may provide that the directors be divided into classes, with no class of directors serving terms shorter than one year or longer than five years, and with the term of office of at least one class expiring each year. Covista does not have a classified board and directors serve terms for one year. Covista's bylaws provide that the board of directors shall be composed of not less than three nor more than nine members and that board members shall be stockholders of record.

    Under the DGCL, the board of directors shall consist of one or more members, and shall be fixed in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors. Further, under the DGCL, the directors of a corporation may, by the certificate of incorporation, by an initial bylaw or by a bylaw adopted by a vote of the stockholders, be divided into one, two or three classes. Capsule's certificate of incorporation and bylaws do not provide for a classified board. Capsule's certificate of incorporation directs that the number of directors shall be fixed in the manner provided in the bylaws. Capsule's bylaws provide that the number of directors shall be fixed by the board of directors and shall be composed of not less than one nor more than fifteen members and that directors need not be stockholders of the corporation.

Vacancies on the Board of Directors

    Under the NJBCA, unless otherwise provided in the certificate of incorporation or the by-laws, any vacancy occurring in the board of directors, as well as newly created directorships, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Any directorship not filled by the board may be filled by the stockholders at an annual meeting or at a special meeting called for that purpose. Covista's bylaws provide that vacancies shall be filled by a majority of the remaining directors.

    Under the DGCL, unless otherwise provided in the certificate of incorporation or the by-laws, any vacancies and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum. If, at any time, a corporation should have no directors, the DGCL provides certain mechanisms to call a special meeting to elect directors. Capsule's certificate of incorporation and bylaws are silent on the issue.

Amendments to Certificate of Incorporation

    Under the NJBCA, a proposed amendment to a corporation's certificate of incorporation requires approval by the board of directors and an affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon; provided that in the case of a corporation organized prior to January 1, 1969, the proposed amendment requires the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon, unless the corporation has adopted the majority voting requirement by amendment of its certificate of incorporation adopted by the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon. Covista was organized prior to 1969 and has not adopted the majority voting requirement, and therefore any proposed amendment to its certificate of incorporation requires board approval and the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon.

    Under the DGCL, an amendment to the certificate of incorporation of a corporation requires the approval of the corporation's board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation's certificate of incorporation. Capsule's certificate of incorporation is silent on the issue.

Amendments to Bylaws

    Under the NJBCA, the board of directors of a corporation has the power to make, alter and repeal bylaws unless such power is reserved to the stockholders in the certificate of incorporation, but bylaws made by the board of directors may be altered or repealed and new bylaws may be adopted by the stockholders. In addition, the stockholders may prescribe in the bylaws that any bylaw made by them shall not be altered or repealed by the board of directors. Covista's certificate of incorporation confers upon the board of directors the exclusive power, subject to the above statutory constraints and its own bylaws, to make, alter or amend the bylaws at a properly convened meeting. Covista's bylaws provide that the bylaws may be amended by an affirmative vote of the stockholders representing at least 51 percent of the entire outstanding capital stock.

    Under the DGCL, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The stockholders always have the power to adopt, amend or repeal the bylaws, even though the board may also be delegated the power. Capsule's certificate of incorporation confers upon the board of directors the power to adopt, amend or repeal the bylaws at a properly convened meeting, subject to the stockholders' right to do the same at any properly convened meeting in which the matter may be properly raised.

Stockholder Vote by Written Consent

    Under the NJBCA, unless otherwise provided in the certificate of incorporation, any action that may be taken at a meeting of stockholders, other than the annual election of directors, may be taken without a meeting, without prior notice and without a vote, upon the written consent of stockholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all stockholders entitled to vote thereon were present and voting. Covista's governing instruments are silent on this issue.

    Under the DGCL, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Capsule's bylaws allow its stockholders to act by written consent in lieu of a meeting.

Stockholders' Meetings

    Under the NJBCA, written notice of the time, place and purpose of every meeting of stockholders shall be given not less than ten nor more than 60 days before the date of the meeting. Special meetings of the stockholders may be called by the president or the board, or such other officers, directors or stockholders as may be provided in the bylaws. The Superior Court may order a special meeting, upon application of holders of not less than ten percent of all the shares entitled to vote and a showing of good cause. Covista's bylaws require notice to be given not less than ten nor more than 20 days before such meeting, and provide that special meetings may be called at any time by a majority of the directors. Notice of such meeting must be given not less than ten days before the date set for such meeting.

    Under the DGCL, whenever stockholders are required or permitted to take any action at a meeting, written notice of the place, date and hour of the meeting, and in the case of a special meeting, the purpose, shall be given not less than ten nor more than 60 days prior to the meeting. Special meetings of the stockholders may be called by the board of directors or such other persons as may be authorized by the certificate of incorporation or bylaws. Capsule's certificate of incorporation provides that a special meeting of stockholders may be called at any time by a majority of the board of directors or the president.

Limitation of Liability

    Under the NJBCA, a corporation may provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its stockholders for damages from the breach of any duty owed to the corporation or its stockholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission:

  •
  in breach of such person's duty of loyalty to the corporation or its stockholders;

  •
  not in good faith or involving a knowing violation of law; or

  •
  resulting in receipt by such person of an improper personal benefit.

Covista's certificate of incorporation has such a provision eliminating personal liability to the extent permitted by the NJBCA. The certificate of incorporation also provides that any repeal or modification of this provision will not adversely affect any right or protection of a director of Covista, with regard to any action taken prior the time of such repeal or modification.

    Under the DGCL, a corporation may include in its certificate of incorporation a provision eliminating or limiting personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director:

  •
  for any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the DGCL concerning unlawful dividends and stock repurchases and redemptions; or

  •
  for any transaction from which the director derived an improper personal benefit.

No provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Capsule's certificate of incorporation eliminates personal liability of directors to the fullest extent expressly or otherwise permitted by the DGCL.

Indemnification

    Under the NJBCA, a corporation may indemnify a corporate agent against his expenses and liabilities (including but not limited to fines and penalties) in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if:

  •
  such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

  •
  with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

    Indemnification against expenses incurred by a corporate agent in connection with a proceeding against such corporate agent for actions in such capacity is mandatory to the extent that such corporate agent has been successful on the merits in a proceeding involving such corporate agent in his capacity as such. If a corporate agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions when a court deems the award of expenses appropriate. Covista also is contractually obligated to provide indemnification to its directors and executive officers.

    Advancement of expenses is permitted, but a corporate agent receiving such advances must repay those expenses if it is ultimately determined he is not entitled to be indemnified. The indemnification and advancement of expenses provided by or granted pursuant the NJBCA does not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that, under the NJBCA, no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions:

  •
  were in breach of his duty of loyalty to the corporation or its stockholders;

  •
  were not in good faith or involved a knowing violation of law; or

  •
  resulted in receipt by the corporate agent of an improper personal benefit.

    Covista's certificate of incorporation and bylaws are silent on all of the above issues. However, Covista has entered into an indemnification agreement with each of its directors and officers that generally obligates Covista to indemnify such persons to the maximum extent permitted by New Jersey law.

    Under the DGCL, a corporation has the power to indemnify a corporate agent for actions taken in good faith and in a manner such corporate agent reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. Delaware law provides that a corporation may advance expenses for defense (upon receipt of a written undertaking from the person seeking the advance to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred. No indemnification may be made for any claim, issue or matter as to which a person has been adjudged to be liable to the corporation, unless, and only to the extent deemed proper, a court determines the person is entitled to indemnity for such expenses. Capsule's certificate of incorporation and bylaws provide that the corporation shall indemnify and advance expenses to its directors and officers to the fullest extent expressly or otherwise permitted by the DGCL.

Business Combination Statutes

    Under the NJBCA Shareholders Protection Act, generally no public corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey may engage in any business combination with any "interested stockholder" (generally, a ten percent or greater stockholder) of such corporation for a period of five years following such stockholder's becoming an "interested stockholder," unless such business combination is approved by the board of directors of such corporation prior to such stockholder becoming an "interested stockholder." A resident public corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey cannot opt out of the foregoing provisions of New Jersey's Shareholders Protection Act.

    In addition, no resident public corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey may engage, at any time, in any business combination with any interested stockholder of such corporation other than:

  •
  a business combination approved by the board of directors of such corporation prior to such stockholder becoming an "interested stockholder;"

  •
  a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose; or

  •
  a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share paid by such interested stockholder.

    Henry G. Luken, III is an interested stockholder of Covista. Because he also owns more than ten percent of the Capsule common stock, the Shareholders Protection Act would proscribe the completion of the merger but for the fact that before he became an interested stockholder of Covista, the Covista board approved any business combination that may be entered into between Covista and Mr. Luken or entities controlled by him.

    Under the DGCL, a corporation is prohibited from engaging in any business combination with any interested stockholder (defined as the beneficial owner of 15 percent or more of the voting power of a company) for a period of three years following the date that such stockholder became an interested stockholder, unless:

  •
  prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation; or

  •
  on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

    Under Delaware law, a corporation has the option to elect not to be governed by the above business combination statute. Capsule, through its certificate of incorporation, has elected not to be governed by this section.

DESCRIPTION OF COVISTA CAPITAL STOCK

General

    Covista's authorized capital stock consists of 50,000,000 shares of common stock, par value $.05 per share. The board of directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock. The following description does not contain all the information that might be important to you; therefore, you should read carefully the more detailed provisions of the Covista certificate of incorporation and bylaws. The following summary does not give effect to provisions of statutory or common law, the provisions of applicable laws and the Covista certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this document is a part.

Common Stock

    On the record date for the Covista annual meeting, December 11, 2001, 10,819,405 shares of Covista common stock were outstanding. A holder of common stock has one vote for each share held by him on all matters submitted to a vote of stockholders and the exclusive voting power for all purposes is vested in the holders of the common stock. Holders of common stock are entitled to cumulative voting rights in connection with the election of directors. The common stock has no conversion rights and is not subject to redemption. A holder of Covista common stock has no preemptive rights to subscribe for additional shares of stock or other securities of Covista except as may be granted by the board of directors.

    The holders of common stock of Covista are entitled to receive, pro rata, dividends when, as and if, declared by the board of directors from funds legally available therefor. Covista has not declared any cash dividends on its common stock. Covista intends to retain future earnings, if any, for use in its business and does not anticipate paying regular cash dividends on its common stock. In the event of any liquidation, dissolution or winding up of Covista, the holders of Covista common stock are entitled to share ratably in all the remaining assets.

Transfer Agent

    Covista's transfer agent is American Stock Transfer & Trust Company.

ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY COVISTA'S
STOCKHOLDERS—PROPOSAL NUMBER TWO: ELECTION OF DIRECTORS

    The eight individuals nominated for election to the Covista board of directors are Kevin A. Alward, Walt Anderson, Leon Genet, Donald Jones, A. John Leach, Jr., Henry G. Luken, III, Nicholas Merrick and Jay J. Miller. Messrs. Alward, Anderson, Genet, Leach, Luken and Miller are currently directors of Covista.

    Covista's board of directors believes that all of the nominees are willing and able to serve as directors. Directors hold office for a term of one year and until their successors have been duly elected and qualified. However, if the directors appoint individuals to fill vacancies on the board of directors, such appointed directors serve until the next annual meeting of Covista stockholders and until their successors are duly elected and qualified.

    Assuming that a quorum is present at the Covista annual meeting, the eight nominees receiving the highest number of affirmative votes of the shares of Covista common stock present in person or represented by proxy at the annual meeting and entitled to vote, shall be elected as directors. Stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors, as described in "Vote Required; Quorum," on page 26, above. Any shares not voted at the annual meeting with respect to the election of directors (whether as a result of broker non-votes or otherwise) will have no impact on the vote.

    THE COVISTA BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION AS DIRECTORS OF THE EIGHT NOMINEES IDENTIFIED HEREIN.

Nominees

    Covista's board of directors has fixed the number of directors to be elected at the Covista annual meeting at eight. The shares represented by the proxies will be voted in favor of the election as directors of the persons named below unless authority to do so is withheld. Stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors, as described in "Vote Required; Quorum," on page 26, above. The directors elected will hold office until the next annual meeting of stockholders currently expected to be held on June 13, 2002, and their respective successors are duly elected and qualified. The nominees named below were nominated for election to the board of directors of Covista by management. The name, age, business experience and public directorships of each nominee are as set forth in the table (and accompanying nominee descriptions) below:

Name	Covista Office	Since	Age
Henry G. Luken, III	Chairman of the Board	1999	40
A. John Leach, Jr.	President, Chief Executive Officer and Director	2000	38
Kevin A. Alward	Chief Operating Officer and Director	2001	35
Walt Anderson	Director	1999	46
Leon Genet	Director	1996	70
Donald Jones	Director Nominee	—	66
Nicholas Merrick	Director Nominee	—	38
Jay J. Miller	Director	1983	68

    Covista's directors all serve for one-year terms or until their successors are elected and qualified.

    Henry G. Luken, III was elected a director of Covista in February 1999, and Chairman of the Board in February 2001. Currently, he is President of Mont Lake Properties, Inc., a real estate development firm; a director of Equity Broadcasting Corp., a TV network; a director of ACNTV, a home shopping company selling through TV; and Managing Agent of Henry IV LLC, an aircraft sales company. A co-founder of Telco Communications Group Inc., he served as its Chief Executive Officer and Treasurer from July 1993 to April 1996, and as its Chairman from July 1993 to October 1997. Mr. Luken has also served as Chairman of Tel-Labs, Inc., a telecommunications billing firm, since 1991, and as Chairman of Telco Development Group, Inc., a computer systems firm owned by Mr. Luken, since 1987, both of which entities he founded.

    A. John Leach, Jr.  was appointed President and Chief Executive Officer of Covista on May 18, 2000. He had been Senior Vice President of Sales at BTI Telecomm, Inc., from December 1999 to May 2000; and Senior Vice President of Teleglobe, Inc. from June 1996 to December 1999.

    Kevin A. Alward was appointed Chief Operating Officer of Covista on March 29, 2001 and was elected a director of Covista on July 17, 2001. He had previously served TotalTel USA as President and Chief Operating Officer from 1994 to 1998, when he left the company to become President of North America for Destia Communications, Inc. (formerly known as Econophone, Inc.) and its successor by merger, Viatel, Inc. In April 2000, he co-founded Blink Data Corp., a telecommunications and data services provider headquartered in northern New Jersey, where he was President and Chief Executive Officer until his return to Covista.

    Walt Anderson was elected a director of Covista in February 1999, and as Chairman of the Board of Covista in November, 1999. He resigned as Chairman in February 2001, but continued as a director. He has been Manager of Revision LLC from June 1998 to the present; President and Chairman of Entree International Ltd. (financial consulting services) from July, 1997 to the present; Chairman of Capsule Communications, Inc. since March 30, 2001, of which he has served as a director since May 1998; Chairman of Teleport UK Ltd. (satellite communications) from May 1996 to the present; Chairman of Esprit Telecom Group plc. (telecom services) from October 1992 to November 1998; and President and Chairman of Mid Atlantic Telecom (telecom services) from May 1984 to December 1993. Mr. Anderson is also a director of American Technology Labs (network equipment) and Aquarius Holdings Ltd. (water transport systems). From June 1998 to December 2000, Mr. Anderson was the Chairman of WorldxChange Communications, Inc., which filed for protection under the bankruptcy laws in April 2001 following its acquisition by World Access, Inc. in December 2000.

    Leon Genet has served as a director since October 1996. For in excess of the past five years, he has been a partner in Genet Realty, a commercial and industrial real estate brokerage firm. He serves as a member of the National Commerce and Industry Board for the State of Israel Bonds Organization and is a stockholder, director and officer of LPJ Communications, Inc.

    Donald Jones has been nominated to become a director upon election by the stockholders at the annual meeting. He is currently retired from his position as Senior Vice President for Chapter Services of the American Red Cross, for which he worked since 1991. Prior to joining the Red Cross, Mr. Jones was Deputy Assistant Secretary of Defense for Military Manpower and Personnel Policy. Mr. Jones served in the United States Army for over 35 years and retired in 1991 with the permanent rank of Lieutenant General.

    Nicholas Merrick has been nominated to become a director upon election by the stockholders at the Annual Meeting. He served as Senior Vice President and Chief Financial Officer of Telergy, Inc., a high-speed fiber optic communications network company, from May, 2000 to July, 2001. Prior to joining Telergy, Mr. Merrick was Chief Executive Officer of Up2 Technologies, Inc. and Executive Vice President of Excel Communications, each of which is a subsidiary of Teleglobe, Inc. (global communications, e-business services), from 1998 until 2000. From 1996 to 1997, he was Vice President and Chief Financial Officer of Telco Communications Group, Inc., and from 1985 to 1996, he was Vice President of Corporate Finance at the Robinson-Humphrey Company, Inc. and Managing Director of R-H Capital Partners.

    Jay J. Miller, Esq. has served as a director since 1983. He has been a practicing attorney for more than 35 years in New York City. He is Chairman of the Board of AmTrust Pacific Ltd., a New Zealand real estate company, and is a director of AmTrust Financial Group, Inc., an insurance holding company.

Board Meetings and Committees

    During the fiscal year ended January 31, 2001, the board of directors met five times, and each director attended all such meetings except for Henry Luken, who attended four meetings. The Covista board of directors has two committees: the audit committee and the compensation committee, which met as follows during the fiscal year ended January 31, 2001: the audit committee, three times; and the compensation committee, one time. All directors attended all of the meetings of the committees on which they served.

    The audit committee currently consists of Walt Anderson, who is an independent director as defined in the National Association of Securities Dealers listing standards, Leon Genet and Henry G. Luken, III. It is anticipated that upon the election of Donald Jones and Nicholas Merrick to the Covista board of directors at the Covista annual meeting, they also will be appointed to the audit committee in place of Mr. Luken. Mr. Jones and Mr. Merrick each will be an independent director as defined in the National Association of Securities Dealers listing standards. The audit committee oversees Covista's financial reporting process and internal controls. The audit committee meets with Covista's financial management and its independent public accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures.

    The compensation committee currently consists of Henry G. Luken, III and Jay J. Miller. The compensation committee reviews and approves Covista's compensation arrangements for its key employees and administers all of Covista's stock option plans.

Audit Committee Report

    Covista's audit committee has reviewed and discussed the audited consolidated financial statements of Covista for the year ended January 31, 2001 with Covista's management, and has discussed the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees) with the representatives of Deloitte & Touche LLP, the independent auditors of Covista. The independent auditors have provided a written disclosure to the audit committee in compliance with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed the auditors' independence with Deloitte & Touche LLP. Based on the review of the audited consolidated financial statements for the year ended January 31, 2001 and the discussions between the audit committee, Covista's management and the independent auditors, the audit committee has recommended to the board of directors that the audited consolidated financial statements for the year ended January 31, 2001 be included in Covista's Annual Report to Stockholders and in Covista's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

    The audit committee acts under a written charter that was first adopted and approved by Covista's board of directors on February 23, 2000. In performing its functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of Covista's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who in their report express an opinion on the conformity of Covista's annual financial statements to generally accepted accounting principles. A copy of the audit committee charter is attached as Annex E to this Joint Proxy Statement/Prospectus.

Respectfully Submitted
THE AUDIT COMMITTEE
Walter Anderson Leon Genet Henry G. Luken, III

    As part of its duties, the audit committee also considered whether the provision of services other than audit services during fiscal year 2001 by Deloitte & Touche LLP, Covista's independent public accountants, is compatible with maintaining the accountants. See Additional Matters Being Submitted to a Vote of Only Covista's Stockholders—Proposed Number Four: Ratification of the Selection of Independent Auditors on page 87.

    Fees for all services provided by Deloitte & Touche LLP for fiscal year 2001 are as follows:

    Audit Fees.  Amounts billed by Deloitte & Touche LLP related to the 2001 annual financial statement audit and reviews of quarterly financial statements filed in the report on Form 10-Q were approximately $104,000.

    Financial Information Systems Design and Implementation Fees.  No amounts were billed by Deloitte & Touche LLP in fiscal 2001 for financial information systems design and implementation services.

    All Other Fees.  Amounts billed by Deloitte & Touche LLP for all other professional services in fiscal 2001 were approximately $43,000. A substantial amount of these fees relates to researching various tax and accounting issues.

Executive Compensation

    The following table sets forth the compensation which Covista paid during the fiscal years ended January 31, 2001, 2000 and 1999 to its Chief Executive Officer and to each executive officer of Covista or person performing similar functions whose aggregate remuneration exceeded $100,000, during Covista's fiscal year ended January 31, 2001 (the "Named Executives").

Summary Compensation Table

		Annual Compensation
	Fiscal Year Ended January 31
Name and Principal Position		Salary ($)		Bonus ($)	Other Annual Compensation ($)	Compensation Awards Options(1)	All Other Compensation ($)
A. John Leach, Jr. President and Chief Executive Officer(2)	2001		$210,000	$0	$0		$15,346	(3)
Thomas P. Gunning Vice President, Treasurer and Secretary	2001 2000 1999	$ $ $	147,360 140,000 124,230	0 0 2,000	0 0 0		11,427 11,179 10,161	(4) (5) (6)
Dennis Spina President and Chief Executive Officer(7)	2001 2000	$ $	57,692 305,769	0 0	0 0		2,857	(8)

(1)
See the Option Grants and Option Repricing tables below.

(2)
Mr. Leach joined Covista on May 18, 2000.

(3)
The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $346 and $15,000 in reimbursement for certain relocation expenses.

(4)
The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,460, $2,167 for the use of a Covista vehicle for non-business purposes and $4,800 for term life insurance premiums.

(5)
The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,200, $2,179 for the use of a Covista vehicle for non-business purposes and $4,800 for term life insurance premiums.

(6)
The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $3,837, $1,524 for the use of a Covista vehicle for non-business purposes and $4,800 for term life insurance premiums.

(7)
Mr. Spina resigned from his position on March 17, 2000.

(8)
The amount shown represents $2,857 for the use of a Covista vehicle for non-business purposes.

    The following table provides information on option grants during Covista's fiscal year ended January 31, 2001 to the Named Executives.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options/SARs Granted(#)					Potential Realizable Value At Assumed Rates of Stock Appreciation For Option Term
			% of Total Option/SARs Granted to Employees in Fiscal Year
Name				Exercise Price
					Expiration Date	5%	10%
A. John Leach, Jr.	288,000	(1)	61.92%	$14.25	May 18, 2005	$646,893	$1,358,424

(1)
Stock option granted under the 1996 Stock Option Plan. Vesting in six equal semi-annual installments, commencing November 18, 2000. The market price on the date of grant was less than the exercise price of $14.25 per share.

    The following table sets forth information concerning each exercise of a stock option during Covista's fiscal year ended January 31, 2001 by each of the Named Executives, and the number and value of unexercised options granted by Covista held by each of the Named Executives on January 31, 2001.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the Money Options/SARs at Fiscal Year End Exercisable/Unexercisable
A. John Leach, Jr.	0	$0	48,000/240,000	$0/$0
Thomas P. Gunning	16,500	58,078	20,000/8,500	$8,325/$0
Dennis Spina	0	0	0/0	$0/$0

Compensation of Directors

    For the fiscal year ended January 31, 2001, each director who was not an employee of Covista was entitled to receive a director's fee of $15,000 per year, and to be reimbursed for out-of-pocket expenses incurred in connection with his attendance at meetings. However, Messrs. Anderson and Luken waived the right to receive such compensation.

Employment Contracts, Termination of Employment and Change of Control Arrangements

    As Covista's Chief Executive Officer, Mr. Leach has a three-year employment agreement with Covista effective as of May 18, 2000, pursuant to which Mr. Leach was paid base salary at the rate of $300,000 per annum during fiscal 2001. Pursuant to this agreement, Mr. Leach was also entitled to receive a signing bonus in the amount of $25,000 to cover relocation and other expenses, but to date Mr. Leach has been paid only $15,000 of this amount. Mr. Leach is also entitled to receive an annual bonus in an amount not to exceed 100 percent of his then effective base salary, based upon Mr. Leach's attainment of annual revenue and earnings targets as well as management goals set by the board of directors. Mr. Leach was guaranteed a minimum bonus payment of $150,000 during the first year of this agreement.

    In connection with his appointment as Chief Executive Officer of Covista, Mr. Leach was granted an option under Covista's 1996 Stock Option Plan to purchase 288,000 shares of Covista common stock. The option granted to Mr. Leach is scheduled to vest over a period of three years, in six equal semi-annual installments, the first of which commenced on November 18, 2000. The exercise price for the option is $14.25 and is based on the fair market value of the Covista common stock on the date of the grant, and the options expire after a term of ten years. According to the agreement, in the event that the Covista common stock does not close at or above $14.25 for at least 20 consecutive trading days between May 18, 2000 and May 18, 2001, a new exercise price will be calculated based on the average closing price of the Covista common stock for the 40 trading days prior to May 18, 2001. In lieu of adjusting the strike price of Mr. Leach's options in the manner provided in his employment agreement, on February 1, 2001 Covista issued to Mr. Leach an option to purchase 288,000 shares of Covista common stock. This option is scheduled to vest over a period of three years, in six equal semi-annual installments, the first of which commenced on August 1, 2001. The exercise price for the option is $2.00 per share and is based on the fair market value of the Covista common stock on the date of grant, and the option expries after a term of ten years.

    In the event of a "change of control" of Covista, as defined in his employment agreement, Mr. Leach's stock option, and similar benefits, if any, shall be deemed to vest in full on the effective date of such change of control. Pursuant to the agreement, a "change of control" shall be deemed to occur if: (i) any "person" or "group" (as such terms are used in Sections 3, 3(a), 9 and 13(d) of the Securities Exchange Act of 1934, as amended (the "Act")) other than Walt Anderson, Revision LLC or any of their respective affiliates becomes a beneficial owner (as such term is used in the rules promulgated under the Act), directly or indirectly, of securities of Covista representing 50 percent or more of the combined voting power of Covista's then outstanding securities; (ii) a change in "control" of Covista (as such term is defined in Rule 12b-2) shall have occurred; (iii) the majority of the board of directors, as such entire board of directors was composed as of May 18, 2000, no longer serve as directors of Covista, except that there shall not be counted toward such majority who no longer serve as directors Mr. Leach or any director who ceased to serve either prior to the date of the change in control, for any reason, or at any other time due to voluntary resignation (other than in connection with an event described in (iv) or (v) below), death, disability or termination for cause; (iv) the stockholders of Covista approve a plan of complete liquidation of Covista or an agreement for the sale or disposition by Covista of all or substantially all of Covista's assets; or (v) the stockholders of Covista approve a merger or consolidation of Covista with any other company, other than a merger or consolidation which would result in the combined voting power of Covista's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of Covista or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that no change in control shall be deemed to have occurred in any plan of liquidation, sale of assets, merger or consolidation provided in (iv) and (v) above is not consummated. In addition, any transaction involving a leveraged buyout or other acquisition of Covista which would otherwise constitute a change in control, in which Mr. Leach participates in the surviving or successor entity (other than solely as an employee or consultant) will not constitute a change in control.

    As Covista's Chief Operating Officer, Mr. Alward has a two-year employment agreement effective as of March 29, 2001, pursuant to which Mr. Alward is paid an annual base salary of $250,000. Pursuant to this agreement, Mr. Alward also received a signing bonus in the amount of $24,000. Mr. Alward is also entitled to receive an annual bonus in an amount not to exceed 100 percent of his then effective base salary, based upon the Covista's attainment of annual revenue and earnings targets as well as management goals set by the board of directors. Mr. Alward's agreement provides that he shall receive the same percentage bonus as Mr. Leach. Mr. Alward is guaranteed a minimum bonus payment of $125,000 for each year of this agreement.

    In connection with his appointment as Chief Operating Officer of Covista, Mr. Alward was granted an option under Covista's 2001 Equity Incentive Plan to purchase 250,000 shares of Covista common stock. The option granted to Mr. Alward is scheduled to vest over a period of five years, in ten equal semi-annual installments, the first of which commenced on September 29, 2001. The exercise price for the option is $2.00, and the options expire after a term of five years.

    In the event of a "change of control" of Covista, as defined in his employment agreement, Mr. Alward's stock option, and similar benefits, if any, shall be deemed to vest in full on the effective date of such change of control. Mr. Alward's employment agreement defines "change of control" in the same manner as Mr. Leach's employment agreement, as described above.

Report on Repricing of Options

    On February 23, 2000, the Covista board of directors approved the repricing of all options with an exercise price varying between $14.625 and $21.50 to $14.25. The market price on the date of repricing was less than $14.25. Covista did not reprice any other options during fiscal 2001.

    The following Option Repricing Table shows options repriced in the February repricing program for the Named Executives.

Option Repricing Table

Name	Date	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing(1)		Exercise Price at Time of Repricing		New Exercise Price		Length of Original Option Term Remaining at Date of Repricing
Thomas P. Gunning Vice President, Treasurer and Secretary	2/23/00 2/23/00 2/23/00 2/23/00 2/23/00	2,000 2,500 2,500 2,500 2,500	$ $ $ $ $	13.50 13.50 13.50 13.50 13.50	$ $ $ $ $	21.50 16.00 16.96 17.98 19.06	$ $ $ $ $	14.25 14.25 14.25 14.25 14.25	41 months 49 months 49 months 49 months 49 months

(1)
Represents the closing price of the Covista common stock on the NASDAQ Stock Market on February 23, 2000.

Compensation Committee Interlocks and Insider Participation

    Jay J. Miller, a director of Covista, provided various legal services for Covista during fiscal 2001. In fiscal 2001, Covista paid $284,295 to Mr. Miller for services rendered and accrued during fiscal 2000. As of February 22, 2001, Covista had invoices payable to Mr. Miller totaling $181,489. Covista believes that Mr. Miller's fees were reasonable for the services performed and were no less favorable to Covista than could have been obtained from an unrelated third party.

Report on Executive Compensation

    The following report describes the policies pursuant to which compensation was paid to executive officers of Covista for performance during the fiscal year ended January 31, 2001.

    Compensation Philosophy and Approach.  Generally, Covista seeks to attract, retain and motivate its executive officers through a combination of base salary, incentive awards based upon individual performance and stock option awards under Covista's 1996 Stock Option Plan and otherwise. The board of directors believes that a substantial portion of the aggregate annual compensation of each executive officer should be influenced by the performance of Covista and the individual contribution of the executive officer.

    Base Salaries.  The board of directors believes that the base salaries of Covista's executive officers for fiscal 2001 were generally below those for other comparable positions within the telecommunications service industry and similar industries. However, Covista places significant emphasis on incentive awards and stock option grants as a means of motivating and rewarding its management. The board of directors believes that this strategy provides optimal incentives for management to create long-term stockholder value.

    Incentive Compensation Payments.  In addition to base pay, some of Covista's senior executives (including its Chief Executive Officer) are eligible to receive bonuses and stock option awards. Bonuses and stock options may be awarded, based upon the individual performance of each executive officer at the sole discretion of the board of directors. No cash bonuses were paid to Covista's Named Executive Officers for their performance during fiscal 2001. Stock option grants made to the Named Executive Officers during fiscal 2001 are described in "Option/SAR Grants in Last Fiscal Year."

    Compensation of the Chief Executive Officer.  The compensation policies applicable to Covista's Chief Executive Officer are similar to those applicable to Covista's other executive officers. Mr. Leach has a three-year employment agreement with Covista effective as of May 18, 2000, pursuant to which Mr. Leach was paid base salary at the rate of $300,000 per annum during fiscal 2001. Pursuant to this agreement, Mr. Leach was also entitled to receive a signing bonus in the amount of $25,000 to cover relocation and other expenses, but to date Mr. Leach has been paid only $15,000 of this amount. Mr. Leach is also entitled to receive an annual bonus in an amount not to exceed 100 percent of his then effective base salary, based upon Mr. Leach's attainment of annual revenue and earning targets, as well as management goals set by the board of directors. Mr. Leach was guaranteed a minimum bonus payment of $150,000 during the first year of this agreement.

    In connection with his appointment as Chief Executive Officer of Covista, Mr. Leach was granted stock options under Covista's 1996 Stock Option Plan to purchase 288,000 shares of Covista common stock. The options granted to Mr. Leach are scheduled to vest over a period of three years, in six equal semi-annual installments commencing on November 18, 2000. The exercise price for the option is $14.25 and is based on the fair market value of the Common Stock on the date of the grant, and the options expire after a term of ten years. According to the agreement, in the event that the Covista common stock does not close at or above $14.25 for at least 20 consecutive trading days between May 18, 2000 and May 18, 2001, a new exercise price will be calculated based on the average closing price of the Covista common stock for the 40 trading days prior to May 18, 2001.

    In the event of a "change of control" of Covista, as defined in his employment agreement, all of Mr. Leach's stock options, stock appreciation rights, restricted stock grants or stock bonuses and similar benefits, if any, shall be deemed to vest in full on the effective date of such change of control.

    The board of directors believes that the overall compensation packages provided to Covista's Chief Executive Officer have been at the lower end of the range for similar positions in the telecommunications service industry and similar industries. However, stock option grants provide a mechanism for the Chief Executive Officer, along with other senior executive officers of Covista, to benefit directly from strong management performance. Thus, a substantial portion of the Chief Executive Officer's total compensation is tied directly to the creation of stockholder value.

Respectfully Submitted
THE COMPENSATION COMMITTEE
Henry G. Luken, III Jay J. Miller

Stock Performance Chart

    The following chart graphs the performance of the cumulative total return to Covista's stockholders (stock price appreciation), assuming the reinvestment of dividends, during the previous five years in comparison to returns of the NASDAQ Stock Market (U.S.) Index and a peer group index. The chart assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Covista common stock, the NASDAQ Stock Market (U.S.) Index and the peer group. The peer group index used is the NASDAQ Telecommunications Stock Index (the "Peer Group").

COVISTA COMMUNICATIONS, INC.

    The stock price performance depicted in the above graph is not necessarily indicative of future price performance. This graph will not be deemed incorporated by reference in any filing by Covista under the Securities Act or the Exchange Act, except to the extent Covista specifically incorporates the graph by reference.

Section 16(a) Compliance

    Section 16(a) of the Securities Exchange Act requires Covista's executive officers and directors, and persons that own more than ten percent of Covista's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish Covista with all copies of the forms they file pursuant to Section 16(a).

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Covista believes that during the fiscal year ended January 31, 2001 all filing requirements were complied with in a timely fashion.

Certain Transactions

    On February 1, 2001, the Covista board of directors authorized a transaction involving the issuance and sale of a total of 3,500,000 shares of Covista common stock at a purchase price of $2.00 per share to the following three persons in the amounts indicated: Kevin A. Alward, 1,000,000 shares; A. John Leach, Jr., 500,000 shares; and Henry G. Luken, III, 2,000,000 shares. When the Covista board authorized this transaction, Messrs. Leach and Luken were officers and directors of Covista. This transaction was approved at a special meeting of Covista's stockholders on March 29, 2001. The transaction was completed in April 2001, except that Mr. Leach acquired a total of 150,000 shares instead of the 500,000 shares initially envisioned because due to an unforseen change in circumstances he had insufficient personal funds to complete the balance of the intended purchase.

    During fiscal 2001, Walt Anderson, a director of the Covista, also served as a director of Capsule Communications, Inc. During fiscal 2001, Mr. Anderson also was the beneficial owner of more than ten percent of the common stock of Capsule. Covista both purchases and sells services from Capsule. During fiscal 2001, Covista's sales to Capsule were approximately $532,000, and its purchases from Capsule were approximately $544,000. All transactions between the Covista and Capsule were based on competitive terms obtained at an arm's length basis. The commercial relationship between Covista and Capsule has continued during fiscal 2002, and is expected to continue until the merger is completed.

    During fiscal 2001, Jay J. Miller, a Covista director, provided various legal services to Covista for which Covista paid his law firm $284,295. As of January 31, 2001, Covista owed Mr. Miller's law firm $181,489. Covista believes that Mr. Miller's fees were reasonable for the services performed and were no less favorable to Covista than could have been obtained from an unrelated third party. It is expected that the relationship between Covista and Mr. Miller will continue during the remainder of fiscal 2002.

    During fiscal 2001, LPJ, Inc., which is wholly owned by Leon Genet, a Covista director, provided agent services to the Covista for which the Covista paid commissions of $96,359. The commissions paid to LPJ, Inc. were computed on the same basis as the commissions paid to other independent agents retained by Covista. It is expected that the agency relationship between Covista and Mr. Genet will continue during the remainder of fiscal 2002.

    On March 29, 2001, Covista acquired Blink Data Corporation for consideration consisting of 300,000 shares of Covista common stock. Kevin Alward (and entities of which he and other members of his family are owners or beneficiaries), received 230,779 of such shares. Mr. Alward, who was a founder of Blink, subsequently became Chief Operating Officer of Covista, and a Covista director. The amount of consideration paid by Covista for its acquisition of Blink was determined as a result of arm's length negotiations between Covista and Blink.

    On July 2, 2001, Covista borrowed $4,000,000 from Henry G. Luken, III, who is Covista's Chairman of the Board and its majority stockholder. The loan is unsecured, bears interest at a rate of eight percent per annum and is due and payable on February 1, 2003. Covista utilized the proceeds of the loan to purchase from an unrelated party a ten-year commitment for approximately 2.8 billion channel miles of telecommunications capacity measured by length of voice-grade circuits.

    On August 31, 2001, Covista entered into a transaction with Applied Financial Corp. involving the sale and leaseback of a telecommunications switch. Covista realized proceeds of approximately $1,250,000 from the sale portion of the transaction, and agreed to lease back the switch for a three-year period at a cost of approximately $420,000 per annum. Henry G. Luken, III provided an unconditional guaranty of Covista's payment obligations to Applied Financial under the lease. Covista did not compensate Mr. Luken for providing such guaranty.

    On September 1, 2001, Covista, Inc., a subsidiary of Covista, entered into a lease agreement with Henry G. Luken, III pursuant to which Mr. Luken leased office space in Chattanoogo, Tennessee to Covista, Inc. for a period of five years. Monthly rent on the office space is $7,200 for the first year, $9,600 the second year, $12,000 the third year, and $12,000 for each year thereafter, subject to adjustment based on changes in the Consumer Price Index. Covista believes that the terms and conditions of the lease are reasonable and are no less favorable to Covista than could have been obtained from an unrelated third party.

Security Ownership of Certain Beneficial Owners and Management of Covista

    Security Ownership of Certain Beneficial Owners.  The following table sets forth the beneficial ownership of Covista's common stock as of December 11, 2001 by each person or group known by

Covista to be the beneficial owner of five percent or more of the outstanding shares of Covista common stock. Unless otherwise indicated, each such person (alone or with family members) has sole voting and dispositive power with respect to the shares listed opposite such person's name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
Kevin A. Alward	1,255,779	(3)	11.6%
182 Powell Road
Allendale, NJ 07401
Walt Anderson	2,023,125	(4)	18.7%
2000 L Street, N.W., #202
Washington, DC 20036
Warren Feldman	1,119,578	(5)	10.3%
45A Samworth Road
Clifton, NJ 07012
Foundation for the International Non-Governmental Development of Space	725,329	(6)	6.7%
1023 31st Street NW
Suite 300
Washington, DC 20007
Henry G. Luken, III	3,466,708	(7)	32.0%
400 Fairway Lane
Soddy Daisy, TN 37379

(1)
Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of Covista's knowledge. Shares of Covista common stock subject to options that are currently exercisable or exercisable within 60 days of December 11, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)
Based on 10,819,405 shares outstanding.
(3)
Includes 25,000 shares of Covista common stock issuable to Mr. Alward under presently exercisable options. Also includes 186,516 shares of Covista common stock owned by trusts of which Mr. Alward's minor children are beneficiaries, as to which Mr. Alward disclaims beneficial ownership. Based on the Scheduel 13D jointly filed by Mr. Alward and certain related entities on November 16, 2001.
(4)
Includes 1,297,796 shares of Covista common stock owned of record by Revision LLC, a wholly owned subsidiary of Gold & Appel Transfer, S.A., as to all of which shares Mr. Anderson exercises sole voting and dispositive power. Of the 1,297,796 shares owned of record by Revision LLC, 1,179,732 are pledged to Donald A. Burns to secure a loan. Also includes 725,329 shares owned by the Foundation for the International Non-Governmental Development of Space, of which Mr. Anderson is the President and a director, and as to which Mr. Anderson disclaims beneficial ownership. Based on the Schedule 13D/A jointly filed by Walt Anderson, Gold & Appel and Revision on November 19, 2001.
(5)
Includes 300,000 shares of Covista common stock owned by The Warren H. Feldman Family L.L.C., as to which shares Mr. Feldman disclaims beneficial ownership. Based on the Schedule 13D/A filed by Mr. Feldman on August 22, 2001.
(6)
Of the 725,329 shares of Covista common stock owned by the Foundation for the International Non-Governmental Development of Space, 703,529 shares are pledged to Donald A. Burns to secure a loan.
(7)
Based on the Schedule 13D/A filed by Mr. Luken on April 13, 2001.

    Security Ownership of Management.  The following table sets forth as of December 11, 2001, information concerning the beneficial ownership of Covista common stock by each director, each nominee for election as a director, and each Named Executive, and for all directors, director nominees and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
Kevin A. Alward	1,255,779	(3)	11.6%
Walt Anderson	2,023,125	(4)	18.7%
Leon Genet	41,120		*
Thomas P. Gunning	75,200	(5)	*
Donald Jones	0		*
A. John Leach, Jr.	348,000	(6)	3.2%
Henry G. Luken, III	3,466,708	(7)	32.0%
Nicholas Merrick	0		*
Jay J. Miller	17,900	(8)	*
All directors, director nominees and executive officers as a group (9 persons)	7,283,932	(3)-(7)	65.6%

*
Less than one percent.

(1)
Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of Covista's knowledge. Shares of Covista common stock subject to options that are currently exercisable or exercisable within 60 days of December 11, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on 10,819,405 shares outstanding

(3)
Includes 25,000 shares of Covista common stock issuable to Mr. Alward under presently exercisable options. Also includes 186,516 shares of Covista common stock owned by trusts of which Mr. Alward's minor children are beneficiaries, as to which Mr. Alward disclaims beneficial ownership. Based on the Schedule 13D jointly filed by Mr. Alward and certain related entities on November 16, 2001.

(4)
Includes 1,297,796 shares of Covista common stock owned of record by Revision LLC, a wholly owned subsidiary of Gold & Appel Transfer, S.A., as to all of which shares Mr. Anderson exercises sole voting and dispositive power. Of the 1,297,796 shares owned of record by Revision LLC, 1,179,732 shares are pledged to Donald A. Burns to secure a loan. Also includes 725,329 shares owned by the Foundation for the International Non-Governmental Development of Space, of which Mr. Anderson is the President and a director, and as to which Mr. Anderson disclaims beneficial ownership. Based on the Schedule 13D/A jointly filed by Walt Anderson, Gold & Appel Revision on November 19, 2001.

(5)
Includes 41,000 shares of Covista common stock issuable to Mr. Gunning under currently exercisable options.

(6)
Includes 192,000 shares of Covista common stock issuable to Mr. Leach under currently exercisable options.

(7)
Based on the Schedule 13D/A filed by Mr. Luken on April 13, 2001.

(8)
Includes 17,500 shares of Covista common stock issuable to Mr. Miller under currently exercisable options.

ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY COVISTA'S STOCKHOLDERS—PROPOSAL NUMBER THREE: ADOPTION OF THE COVISTA COMMUNICATIONS, INC. 2001 EQUITY INCENTIVE PLAN

    Covista stockholders are being asked to adopt the Covista Communications, Inc. 2001 Equity Incentive Plan, which would reserve 900,000 shares of Covista's common stock for grants of options and other equity incentives to eligible persons as described under "Administration and Eligibility" below. The purpose of the 2001 Plan is to advance the interests of Covista and its stockholders by strengthening Covista's ability to attract and retain key employees, directors and consultants and to provide a means to encourage stock ownership in Covista by such persons.

    The affirmative vote of the holders of a majority of the shares of Covista common stock represented at the annual meeting, in person or by proxy, is required to adopt the 2001 Plan. Any shares not voted at the annual meeting with respect to the 2001 Plan (whether as a result of broker non-votes or otherwise) will have no impact on the vote.

    THE COVISTA BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE COVISTA COMMUNICATIONS, INC. 2001 EQUITY INCENTIVE PLAN. SHARES OF COVISTA COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE PLAN.

General

    The purpose of the 2001 Plan is to promote the best interests of Covista and its stockholders by providing key employees and consultants of Covista and its affiliates, and members of Covista's board of directors who are not employees of Covista or its affiliates, with an opportunity to acquire a, or increase their, proprietary interest in Covista. The 2001 Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of Covista by those key employees and consultants who are primarily responsible for shaping and carrying out the long-range plans of Covista and securing Covista's continued growth and financial success. Also, by encouraging stock ownership by directors, Covista seeks to attract and retain on its board persons of exceptional competence and to provide and to furnish an added incentive for them to continue their association with Covista.

    Covista currently has in effect 1987 and 1996 Stock Option Plans and a 1999 Equity Incentive Plan, as well as various stock option agreements with employees pursuant to which options have been granted. As of the record date for the Covista annual meeting, October 16, 2001, 721,900 shares of Covista common stock were subject to outstanding options under the 1987, 1996 and 1999 stock plans, and there were only 512,150 shares available for the granting of additional options under such plans. To allow for additional equity-based compensation awards to be made by Covista, the 2001 Plan was adopted by the board on February 1, 2001. The 2001 Plan became effective on that date, subject to approval of the 2001 Plan by Covista's stockholders within 12 months following the board's adoption of the 2001 Plan.

    The following summary description of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan, annexed to this Joint Proxy Statement/Prospectus as Annex E.

Administration and Eligibility

    The 2001 Plan is to be administered by the compensation committee of the board, which the 2001 Plan stipulates shall consist of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as an "outside director" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended. In the event that the compensation committee is not appointed, the functions of the compensation committee will be exercised by the board. The board may delegate to another committee of the board or to one or more senior officers of Covista, any or all of the authority and responsibility of the compensation committee with respect to the 2001 Plan, other than with respect to participants who are subject to Section 16 of the Securities Exchange Act. The compensation committee has been designated as the current administrator of the 2001 Plan. Among other functions, the compensation committee has authority to establish rules for the administration of the 2001 Plan; to designate the participants to whom awards will be granted; to determine the types of awards to be granted to participants and the number of shares covered by such awards; and to determine the terms and conditions of such awards. The compensation committee may also determine whether the payment of any proceeds of any award shall or may be deferred automatically or at the election of the participant participating in the 2001 Plan. Subject to the express terms of the 2001 Plan, any designation, determination or interpretation with respect thereto will be in the sole discretion of the compensation committee, whose determination and interpretation will be binding on all parties.

    Any officer or other key employee of Covista or of any affiliate, or any consultant who is responsible for or contributes to the management, growth or profitability of the business of Covista or any affiliate, or any director who is not an employee of Covista or any affiliate, shall be eligible to be granted awards by the compensation committee under the 2001 Plan. Because the granting of awards under the 2001 Plan is at the discretion of the compensation committee, it is not now possible to indicate which persons (including the persons identified in the Summary Compensation Table, above, all current executive officers as a group and all employees, including current officers who are not executive officers, as a group) may be granted awards under the 2001 Plan. Also, it is not now possible to estimate the number of shares which may be awarded. For certain information concerning awards granted under the existing stock plans, which are substantially similar to the 2001 Plan, see "Executive Compensation" above.

Awards Under the 2001 Plan—Available Shares

    The 2001 Plan authorizes the granting to key employees, consultants and directors of: (a) stock options, which may be incentive stock options meeting the requirements of Section 422 of the Code; (b) non-statutory stock options; (c) stock appreciation rights; (d) restricted stock; or (e) performance shares. The 2001 Plan provides that up to a total of 900,000 shares of Covista common stock (subject to adjustment as described below) will be available for the granting of awards thereunder. The Covista board, subject to stockholder approval, has granted options to purchase an aggregate of 743,200 shares under the 2001 Plan to 49 employees, including two of its principal executive officers. All such options are initially exercisable at a price from $2.00 to $5.65 per share.

    If any shares subject to awards granted under the 2001 Plan, or to which any award relates, are forfeited or, if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares would be available for the granting of new awards under the 2001 Plan. Any shares delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares of Covista common stock and/or treasury shares.

Terms of Awards

    Option Awards.  Options granted under the 2001 Plan to key employees may be either incentive stock options or non-statutory stock options. Consultants and non-employee directors may not be granted incentive stock options.

    The exercise price per share of Covista common stock subject to options granted to participants under the 2001 Plan will be determined by the compensation committee, provided that the exercise price may not be less than 100 percent of the fair market value of a share of Covista common stock on the date of grant (50 percent as to non-statutory stock options). The term of any option granted to a participant under the 2001 Plan will be as determined by the Committee, provided that the term of an incentive stock option may not exceed ten years from the date of its grant. Options granted to participants under the 2001 Plan will become exercisable in such a manner and within such a period or periods and in such installments or otherwise as determined by the compensation committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the compensation committee) in cash or in whole or in part by tendering shares or other consideration having a fair market value on the date of exercise equal to the option exercise price. All incentive stock options granted under the 2001 Plan will also be required to comply with all other terms of Section 422 of the Code.

    Stock Appreciation Rights. A stock appreciation right granted under the 2001 Plan will confer on the participant holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Covista common stock on the date of exercise over (b) the grant price of the stock appreciation right as specified by the compensation committee. The grant price of a stock appreciation right under the 2001 Plan will not be less than 100 percent of the fair market value of a share of Covista common stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of Covista common stock or other consideration), and any other terms and conditions of any stock appreciation right granted under the 2001 Plan will be determined by the compensation committee at the time of grant.

    Restricted Stock.  Shares of restricted Covista common stock granted to participants under the 2001 Plan will be subject to such restrictions as the compensation committee may impose, in its discretion, including any limitation on the right to vote such shares. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the compensation committee may deem appropriate. Except as otherwise determined by the compensation committee, upon termination of employment or consulting of a participant for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the participant.

    The 2001 Plan limits the total number of shares of restricted stock that may be awarded thereunder to 90,000 shares. The foregoing numerical limitations on the issuance of shares of restricted stock are subject to adjustment as described below.

    Performance Shares.  The 2001 Plan also provides for the granting of performance shares to key employees, consultants and independent directors. Performance goals established by the compensation committee may be based on one or more measures, such as return on stockholders' equity, earnings or any other standard or standards deemed relevant by the compensation committee, measured internally or relative to other organizations and before and after extraordinary items. The compensation committee will determine and/or select the applicable performance period, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal and, if applicable, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other items, conditions and rights relating to the grant of performance shares. The compensation committee may, in its discretion, at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or waive, in whole or in part, any or all remaining restrictions with respect to shares of restricted stock issued in payments of performance shares, if the compensation committee determines that conditions so warrant. Following completion of the applicable performance period, payment on performance shares granted to and earned by participants will be made in shares of Covista common stock equal to the number of performance shares issuable.

Change in Control

    Upon the occurrence of a Change in Control (as defined in the 2001 Plan) of Covista (a) all outstanding options and stock appreciation rights will immediately become exercisable, (b) any restriction periods and related restrictions on restricted stock will lapse and (c) each performance share will become issuable in full.

Adjustments

    If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Covista common stock or other securities of Covista, issuance of warrants or other rights to purchase shares of Covista common stock or other securities of Covista, or other similar corporate transaction or event affects the shares of Covista common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2001 Plan, then the compensation committee will generally have the authority, exercisable in such manner as its deems equitable, (a) to adjust the number and type of shares subject to the 2001 Plan and which thereafter may be made the subject of awards, (b) to adjust the number and type of shares subject to outstanding awards and (c) to adjust the other terms of the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

    No award granted under the 2001 Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution; provided, however, that a participant at the discretion of the compensation committee, may be entitled, in the manner established by the compensation committee, to transfer any award.

Amendment and Termination

    The board may amend, suspend or terminate the 2001 Plan at any time, except that no such action may adversely affect any award granted and then outstanding thereunder without the approval of the respective participant. The 2001 Plan provides that stockholder approval of any amendment thereto must also be obtained if required by (a) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted thereunder) or (b) the quotation or listing requirements of the Nasdaq National Market or any other exchange or market on which the Covista common stock is then traded (in order to maintain the quotation or the listing of the Covista common stock thereon). To the extent permitted by applicable law and subject to such stockholder approval as may be required, the compensation committee may also amend the 2001 Plan, provided that any such amendments are reported to the board.

Withholding

    Not later than the date as of which an amount first becomes includible in the gross income of a participant for federal income tax purposes with respect to any award under the 2001 Plan, the participant will be required to pay to Covista, or make arrangements satisfactory to Covista regarding the payment of, any federal, state, local or foreign tax of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the compensation committee, withholding obligations arising with respect to awards under the 2001 Plan may be settled with shares of Covista common stock previously owned by the participant; provided, however, that the participant may not settle such obligations with shares of Covista common stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of Covista under the 2001 Plan are conditional on such payment or arrangements, and Covista and any affiliate will, to the extent permitted by law, have the right to deduct any such tax from any payment otherwise due to the participant. The compensation committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Covista common stock.

Term of 2001 Plan

    No award shall be granted under the 2001 Plan following the tenth anniversary of its effective date. However, unless otherwise expressly provided in the 2001 Plan or in an applicable award agreement, any award theretofore granted extends beyond such date and, then to the extent set forth in the 2001 Plan, the authority of the compensation committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to such award, and the authority of the board to amend the 2001 Plan shall extend beyond such date.

Certain Federal Income Tax Consequences

    Stock Options.  The grant of an incentive stock option under the 2001 Plan will create no income tax consequence to the participant or Covista. A participant who is granted a non-statutory stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Covista common stock at such time over the exercise price. Covista will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Covista common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Covista common stock on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the Covista common stock was held.

    In general, if a participant holds the shares of Covista common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, the participant will recognize no income or gain as a result of exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the participant on the disposition of the Covista common stock will be treated as a long-term capital gain or loss. No deduction will be allowed to Covista. If either of these holding period requirements is not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the difference between the exercise price and the fair market value of the shares of Covista common stock on the date of exercise. Covista will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term or short-term capital gain depending upon the length of time the Covista common stock was held.

    Stock Appreciation Rights.  The grant of a stock appreciation right will create no income tax consequence for the participant or Covista. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Covista common stock or other property received, except that if the participant receives an option or restricted stock upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. Covista will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

    Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the 2001 Plan, unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse or the stock becomes transferable in an amount equal to the fair market value of the restricted stock over the amount, if any, paid for such stock at such time. Covista will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute compensation income to the participant in the year paid.

Covista will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock, subject to the tax treatment described herein.

    A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock over the amount, if any, paid for such stock on the date of the award. Covista will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by Covista. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, Covista would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

    Performance Shares.  The grant of performance shares will create no income tax consequence for the participant or Covista. Upon the receipt of shares of Covista common stock at the end of the applicable performance period, the participant generally will recognize ordinary income equal to the fair market value of the shares of Covista common stock received. Covista will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY COVISTA'S STOCKHOLDERS—PROPOSAL NUMBER FOUR: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    The board of directors of Covista, upon the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP to serve as independent public accountants for Covista for the 2002 fiscal year, subject to ratification by the holders of the Covista common stock. In taking this action, the members of the Covista board of directors considered carefully the performance of Deloitte & Touche LLP in that capacity since its original retention in 1962, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. In the event that the Covista stockholders fail to ratify the selection of Deloitte & Touche LLP, the board of directors would reconsider such selection. A representative of Deloitte & Touche LLP will be present at the Covista annual meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

    The affirmative vote of the holders of a majority of the shares of Covista common stock represented at the annual meeting, in person or by proxy, is required to ratify the selection of Deloitte & Touche LLP as Covista's independent auditors. Any shares not voted at the annual meeting with respect to the ratification of the selection of Deloitte & Touche LLP as Covista's independent auditors (whether as a result of broker non-votes or otherwise) will have impact on the vote.

    THE COVISTA BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS COVISTA'S INDEPENDENT AUDITORS.

FUTURE STOCKHOLDER PROPOSALS

    Covista stockholders (including former Capsule stockholders who become Covista stockholders) interested in submitting a proposal for inclusion in the proxy materials for Covista's annual meeting of stockholders for 2002 may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934. To be eligible for inclusion in the proxy materials, stockholder proposals must be received by Covista's Secretary at 150 Clove Road, Little Falls, New Jersey 07424, within a reasonable time before Covista begins to print and mail its proxy materials for its 2002 annual meeting of stockholders, which is presently scheduled to take place on June 13, 2002.

    Capsule does not plan to hold an annual meeting of stockholders in 2001. However, if Capsule should hold an annual meeting, stockholders may submit proposals appropriate for stockholder action consistent with state law and the rules adopted by the SEC.

OTHER MATTERS

    The boards of directors of Covista and Capsule do not know of any other business to be presented for consideration at the annual meeting and the special meeting, as applicable. If other matters properly come before their respective stockholder meetings, the persons named in the accompanying respective forms of proxy intend to vote on such matters based on their best judgment.

    Covista will bear the cost of its annual meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of Covista (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy cards and proxy materials to the stockholders they represent and Covista will reimburse them for their expenses.

    This joint proxy statement/prospectus is accompanied by a copy of Covista's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, and a copy of Covista's Quarterly Report on Form 10-Q for the quarter ended October 31, 2001, each as filed with the SEC, including the financial statements, notes to the financial statements and the financial schedules contained in such reports. Covista will furnish copies of any exhibits to these reports to each person whose proxy is being solicited, but may charge a reasonable copying charge. Stockholders should address requests for copies of any of these materials to Covista Communications, Inc., 150 Clove Road, Little Falls, New Jersey 07424, Attention: Thomas P. Gunning, Secretary.

    Capsule will bear the cost of its special meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of Capsule (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy cards and proxy materials to the stockholders they represent and Capsule will reimburse them for their expenses.

    This joint proxy statement/prospectus is accompanied by a copy of Capsule's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and a copy of Capsule's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, each as filed with the SEC, including the financial statements, notes to the financial statements and the financial schedules contained in the report. Capsule will furnish copies of any exhibits to these reports to each person whose proxy is being solicited, but may charge a reasonable copying charge. Stockholders should address requests for copies of any of these materials to Capsule Communications, Inc., Two Greenwood Square, 3331 Street Road, Suite 275, Bensalem, Pennsylvania 19020, Attention: Arthur Regan, Secretary.

    We may engage one or more proxy solicitation firms to assist in obtaining proxies from our stockholders on a timely basis. As of the date of this document, neither of us has engaged a proxy solicitation firm or has committed ourselves to the payment of any fees for this service.

LEGAL MATTERS

    McCarter & English has issued a legal opinion concerning the legality of the common stock of Covista to be issued to Capsule stockholders. Pepper Hamilton LLP has issued an opinion regarding certain matters in connection with the federal income tax consequences of the merger.

EXPERTS

    The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Covista Communications, Inc. Annual Report on Form 10-K for the year ended January 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Capsule Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Capsule Communications, Inc.'s ability to continue as a going concern), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

    Covista has filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the shares of Covista common stock to be issued to Capsule stockholders in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Covista and the Covista common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

    In addition, Covista and Capsule file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy this information at the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Covista and Capsule, who file electronically with the SEC. The address of the site is http://www.sec.gov.

    The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

    This document incorporates by reference the documents listed below that Covista and Capsule (including US Wats, Inc., the predecessor of Capsule) previously filed with the SEC. They contain important information about the companies and their financial condition.

    Covista SEC filings:

  •
  Annual Report on Form 10-K for the year ended January 31, 2001, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A;

  •
  Quarterly Reports on Form 10-Q for the quarters ended April 30, 2001, July 31, 2001 and October 31, 2001; and

  •
  Current Report on Form 8-K filed on July 19, 2001.

    Capsule SEC filings:

  •
  Annual Report on Form 10-K for the year ended December 31, 2000;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

  •
  Current Reports on Form 8-K filed on January 19, January 25, February 13, March 30, April 11, and July 20, 2001.

    This document is accompanied by copies of the Covista Communications, Inc. Annual Report on Form 10-K for the year ended January 31, 2001, as amended, and its Quarterly Report on Form 10-Q for the quarter ended October 31, 2001.

    This document is also accompanied by copies of the Capsule Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

    Covista has supplied all information contained or incorporated by reference in this document relating to Covista, as well as all pro forma financial information, and Capsule has supplied all information relating to Capsule.

    Documents incorporated by reference are available from Covista and Capsule without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

Covista Communications, Inc. 150 Clove Road Little Falls, New Jersey (800) 864-4000	Capsule Communications, Inc. Two Greenwood Square 3331 Street Road, Suite 275 Bensalem, Pennsylvania 19020 (215) 633-9400

    If you would like to request documents, please do so by January   , 2001, to receive them before your annual meeting or special meeting, as applicable. If you request any incorporated documents from Covista or Capsule, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

    We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

ANNEX A

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

COVISTA COMMUNICATIONS, INC.,

CCI ACQUISITIONS CORP.

AND

CAPSULE COMMUNICATIONS, INC.

July 17, 2001

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ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB		A-24
3.1.	Organization, Standing and Power	A-24
3.2.	Capital Structure	A-25
3.3.	Authority; No Conflict	A-25
3.4.	SEC Documents; Financial Statements	A-26
3.5.	Absence of Certain Changes	A-27
3.6.	Disclosure Documents	A-27
3.7.	Litigation	A-27
3.8.	Restrictions on Business Activities	A-28
3.9.	Employee Benefit Plans	A-28
3.10.	Compliance with Laws; Governmental Authorizations	A-30
3.11.	Brokers' and Finders' Fees	A-30
3.12.	Board Approval; Stockholder Approval	A-30
3.13.	Reorganization	A-31
3.14.	Beneficial Ownership of Target Stock	A-31
3.15.	Representations Complete	A-31
3.16.	Intentions Regarding Target	A-31
ARTICLE IV COVENANTS OF TARGET		A-31
4.1.	Information	A-31
4.2.	Regulatory Approvals	A-31
4.3.	Conduct of Business	A-32
4.4.	Meeting of Stockholders of Target; Document Preparation	A-32
4.5.	Consents	A-33
4.6.	Advice of Changes	A-33
4.7.	Taxes	A-33
4.8.	Public Announcements	A-34
4.9.	Cooperation and Conditions	A-34
4.10.	Tax Free Reorganization	A-34
ARTICLE V COVENANTS OF ACQUIROR AND MERGER SUB		A-34
5.1.	Information	A-34
5.2.	Applications to Governmental Entities	A-35
5.3.	Conduct of Business	A-35
5.4.	Acquiror Common Stock	A-35
5.5.	Registration of Shares	A-35
5.6.	Meeting of Stockholders of Acquiror; Document Preparation	A-36
5.7.	Consents	A-37
5.8.	Advice of Changes	A-37
5.9.	Public Announcements	A-37
5.10.	Cooperation and Conditions	A-37
5.11.	Continuity of Business Enterprise	A-37
5.12.	Tax Free Reorganization	A-38
5.13.	Nasdaq Listing	A-38
5.14.	Purchases and Offers to Purchase Acquiror Stock	A-38
ARTICLE VI CONDITIONS TO ACQUIROR'S AND MERGER SUB'S OBLIGATIONS		A-38
6.1.	Representations, Warranties, and Covenants	A-38
6.2.	No Adverse Changes	A-38
6.3.	Stockholder Approval	A-39
6.4.	Other Evidence	A-39
6.5.	No Adverse Proceedings, Events or Regulatory Requirements	A-39
6.6.	Consents, Etc.	A-39

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6.7.	Dissenting Shares	A-39
6.8.	Securities Matters	A-39
6.9.	280G and Control Affiliate Agreements	A-39
6.10.	Resignation of Directors and Officers	A-40
6.11.	Target Certificate	A-40
6.12.	Termination of Pension Plan	A-40
6.13.	Nasdaq Listing	A-40
6.14.	Target Receipt of Agreement of Control Affiliate	A-40
ARTICLE VII CONDITIONS TO TARGET'S OBLIGATIONS		A-40
7.1.	Representations, Warranties, and Covenants	A-40
7.2.	No Adverse Changes	A-40
7.3.	Stockholder Approval	A-41
7.4.	Other Evidence	A-41
7.5.	No Adverse Proceedings, Events or Regulatory Requirements	A-41
7.6.	Consents, Etc.	A-41
7.7.	Securities Matters	A-41
7.8.	Nasdaq Listing	A-41
7.9.	Acquiror Certificate	A-41
ARTICLE VIII TERMINATION, EXPENSES, AMENDMENT AND WAIVER		A-42
8.1.	Termination	A-42
8.2.	Effect of Termination	A-42
8.3.	Expense	A-43
8.4.	Extension; Waiver	A-43
ARTICLE IX GENERAL PROVISIONS		A-43
9.1.	Survival of Representations, Warranties, and Covenants	A-43
9.2.	Notices	A-43
9.3.	Interpretation	A-44
9.4.	Counterparts	A-45
9.5.	Entire Agreement; Third Party Beneficiaries	A-45
9.6.	Severability	A-45
9.7.	Remedies Cumulative	A-45
9.8.	Governing Law	A-45
9.9.	Assignment; Amendment; Binding Effect	A-45
9.10.	Rules of Construction	A-46

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SCHEDULES

Schedule of Control Affiliates
Target Disclosure Schedule
Acquiror Disclosure Schedule

EXHIBITS

Exhibit A	Certificate of Merger
Exhibit B	Form of Section 280G Agreement
Exhibit C	Agreement of Control Affiliate

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AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of July 17, 2001 by and among Covista Communications, Inc., a New Jersey corporation ("Acquiror"), CCI Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), and Capsule Communications, Inc., a Delaware corporation ("Target").

RECITALS

    A.  The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target with Target being the surviving corporation in the merger (the "Merger") and, in furtherance thereof, have approved the Merger.

    B.  Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements and covenants in connection with the Merger.

    C.  The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under Sections 368(a) (1)(A) and 368(a)(2)(E) of the Code.

    NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE I

THE MERGER

    1.1.  The Merger

    At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger substantially in the form attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Target, in accordance with Delaware Law, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

    1.2.  Closing; Effective Time

    The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of the Acquiror, on the fifth business day or sooner following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby, but in no event later than the close of business on January 31, 2002, time being of the essence (the date on which the Closing shall occur being the "Closing Date"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

    1.3.  Certificate of Incorporation; Bylaws

      (a) At the Effective Time, the certificate of incorporation of Target, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such certificate of incorporation.

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      (b) At the Effective Time, the bylaws of Target, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law and such bylaws.

    1.4.  Directors and Officers

    At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

    1.5.  Effect on Target Common Stock and Options

    By virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities:

      (a)  Conversion of Target Common Stock.  On the Effective Date, each share of the common stock of Target, $0.001 par value per share ("Target Common Stock") outstanding immediately prior to the Effective Date (other than shares (the "Dissenting Shares") with respect to which dissenter's rights shall have been perfected in accordance with Delaware Law), shall, without any action on the part of the holder thereof, be canceled and converted into the number of shares of the common stock of Acquiror, $0.05 par value per share ("Acquiror Common Stock") (rounded to the nearest 0.01 share) which results after multiplication by the Conversion Ratio (as defined below); provided, however, that each share of Target Common Stock held of record by Henry G. Luken, III (the "Control Affiliate") shall, without any action on the part of the holder thereof, be canceled and converted into the number of shares of Acquiror Common Stock (rounded to the nearest 0.01 share) that results after multiplication by the Affiliate Conversion Ratio (as defined below). As used herein, the "Conversion Ratio" means 0.1116 and the "Affiliate Conversion Ratio" means 0.0838; provided, however, that if the Average Stock Price (as defined below) is greater than $6.00, then the Conversion Ratio and the Affiliate Conversion Ratio each shall be reduced by multiplying stated Conversion Ratio or the Affiliate Conversion Ratio, as the case may be, by the quotient of $6.00 divided by the Average Stock Price. For example, if the Average Stock Price is $6.60, then the Conversion Ratio would equal 0.1116 times the quotient of $6.00 divided by $6.60, and the Affiliate Conversion Ratio would equal 0.0838 times the quotient of $6.00 divided by $6.60. For purposes of the foregoing, the "Average Stock Price" means the average of the daily high and low trade prices of Acquiror Common Stock on the Nasdaq National market for the 15 trading days ending on the trading date that is one day before the Effective Date, weighted based on the volume of trades during each of those 15 trading days.

      (b)  Fractional Shares.  No certificates for fractional shares of Acquiror Common Stock shall be issued. In lieu thereof, each holder otherwise entitled to a fractional interest shall receive an amount in cash equal to the product of the fractional share interest held thereby multiplied by the last sale price for the Acquiror Common Stock on the Nasdaq National Market on the date hereof as reported in The Wall Street Journal. Each such holder shall have no other rights with respect to such fractional interest and shall have no rights as a stockholder of Acquiror.

      (c)  Conversion of Target Stock Options.  At the Effective Time, each option to purchase Target Common Stock granted by the Target pursuant to Target Stock Option Plans (as defined in Section 2.2) ("Target Stock Option") which is outstanding and unexercised immediately prior to the Effective Time (whether or not vested or exercisable) and which is listed in Section 2.2 of the Target Disclosure Schedule, will be converted as of the Effective Time into an equivalent stock

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  option ("Acquiror Stock Option") to purchase Acquiror Common Stock in an amount and at an exercise price determined as follows:

        (x) The number of shares of Acquiror Common Stock to be subject to each Acquiror Stock Option shall be equal to the number of shares of Target Common Stock subject to each respective original Target Stock Option multiplied by the Conversion Ratio, rounded to the nearest whole share; and

        (y) The exercise price per share of Acquiror Common Stock under each Acquiror Stock Option shall be equal to the exercise price per share of Target Common Stock under each respective Target Stock Option divided by the Conversion Ratio, rounded to the nearest penny.

      The adjustments provided in this Section 1.5(c) with respect to any Target Stock Options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. The Target Stock Option Plans under which the Target Stock Options were issued shall be assumed by Acquiror, and the duration, vesting schedule and other terms of each Acquiror Stock Option shall be the same as each respective Target Stock Option as described in Section 2.2 of the Target Disclosure Schedule, except (i) as provided above in this Section 1.5(c), (ii) as set forth in Section 2.2 of the Target Disclosure Schedule, and (iii) that all references to Target shall be deemed to be references to Acquiror and the number of shares subject thereto and the exercise price shall be adjusted in accordance with this Section 1.5(c). Within 30 days following the Effective Time, Acquiror shall deliver to former holders of Target Stock Options appropriate agreements representing the right to acquire Acquiror Common Stock on the terms and conditions set forth in this Section 1.5(c).

      (d)  Capital Stock of Merger Sub.  At the Effective Time, each share of Merger Sub common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

      (e)  Adjustments to Conversion Ratio.  The Conversion Ratio and the Affiliate Conversion Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock, reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock) occurring after the date hereof and prior to the Effective Time.

      (f)  Dissenters' Rights.  Any Dissenting Shares, which as of the Effective Date the holder thereof has not withdrawn or lost any right to such appraisal, shall not be converted into Acquiror Common Stock or represent the right to receive shares of Acquiror Common Stock and shall not receive or represent the right to receive any cash in lieu of fractional shares but instead shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. The Target shall give the Acquiror (i) prompt notice of any written demands for appraisal of any shares of Target Common Stock, withdrawals or modifications of such demands, and any other instruments served pursuant to Delaware Law and received by the Target which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Closing. Target agrees that, except with the prior written consent of Acquiror, it will not make any payment with respect to, or settle or offer to settle, any claim, demand or other Liability with respect to any Dissenting Shares. Each holder of Dissenting Shares (a "Dissenting Stockholder")

A–3

  who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for shares of Target Common Stock, shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions) and thereupon such Dissenting Shares shall be canceled, retired and cease to exist. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares (either because the Dissenting Stockholder withdraws, fails to perfect or otherwise loses the right to appraisal), Acquiror shall issue and deliver, upon surrender by such Dissenting Stockholder of a certificate or certificates representing shares of Target Common Stock, the number of shares of Acquiror Common Stock to which such Dissenting Stockholder would otherwise be entitled under Section 1.5(a) and the Certificate of Merger, without interest thereon.

    1.6.  Exchange Procedures

      (a)  Exchange Agent.  Acquiror's transfer agent, or such other bank or trust company selected by Acquiror and reasonably acceptable to Target, shall act as exchange agent (the "Exchange Agent") in the Merger.

      (b)  Acquiror to Provide Acquiror Common Stock and Cash.  At the Effective Time, Acquiror shall furnish to the Exchange Agent in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.5(a) in exchange for shares of Target Common Stock outstanding immediately prior to the Effective Time, and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.5(b) (together, the "Merger Consideration").

      (c)  Exchange Procedures.  Promptly after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each Target stockholder of record (the "Former Target Stockholders") that holds a certificate or certificates (the "Certificate(s)") which represented outstanding shares of Target Common Stock immediately prior to the Effective Time, which shares were converted into the right to receive shares of Acquiror Common Stock pursuant to Section 1.5(a), together with (x) a letter of transmittal, in a form to be mutually agreed upon by Target and Acquiror prior to Closing (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (y) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and a check representing the amount of cash in lieu of fractional shares and unpaid dividends and distributions, if any, to which such holder is entitled, after giving effect to any required tax withholdings and the Certificate so surrendered shall forthwith be canceled. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the reasonable satisfaction of Acquiror or the Exchange Agent that such tax has been paid or is not applicable. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in lieu of fractional shares pursuant to Section 1.5(b).

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      (d)  Distributions with Respect to Unexchanged Shares.  No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable Law (as defined in Section 2.19), following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Date which would have been previously payable (but for the provisions of this Section 1.6(d)) with respect to such shares of Acquiror Common Stock.

      (e)  Transfers of Ownership.  If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or the Exchange Agent any transfer or other Taxes (as defined in Section 2.13) required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or the Exchange Agent that such Tax has been paid or is not payable.

      (f)  No Liability.  Notwithstanding anything to the contrary in this Section 1.6, no party hereto or any of their respective agents shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law (as defined in Section 2.19).

      (g)  Dissenting Shares.  The provisions of this Section 1.6 also shall apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.6 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.5.

    1.7.  No Further Ownership Rights in Target Common Stock

    All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof shall be deemed (together with cash in lieu of fractional shares) to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Acquiror of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Acquiror for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.8.  Lost, Stolen or Destroyed Certificates

    In the event any Certificate shall have been lost, stolen or destroyed, the Acquiror shall issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof in form reasonably satisfactory to Acquiror, such shares of Acquiror Common Stock as may be required pursuant to Section 1.5; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or any of their agents with respect to the Certificate alleged to have been lost, stolen or destroyed.

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    1.9.  Tax and Accounting Consequences

    The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. No party shall take any action which would cause the Merger to fail to so qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TARGET

    In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity means any event, change or effect that is materially adverse to the financial condition, properties, assets (including intangible assets), Liabilities (as defined in Section 2.5), business, prospects, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, that for purposes of Section 6.1 and Section 7.1, changes or effects which are primarily and directly caused by the execution and delivery of this Agreement or the announcement of the transactions contemplated hereby shall not constitute a Material Adverse Effect (it being understood that in any controversy concerning the applicability of this proviso, the party claiming the benefit of this proviso shall have the burden of proof with respect to the elements of such proviso).

    In this Agreement, the words "aware," "knowledge" or similar words, expressions or phrases with respect to a party means such party's actual knowledge after reasonable inquiry of the executive officers (as defined in SEC Rule 405 of the Securities Act of 1933, as amended (the "Securities Act")), and directors of such party and its subsidiaries.

    Target represents and warrants to Acquiror and Merger Sub that the statements contained in this Article II are true and correct, including disclosures set forth in the disclosure schedule delivered by Target to Acquiror immediately prior to the execution and delivery of this Agreement (the "Target Disclosure Schedule"), but in each case subject to the exceptions set forth in the Target Disclosure Schedule. The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered Sections contained in this Article II, and the disclosure in any Section shall qualify only the corresponding Section in this Article II. Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium, fraudulent conveyance and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies. In this Article II, "Target" will be deemed to include Target and its predecessors, unless the context otherwise requires.

    2.1.  Organization, Standing and Power

      (a) Section 2.1 of the Target Disclosure Schedule sets forth a list of each subsidiary of Target and each joint venture and partnership in which Target has an interest (collectively, the "Target Subsidiaries"). Except for the interests of Target set forth in Section 2.1 of the Target Disclosure Schedule, neither Target nor any of the Target Subsidiaries owns, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 2.1 of the Target Disclosure Schedule, Target and each of the Target Subsidiaries are corporations duly organized, validly existing and in good standing under the Laws of their respective jurisdiction of incorporation and has full corporate power and authority to

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  conduct its business as presently conducted. Target has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

      (b) Except as set forth in Section 2.1 of the Target Disclosure Schedule, Target and each of the Target Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Target. Target and each of the Target Subsidiaries have furnished to Acquiror true and complete copies of their respective certificates or articles of incorporation and bylaws, each as amended to date and currently in effect, and said copies are true, correct and complete, and contain all amendments through the date hereof. Target and each of the Target Subsidiaries are not in violation of any of the provisions of its certificate or articles of incorporation or bylaws. Target is the sole owner of all outstanding shares of capital stock of each of the Target Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the Target Subsidiaries, or otherwise obligating Target or any of the Target Subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities of any of the Target Subsidiaries.

      (c) All of the outstanding shares of capital stock of each of the Target Subsidiaries are owned by Target free and clear of any "Liens" (as defined below) other than (i) mechanic's, materialmen's and similar Liens, Liens for taxes not yet due and payable and (ii) those Liens shown on Section 2.1(c) of the Target Disclosure Schedule ((i) and (ii) collectively, the "Permitted Liens of Target"). "Liens" means any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect or encumbrance of any kind.

    2.2.  Capital Structure

    The authorized capital stock of Target consists of 100,000,000 shares of Target Common Stock, of which 22,667,444 shares are issued and outstanding as of June 30, 2001, and 2,000,000 shares of preferred stock, par value $0.01 per share ("Target Preferred Stock"), of which no shares are issued and outstanding. All of the issued and outstanding shares of Target Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 2.2 of the Target Disclosure Schedule, (a) no subscription, warrant, option, agreement, convertible security or other right (contingent or otherwise) to purchase or acquire from Target any shares of capital stock of Target is authorized, reserved or outstanding (and Section 2.2 of the Target Disclosure Schedule sets forth the names of the holders of each outstanding Target Stock Option, the expiration date and exercise price therefor, the number of shares underlying such option and the related vesting schedule and circumstances under which such vesting, if any, may be accelerated), (b) Target has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Target, (c) Target has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (d) no other shares of capital stock of the Target are issued and outstanding. True and complete copies of all agreements and instruments relating to or issued under Target's 2001 Stock Option Plan, Target's 1999 Stock Option Plan and Target's 1996 Stock Option Plan (collectively, the "Target Stock Option Plans") have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the forms made available to Acquiror. Target has reserved 6,907,000 shares of Target Common Stock for issuance pursuant to the Target Stock Option Plans and as of the date hereof, the maximum number of shares

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reserved to be issued under the Target's 2001 Stock Option Plan are 500,000, the maximum number of shares reserved to be issued under the Target's 1999 Stock Option Plan are 3,000,000 and the maximum number of options to be issued under the Target's 1996 Stock Option Plan are 3,407,900. All of the issued and outstanding securities of Target, including those offered pursuant to the Target Stock Option Plans, have been offered, issued and sold by Target in compliance in all material respects with applicable federal and state securities Laws.

    2.3.  Authority; No Conflict

    The execution, delivery and performance by Target of this Agreement and the consummation by Target of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Target Common Stock. This Agreement has been duly executed and delivered by Target and constitutes a valid and binding obligation of Target enforceable against Target in accordance with its terms.

    Except as set forth in Section 2.3 of the Target Disclosure Schedule, the execution, delivery and performance of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or breach of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require a waiver or consent under (x) the certificate of incorporation or bylaws (each as amended to date) of Target or any of the Target Subsidiaries, (y) any mortgage, indenture, material lease, material contract or other material agreement or material instrument binding upon the Target or any of the Target Subsidiaries, or (z) any permit, concession, franchise, material license, judgment, order, decree, Law, judgment, or injunction or other similar authorization held by Target or any of the Target Subsidiaries or applicable to Target, any of the Target Subsidiaries or any of their properties or assets.

    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required to be obtained by Target or any of the Target Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the other transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger, (ii) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, (iii) such other filings or registrations with, or authorizations, consents or approvals of, Governmental Entities, the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Target, and (iv) the Required Telecommunications Consents (as defined in Section 2.34).

    The terms of the Target Stock Option Plans permit the assumption thereof by Acquiror or the substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such options, the Target stockholders or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such options; provided, that the Board of Target or a committee appointed by the Board of Target to administer the Target Stock Option Plans is entitled to accelerate the exercise schedule; and provided, further, that except as set forth in Sections 2.2 and 2.3 of the Target Disclosure Schedule, no exercise schedule will be accelerated as of or after the date of this Agreement and none has been accelerated prior to the date hereof as a result of the transactions contemplated hereby.

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    2.4.  SEC Documents; Financial Statements

    As of their respective filing dates and, except to the extent that subsequent Exchange Act (as defined below) statements, reports and filings supplement earlier Exchange Act statements, reports and filings, as of the date hereof, each statement, report, filing, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other document filed with the Securities and Exchange Commission (the "SEC") by Target since December 31, 2000 (collectively, the "Target SEC Documents") complied and do comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Target SEC Documents contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent supplemented by a subsequently filed Target SEC Document.

    Target has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Target 10-K") and a Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 (the "Target 10-Q"). The financial statements included in the Target 10-K and the Target 10-Q (collectively, the "Target Financial Statements") are complete and correct in all material respects as of their respective dates, and were prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have complete notes thereto and are subject to normal year-end adjustments) applied on a consistent basis throughout the periods indicated and with each other (except as may be indicated in the notes thereto). The Target Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject in the case of the Target Financial Statements set forth in the Target 10-Q to normal year-end audit adjustments. Target maintains and will continue to maintain through the Closing Date a standard system of accounting established and administered in accordance with GAAP. The Target Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates. The balance sheet of Target, dated as of December 31, 2000, included in the Target 10-K is herein referred to as the "Target Balance Sheet."

    2.5.  Absence of Certain Changes

    Since December 31, 2000 (the "Target Balance Sheet Date"), and except in connection with this Agreement and the transactions contemplated hereby, Target and the Target Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as set forth in Section 2.5 of the Target Disclosure Schedule, there has not occurred: (a) any change, event, condition or development (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on Target, provided, however, that losses shown on Target's financial statements for the quarter ended March 31, 2001 shall not be deemed to be a condition or development that would result in a Material Adverse Effect on Target; (b) any acquisition, sale or transfer of any material asset of Target or any of the Target Subsidiaries other than in the ordinary course of business and consistent with past practice (including transfers or licenses of Target Intellectual Property (as defined in Section 2.11) on a non-exclusive basis to Target's or any of the Target Subsidiaries' customers, distributors or other licensees in the ordinary course of business and consistent with past practice); (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any of the Target Subsidiaries or any revaluation by Target or any of the Target Subsidiaries of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the capital stock of Target; (e) any reduction greater than $10,000 in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of Target or any of the Target Subsidiaries; (f) any repurchase, redemption or other acquisition by Target of any outstanding shares of capital stock

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or other securities of or other ownership interests in the Target; (g) any Material Contract (as defined in Section 2.23) entered into by Target or any of the Target Subsidiaries; (h) any amendment or termination of, or default under, any contract or agreement to which Target or any of the Target Subsidiaries is a party or by which it is bound which would reasonably be expected to have a Material Adverse Effect on Target; (i) any amendment or change to the certificate or articles of incorporation or bylaws of Target or any of the Target Subsidiaries or any proposal by the Board of Directors or stockholders of Target or any of the Target Subsidiaries relating thereto; (j) any grant of any severance or termination pay to any director, officer, or employee of Target or any of the Target Subsidiaries in an amount in excess of $10,000 individually or $50,000 in the aggregate; (k) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Target or any of the Target Subsidiaries in an amount in excess of $10,000 individually or $50,000 in the aggregate; (l) increase in or modification of the compensation or benefits payable by Target or any of the Target Subsidiaries under any of its existing severance or termination pay policies or employment agreements to any of its consultants, independent contractors, directors or employees; (m) entering into any contracts, agreement, extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any officer or director of Target or any of the Target Subsidiaries; (ii) any stockholder owning five percent or more of the outstanding Common Stock of Target; or (iii) any "affiliate" or "associate" (as such terms are defined in SEC Rule 405 of the Securities Act (an "Affiliate(s)") of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee, or five percent or greater equity owner; or (l) any obligation, agreement or ongoing negotiation by Target or any of the Target Subsidiaries to do any of the things described in the preceding clauses (a) through (m) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

    Target and each of the Target Subsidiaries have no Liabilities (as defined below) of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately reserved for in the Target Balance Sheet, (b) those not required to be set forth or adequately reserved for in the Target Balance Sheet under GAAP, (c) those incurred in the ordinary course of business since December 31, 2000 which are consistent with past practice, and (d) those incurred in connection with the execution of this Agreement. "Liabilities" or "Liability" mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letter of credit, performance credits or with respect to insurance loss accruals).

    2.6.  Disclosure Documents

    None of the written information supplied or to be supplied by Target for inclusion in and that is actually included in (i) the Joint Proxy Statement/Prospectus (as defined in Section 5.5), and (ii) the Registration Statement (as defined in Section 5.5), will, in the case of the Joint Proxy Statement/Prospectus, at the time of mailing of the Joint Proxy Statement/Prospectus and at the time of the meeting of the shareholders of Target to be held in connection with the Merger and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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    2.7.  Accounts Receivable

    The accounts receivable reflected in the Target Financial Statements arose in the ordinary course of business and consistent with past practice, are not subject, except as set forth in Section 2.7 of the Target Disclosure Schedule, to disputes, defense offsets, returns, set off, counter claim, allowances or credits of any kind, and are collectible (subject to the reserve for bad debt set forth in the Target Financial Statements), and represent bona fide claims against debtors for sales or services performed or other charges, and all goods sold or services performed that gave rise to such accounts were delivered or performed in all material respects in accordance with applicable orders, contracts or customer requirements. Allowances for doubtful accounts and returns have been prepared in accordance with the past practices of Target. The accounts receivable of Target arising after the Target Balance Sheet Date and prior to the date hereof arose in the ordinary course of business and consistent with past practice. Target has no knowledge of any facts or circumstances generally (other than general economic conditions) which would result in any material increase in the uncollectibility of such receivables as a class in excess of the reserves therefor set forth on the Target Financial Statements. Except as set forth in Section 2.7 of the Target Disclosure Schedule with respect to the resolution of disputes, no agreement for deduction or discount has been made with respect to any accounts receivable.

    2.8.  Litigation

    Except as set forth in Section 2.8 of the Target Disclosure Schedule, there is no private or Governmental Entity (as defined in Section 2.19) action, suit, proceeding, claim, arbitration or investigation pending, or to the knowledge of Target, threatened before any agency, court or tribunal, foreign or domestic, against Target, any of the Target Subsidiaries or any of their respective properties or assets or any of their officers or directors (in their capacities as such). There is no judgment, decree, writ, injunction, or order against Target, any of the Target Subsidiaries or any of its directors or officers (in their capacities as such), that would prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement. Further, there are no actions, suits, proceedings, claims, arbitrations or investigations initiated by Target or any of the Target Subsidiaries, or that Target or any of the Target Subsidiaries currently intends to initiate that would prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement. Neither Target nor any of the Target Subsidiaries is aware of any fact or condition now existing that could reasonably be expected to give rise to any material action, suit, proceeding, claim, arbitration or investigation against Target or any of the Target Subsidiaries or any of its properties or any of its officers or directors (in their capacities as such).

    2.9.  Restrictions on Business Activities

    There is no agreement, judgment, injunction, order or decree binding upon Target or any of the Target Subsidiaries which would reasonably be expected to have the effect of prohibiting or changing in a materially adverse way any current business practice of Target or any of the Target Subsidiaries, any acquisition of property by Target or any of the Target Subsidiaries or the conduct of business by Target as currently conducted by Target or any of the Target Subsidiaries.

    2.10.  Title to Property; Absence of Liens

    Target and each of the Target Subsidiaries has good and valid title to all material items of its properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business and consistent with past practice), or with respect to leased properties and assets, valid leasehold interests in such properties or assets, free and clear of all Liens of any kind or character, except for (a) Permitted Liens of Target, (b) such imperfections of title and Liens as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby,

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or otherwise materially impair business operations involving such properties, and (c) those Liens shown on Section 2.10 of the Target Disclosure Schedule. The real properties, structures, buildings, and the material items of tangible personal property owned, operated, or leased by Target or any of the Target Subsidiaries are (x) maintained properly and in good working condition, except for depletion, depreciation, and ordinary wear and tear, (y) suitable for the uses for which they are currently used, and (z) free from any known structural defects. There are no Laws, conditions of record, or other impediments which materially interfere with the intended uses by Target or any of the Target Subsidiaries of the real property or material items of tangible personal property owned or leased by them. Neither Target nor any of the Target Subsidiaries has received any notice of any violation of any applicable Law, building code, zoning ordinance, or other similar Law. All properties used in the operations of Target and each of the Target Subsidiaries are reflected in the Target Balance Sheet to the extent GAAP requires the same to be reflected. Section 2.10 of the Target Disclosure Schedule identifies each parcel of real property owned or leased by Target and all of the Target Subsidiaries and sets forth with respect to each lease: (i) the term thereof; (ii) the renewal options, if any, applicable thereto; (iii) the number of square feet of leased space; and (iv) the rents and other financial terms applicable thereto.

    2.11.  Intellectual Property

      (a) To the knowledge of Target, each of the Target and the Target Subsidiaries owns or is licensed for, and in any event possesses sufficient and legally enforceable rights with respect to, all Intellectual Property (as hereinafter defined) that is used, exercised or exploited ("Used") in, or that is necessary for, its business as currently conducted ("Target Intellectual Property," which term will also include all other Intellectual Property now owned by or licensed to Target or any of the Target Subsidiaries). To the knowledge of Target, the Target Intellectual Property, excluding any Intellectual Property of a third party, does not conflict with, infringe or misappropriate any rights or property of others ("Infringement"). Such ownership, licenses and rights are exclusive except (i) with respect to Inventions (as hereinafter defined) in the public domain that the loss of which would not have a Material Adverse Effect on the business as currently, or proposed by Target or the applicable Target Subsidiary in the short term to be, conducted by Target or any of the Target Subsidiaries, or (ii) with respect to standard, generally commercially available, "off-the-shelf" third party products that form a part of any current product, or service offering of Target or any of the Target Subsidiaries. Except as set forth in Section 2.11(a) of the Target Disclosure Schedule, neither Target nor any of the Target Subsidiaries is party to any agreement or arrangement, or has granted any Lien, or any other right of any character entitling any entity other than the Acquiror to any interests in the Target Intellectual Property.

      (b) To the knowledge of Target, no Target Intellectual Property was conceived or developed directly or indirectly with or pursuant to funding with or from a Governmental Entity or in connection with a Governmental Entity contract. In this Agreement, "Intellectual Property" means: (A) inventions (whether or not patentable); trade names, trademarks, service marks, logos and other designations (collectively, "Marks"); works of authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual and industrial property of any sort (collectively, "Inventions") and (B) patent rights; Mark rights; copyrights; mask work rights; sui generis database rights; trade secret rights; rights to domain names; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto of Target and each of the Target Subsidiaries (collectively, "IP Rights"). To the knowledge of Target, all copyrightable matter within Target Intellectual Property, excluding any Intellectual Property of a third party, has been created by persons who were employees or contractors, covered by work-made-for-hire agreements, of Target or the Target Subsidiaries at the time of creation and no

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  third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto. To the knowledge of Taret, neither Target nor any of the Target Subsidiaries has received any written or verbal communication alleging that Target or any of the Target Subsidiaries have been or may be (whether in its current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement (collectively, an "Infringement Communication"), nor are Target or any of the Target Subsidiaries aware of any fact or condition now existing that could reasonably be expected to give rise to any material Infringement Communication in the future.

      (c) To the extent included in Target Intellectual Property (but excluding Intellectual Property licensed to Target or the Target Subsidiaries, Section 2.11 of the Target Disclosure Schedule lists (by name, number, jurisdiction, owner and, where applicable, the name and address of each inventor and a brief description of) all patents and patent applications; all registered and unregistered Marks; and all registered and, if material, unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights. To the knowledge of Target and except as set forth in Section 2.11 of the Target Disclosure Schedule, no cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals, and failures to obtain allowable subject matter for patent applications from applicable registration authorities) is anticipated by Target or any of the Target Subsidiaries. Further, to the knowledge of Target, the validity of the IP Rights has not been otherwise challenged by any third party. To the knowledge of Target, the IP rights have also not been and are not the subject of any pending or threatened litigation or claim of infringement or invalidation.

      (d) To the knowledge of Target, there is no unauthorized Use, disclosure, infringement or misappropriation of any Target Intellectual Property (excluding any such activity with respect to third party Intellectual Property by any third party, including, without limitation, any employee or former employee of Target or any of the Target Subsidiaries.

      (e) Each of Target and the Target Subsidiaries has taken necessary and appropriate steps to protect and preserve the confidentiality of all Target Intellectual Property owned by Target that is not otherwise disclosed in published patents or patent applications or registered copyrights (collectively, the "Target Confidential Information"). All use by and disclosure to employees or third parties of Target Confidential Information has been on a need-to-know basis and pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements. Neither Target nor any of the Target Subsidiaries has disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow holder or other person any part of any Target Intellectual Property and/or any computer program source code or object code owned by Target.

      (f)  To the knowledge of Target, each of Target and the Target Subsidiaries has not in the past and each is not currently using, exercising or exploiting (i) any Inventions of any of its past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by Target or the Target Subsidiaries or (ii) any confidential information or trade secrets of any former employer of any such person.

    2.12.  Environmental Matters

      (a) The following terms shall be defined as follows:

         (i) "Environmental and Safety Laws" shall mean any federal, state, local or foreign Laws, ordinances, codes, regulations, rules and orders relating to the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which relate to the health and safety of employees, workers or other persons, including the public, as in effect on the date hereof.

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        (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, such substances, materials, wastes, pollutants defined in or regulated under any Environmental and Safety Laws.

        (iii) "Property" shall mean all real property leased or owned by Target either currently or in the past.

        (iv) "Facilities" shall mean all buildings and improvements on the Property leased or owned by Target, either currently or in the past.

      (b) Except as set forth in Section 2.12 of the Target Disclosure Schedule, and in each case to the knowledge of Target, Target and each of the Target Subsidiaries represents and warrants as follows: (i) neither Target nor any of the Target Subsidiaries has received any written notice of any noncompliance of the Facilities or of its past or present operations with Environmental and Safety Laws; (ii) no notices, administrative actions or suits are pending or threatened against Target or any of the Target Subsidiaries relating to a violation of any Environmental and Safety Laws; (iii) neither Target nor any of the Target Subsidiaries has received written notice that it is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or analogous state statute or any similar foreign law or regulation requiring assessment or clean up, arising out of events occurring prior to the Closing Date; (iv) there have not been, during the term of occupancy of the Target or any of the Target Subsidiaries, as the case may be, any Hazardous Materials on, under or migrating to or from the Facilities or Property, for which Target or any of the Target Subsidiaries could reasonably be expected to have a Liability; (v) there have not been during the term of occupancy of Target or the Target Subsidiaries, as the case may be, any underground tanks at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (vi) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (vii) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (viii) the Facilities and the activities of Target and each of the Target Subsidiaries therein have at all times been in material compliance with all Environmental and Safety Laws; (ix) each of Target and the Target Subsidiaries has all the permits and licenses required to be issued under the applicable Environmental and Safety Laws for its respective operations and each is in full compliance with the terms and conditions of those permits; and (x) all written environmental assessments known to Target or any of the Target Subsidiaries of its current or past Properties or Facilities are listed in Schedule 2.12 of the Target Disclosure Schedule and have been provided to Acquiror.

    2.13.  Taxes

    Target, each of the Target Subsidiaries and any consolidated, combined, unitary or aggregate group (and all members thereof) for Tax purposes of which Target or any of the Target Subsidiaries is or has been a member, have properly completed and timely filed with all appropriate Governmental Entities, all material Tax Returns, estimates and reports required to be filed by any of them, except as set forth in Section 2.13 of the Target Disclosure Schedule, and have paid all Taxes shown thereon to be due or which otherwise are or have become due and payable prior to the date hereof. The accruals and reserves reflected in the Target Financial Statements specified as being with respect to Taxes have been determined in accordance with GAAP and are sufficient in amount to cover all Taxes that are or may become payable or that have accrued as a result of the operations of each of Target and the Target Subsidiaries for all periods prior to the date of such Target Financial Statements and that have not been paid as of the date hereof. Neither Target nor any of the Target Subsidiaries has any Liability for unpaid Taxes accruing after the Target Balance Sheet Date except for Taxes incurred in the ordinary

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course of business subsequent to the Target Balance Sheet Date. Except as set forth in Section 2.13 of the Target Disclosure Schedule, there is: (a) no claim for Taxes that is a Lien against the property of Target or any of the Target Subsidiaries being asserted against Target or any of the Target Subsidiaries other than Liens for Taxes not yet due and payable; (b) no audit of any Tax Return of Target or any of the Target Subsidiaries being conducted or, to the knowledge of Target, threatened or contemplated by a Tax Authority; and (c) no extension of any statute of limitations on the assessment of any Taxes granted by Target or any of the Target Subsidiaries and currently in effect. Neither Target nor any of the Target Subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger. Target and the Target Subsidiaries have not filed, nor will they file, any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax Laws) apply to Target or any of the Target Subsidiaries. Neither Target nor any of the Target Subsidiaries is a party to any Tax sharing or Tax allocation agreement, nor does Target or any of the Target Subsidiaries have any Liability or potential Liability to another party under any such agreement. Neither Target nor any of the Target Subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Target nor any of the Target Subsidiaries has ever been a member of a consolidated, combined, unitary or aggregate group of which Target or any of the Target Subsidiaries was not the ultimate parent corporation. None of the Target Subsidiaries has an obligation for Taxes pursuant to Treas. Reg. Section 1.1502-6 (or any state or local equivalent law) for any period prior to the date hereof, for any consolidated group other than one in which Target is the common parent. Neither Target nor any of the Target Subsidiaries has in its possession receipts for any Taxes paid to foreign Tax Authorities. Neither Target nor any of the Target Subsidiaries is or has ever been a "United States real property holding corporation" within the meaning of Section 897 of the Code. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other like assessment or charge, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes.

    2.14.  Employee Benefit Plans

      (a) Section 2.14 of the Target Disclosure Schedule lists, with respect to Target and each of the Target Subsidiaries, and also with respect to any trade or business (whether or not incorporated) which is treated as a single employer with Target or with any of the Target Subsidiaries (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to any non-officer employee, officer or director, (iii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care benefit (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit

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  sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target or any of the Target Subsidiaries and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target or any of the Target Subsidiaries of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target or any of the Target Subsidiaries (together, the "Target Employee Plans").

      (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents and amendments thereto (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications required by Law relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Target has also furnished Acquiror with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a). Target has also furnished Acquiror with all registration statements and prospectuses prepared in connection with each Target Employee Plan.

      (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which would reasonably be expected to have, in the aggregate, a Material Adverse Effect on Target; (iii) each Target Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and each ERISA Affiliate has performed in all material respects all obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target, nor any of the Target Subsidiaries, nor any ERISA Affiliate is subject to any material Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target, the Target Subsidiaries and any ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Target Employee Plan is covered by, and none of Target, the Target Subsidiaries and any ERISA

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  Affiliate has incurred or expects to incur any material Liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without any material Liability to Target or Acquiror (other than ordinary administrative expenses typically incurred in a termination event). For purposes of subparts (iv), (v), (vii) and (viii) of this Section 2.14(c), "material" shall be deemed to include any amount in excess of $10,000 in the aggregate. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, each of Target and the Target Subsidiaries has prepared in good faith and timely filed all requisite Governmental Entity reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target or any of the Target Subsidiaries, is threatened against or with respect to any such Target Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. Except as set forth in Section 2.14 of the Target Disclosure Schedule, no payment or benefit which will or may be made by Target or any of the Target Subsidiaries to any person will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

      (d) With respect to each Target Employee Plan, Target and the Target Subsidiaries have complied in all material respects with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations (including proposed regulations) thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder.

      (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, the Target Subsidiaries or any ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in Target's Financial Statements.

      (f)  Neither Target nor any of the Target Subsidiaries currently maintains, sponsors, participates in or contributes to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

      (g) None of Target, the Target Subsidiaries or any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

      (h) Except as set forth in Section 2.14 of the Target Disclosure Schedule, there is no agreement, contract or arrangement to which Target or any of the Target Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

    2.15.  Employees and Consultants

    Target has made available to Acquiror a true and complete list of all persons employed as of June 30, 2001 by Target and each of the Target Subsidiaries, all persons who perform work for Target and each of the Target Subsidiaries pursuant to any agreement(s) between Target or any of the Target

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Subsidiaries and any employment agency, and all independent contractors, agents or distributors of Target and Target Subsidiaries as of June 30, 2001 and the position and total compensation, including base salary or wages, bonus, commissions, and all other available forms of compensation, payable to each such individual. Section 2.15 of the Target Disclosure Schedule lists all current written or oral employment agreements, independent contractor agreements, consulting agreements or termination or severance agreements to which Target and each of the Target Subsidiaries is a party. A true and correct copy of any employment, independent contractor or consulting agreement which varies in any material terms from the standard form agreement of Target or any of the Target Subsidiaries has been provided to Acquiror. This Agreement and the transactions contemplated hereby do not and will not violate any such employment, independent contractor or consulting agreements. Target and each of the Target Subsidiaries is in compliance in all material respects with all currently applicable Laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. All individuals performing services for Target or any of the Target Subsidiaries as independent contractors (defined as any individual who provides services for Target or any of the Target Subsidiaries who is not treated as a common-law employee for purposes of statutory withholdings and/or employment benefits) at any time are properly classified as independent contractors pursuant to all applicable regulations, including but not limited to I.R.S. Revenue Ruling 87-41, 1987-1 C.B. 296. Except as would not have a Material Adverse Effect on the business of Target, Target and each of the Target Subsidiaries has withheld and remitted to the appropriate Governmental Entity (as defined in Section 2.19) all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither Target nor any of the Target Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Target or any of the Target Subsidiaries under any workers' compensation plan or policy or for long term disability. There are no claims or controversies pending or, to the knowledge of Target, threatened, between Target or any of the Target Subsidiaries and any of their employees, which claims or controversies have or could reasonably be expected to result in a Material Adverse Effect on Target. Neither Target nor any of the Target Subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does Target or any of the Target Subsidiaries know of any activities or proceedings of any labor union to organize any such employees. To the knowledge of Target, no employees or independent contractors of Target or any of the Target Subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, enforceable noncompetition agreement, or any enforceable restrictive covenant to a former employer or customer relating to the right of any such employee or independent contractor to be employed by Target or any of the Target Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Target or any of the Target Subsidiaries or to the use of trade secrets or proprietary information of others. Except as set forth in Section 2.15 of the Target Disclosure Schedule, as of the date hereof, no employees or independent contractors of Target or any of the Target Subsidiaries have given notice to Target or to any of the Target Subsidiaries, nor is Target or any of the Target Subsidiaries otherwise aware, that any such employee intends to terminate his or her employment with Target or any of the Target Subsidiaries.

    2.16.  Certain Agreements Affected by the Merger

    Except as set forth in Section 2.16 of the Target Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, employee or consultant of Target or any of the Target Subsidiaries, (b) increase any benefits otherwise payable by Target, or any of the

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Target Subsidiaries or (c) result in the acceleration of the time of payment or vesting of any such benefits.

    2.17.  Related-Party Transactions

    Except as set forth in Section 2.17 of the Target Disclosure Schedule, neither the Target nor any of the Target Subsidiaries has any contract, agreement, extension of credit, business arrangement, or other business relationship of any kind with any of the following persons: (a) any officer or director of Target or any of the Target Subsidiaries; (b) any stockholder owning five percent (5%) or more of the outstanding Common Stock of Target or any of the Target Subsidiaries; or (c) any Affiliate of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee, or five percent (5%) or greater equity owner.

    2.18.  Insurance

    Section 2.18 of the Target Disclosure Schedule lists all policies of insurance and bonds, and the respective amounts of such policies and bonds, carried by Target or any of the Target Subsidiaries. There is no claim pending under any of such policies or bonds or as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and the Target Subsidiaries are otherwise in compliance with the terms of such policies and bonds. Neither Target nor any of the Target Subsidiaries has any knowledge of any threatened termination of, nor has it received notice of, any material premium increase with respect to, any of such policies.

    2.19.  Compliance with Laws; Governmental Authorizations

    Target and each of the Target Subsidiaries, during the applicable statute of limitations period, have complied with, and each is in compliance in all material respects with, all laws, statutes, ordinances, rules, regulations (collectively, "Law(s)"), judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other Governmental Entity authorizations or approvals applicable to it, or any of its properties. Except for Telecommunications Licenses, which are specifically covered in Section 2.34, all licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") of any court, administrative agency or commission or other federal, state, county, municipal, domestic or foreign governmental or regulatory authority or instrumentality ("Governmental Entity" or "Governmental Entities") and all other permits, concessions, grants and franchises necessary for the conduct of the business of Target and the Target Subsidiaries as now conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Target, threatened which may result in the revocation, cancellation, suspension, or materially adverse modification of any thereof, except to the extent the foregoing would not have a Material Adverse Effect on Target.

    2.20.  Brokers' and Finders' Fees

    Except as expressly provided in the letter agreement, dated April 17, 2001, between Target and Ferris, Baker Watts, Inc., a true and complete copy of which has been furnished to the Acquiror, no agent, broker, investment banker, person or firm acting directly or indirectly on behalf of Target or any of the Target Subsidiaries under the authority of Target or any of the Target Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

    2.21.  Board Approval; Stockholder Approval

    The Board of Directors of Target has (a) approved this Agreement and the Merger, (b) determined that in its opinion the Merger is advisable and in the best interests of the stockholders of Target and (c) recommended that the stockholders of Target approve this Agreement and the Merger. The affirmative vote of the holders of a majority of the outstanding shares of Target Common Stock outstanding on the record date set for the determination of stockholders entitled to vote on or consent to the Merger is the only vote or consent of the holders of Target capital stock necessary to approve this Agreement and the Merger.

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    2.22.  Customers and Suppliers

    Except as set forth in Section 2.22 of the Target Disclosure Schedule, there is no customer or group of customers that accounted for more than 5% of Target's gross revenues during the 12-month period ending June 30, 2001, which, as of the date hereof, has canceled or otherwise terminated, or made any threat to Target or any of the Target Subsidiaries to cancel or otherwise terminate its relationship with Target or with any of the Target Subsidiaries for any reason, including without limitation the consummation of the transactions contemplated hereby, or has at any time on or after the Target Balance Sheet Date decreased its usage of the services or products of Target or any of the Target Subsidiaries to a degree that it would have a Material Adverse Effect on Target, and all amounts owing from such customers, if not in dispute, are being or have been paid in accordance with their respective terms. Except as set forth in Section 2.22 of the Target Disclosure Schedule, there is no supplier or group of suppliers of Target or any of the Target Subsidiaries that accounted for more than 5% of Target's cost of sales during the 12-month period ending June 30, 2001, which, as of the date hereof, has canceled or otherwise terminated, or made any threat to Target or any of the Target Subsidiaries to cancel or otherwise terminate its relationship with Target or with any of the Target Subsidiaries for any reason, including without limitation the consummation of the transactions contemplated hereby, or has at any time on or after the Target Balance Sheet Date and prior to the date hereof decreased their services or supplies to Target or any of the Target Subsidiaries to a degree that it would have a Material Adverse Effect on Target. Target and each of the Target Subsidiaries have not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target or any of the Target Subsidiaries. Section 2.22 of the Target Disclosure Schedule lists all customer and supplier disputes in excess of $5,000 which are pending as of the date hereof.

    2.23.  Material Contracts

    Section 2.23 of the Target Disclosure Schedule sets forth a list of all material agreements or commitments ("Material Contracts") of any nature to which Target or any of the Target Subsidiaries is a party or by which it is bound, including without limitation:

      (a) each agreement which requires future expenditures by Target, or any of the Target Subsidiaries, in excess of $10,000 or which might result in payments to Target or to any of the Target Subsidiaries in excess of $10,000;

      (b) all employment and consulting agreements;

      (c) employee benefit, Target Employee Plans, severance, bonus, pension, profit sharing, stock option, stock purchase and similar plans and arrangements;

      (d) any agreement between Target or any of the Target Subsidiaries and a third party relating to sharing, licensing, or developing any product, technology or Target Intellectual Property;

      (e) any agreement for the borrowing of money or line of credit, trust indenture, mortgage, promissory note, loan agreement or any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

      (f)  agreements with respect to Liens and Permitted Liens of Target;

      (g) any agreement which provides for the restraint or restriction of the right to compete with any person in the conduct of its business by Target or any of the Target Subsidiaries;

      (h) any confidentiality, secrecy or non-disclosure agreement with any party other than those that are on Target's standard form previously provided to Acquiror or those that by their terms prohibit disclosure of such agreement to Acquiror;

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      (i)  any distributor, reseller, agency or manufacturer's representative contract other than those that are terminable at will by Target without Target incurring, directly or indirectly, any premium, penalty, fees, taxes or other obligation relating to such termination;

      (j)  any material contract to support or maintain the products or services of Target or any of the Target Subsidiaries, that expires or may be renewed at the option of any person other than Target or any of the Target Subsidiaries;

      (k) any agreement of guarantee, support, assumption or endorsement of, or any similar commitment with respect to, the Liabilities (as defined in Section 2.5) of any other person or entity;

      (l)  any agreement pursuant to which Target or any of the Target Subsidiaries has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Target Intellectual Property;

      (m) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation (or any agreement warranting the absence of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation) other than indemnification provisions contained in a customary purchase orders/purchase agreements/product licenses arising in the ordinary course of business and consistent with past practice;

      (n) any joint venture agreement or shareholders' agreement;

      (o) any agreement with any labor union;

      (p) any lease of real property;

      (q) any lease of personal property with an annual lease or other payment in excess of $5,000; and

      (r) any agreement with any person with whom Target does not deal at arm's length.

    2.24.  No Breach of Material Contracts

    Except to the extent they have previously expired in accordance with their terms, Target and each of the Target Subsidiaries have performed in all material respects all of the obligations required to be performed by each of them, and neither Target nor any of the Target Subsidiaries is in default under any Material Contract. Each of the Material Contracts is (as to Target and each of the Target Subsidiaries) in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or any of the Target Subsidiaries or, to the knowledge of Target, with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to (a) become a default or event of default under any Material Contract, (b) result in the loss or expiration of any material right or option by Target or by any of the Target Subsidiaries (or the gain thereof by any third party) under any Material Contract or (c) result in the release, disclosure or delivery to any third party of any source materials. True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

    2.25.  Minute Books

    The minute books of Target and each of the Target Subsidiaries have been made available to Acquiror and contain true and complete copies of all resolutions adopted and all other material actions taken at all meetings of directors and stockholders and all actions by written consent since the time of

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incorporation of Target and each of the Target Subsidiaries through the date of this Agreement, except resolutions or discussions relating to this Agreement and the transactions contemplated hereby.

    2.26.  Complete Copies of Materials

    Copies of each document which has been delivered by Target to Acquiror or its counsel or other representatives in connection with their legal and accounting due diligence review of Target and the Target Subsidiaries are true and complete.

    2.27.  Year 2000 Compatibility

    Target and each of the Target Subsidiaries are Year 2000 compliant. None of the products and services sold, licensed, rendered, or otherwise provided by Target and the Target Subsidiaries in the conduct of their business has malfunctioned, ceased to function, generated materially incorrect data or produced materially incorrect results or caused any of the above with respect to the property or business of third parties using such products or services when processing, providing or receiving (a) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries or (b) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries, including leap year calculations. Target and the Target Subsidiaries have not made any other representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered or otherwise provided by Target or the Target Subsidiaries in the conduct of their business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (x) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries and (y) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries.

    2.28.  Reorganization

    Neither Target, the Target Subsidiaries, nor to Target's knowledge, any of their Affiliates have taken or agreed to take any action, nor does Target or any of the Target Subsidiaries have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

    2.29.  Export Control Laws and Foreign Corrupt Practices Act

    Target and the Target Subsidiaries have conducted their export transactions in accordance with applicable provisions of United States export control Laws, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing, to the knowledge of Target and except as would not have a Material Adverse effect on Target:

      (a) Each of Target and the Target Subsidiaries has obtained all export licenses and other approvals required for exports of its respective products, software and technologies from the United States;

      (b) Each of Target and the Target Subsidiaries is in compliance with the terms of all applicable export licenses or other approvals;

      (c) There are no pending or threatened claims against Target or any of the Target Subsidiaries with respect to such export licenses or other approvals;

      (d) There are no actions, conditions or circumstances pertaining to the export transactions of Target and the Target Subsidiaries that may give rise to any future claims; and

      (e) No consents or approvals for the transfer of export licenses to Acquiror are required, or such consents and approvals can be obtained expeditiously without material cost.

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    There are no situations with respect to Target or any of the Target Subsidiaries which involved or involves (w) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (x) the making of any direct or indirect unlawful payments from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds for such purposes; (y) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws; or (z) any investigation by the SEC or any other Governmental Authority with respect to any of the foregoing.

    2.30.  Registration Rights

    There is no agreement of Target or any of the Target Subsidiaries to register under the Securities Act any shares of Target Common Stock or any shares of Target capital stock issuable upon the exercise of Target Stock Options or other securities, except pursuant to agreements that will be terminated or that will terminate pursuant to their terms at or prior to the Closing.

    2.31.  Functionality of Technology

    All materials and technology (including but not limited to all hardware, software, platforms, cables, and switches) required by each of Target and the Target Subsidiaries to perform its respective business as currently conducted or as proposed to be conducted are free from material defects and can reasonably be expected to continue to perform substantially in the manner in which they currently perform. Each of Target and the Target Subsidiaries has all permissions, rights, authority and documentation necessary to perform its respective business as currently conducted or as proposed to be conducted.

    2.32.  Beneficial Ownership of Acquiror Stock

    As of the date hereof, Target does not beneficially own any shares of Acquiror Common Stock or have any option, warrant, or right of any kind to acquire the beneficial ownership of any Acquiror Common Stock, except pursuant to the terms of this Agreement.

    2.33.  Immigration Matters

    Target has complied with all Laws relating to verification of employment eligibility of its employees, including but not limited to, Verification of the Employment eligibility of Target's employees in accordance with Section 274A of the Immigration and Nationality Act, as amended (8 U.S.C. Section 1324 (a)).

    2.34.  Telecommunications Licenses

      (a) Section 2.34(a) of the Target Disclosure Schedule contains a complete list of all Federal Communications Commission ("FCC") licenses and authorizations held by Target (the "FCC Licenses"), and all state certificates of public convenience and necessity and other operating authorizations issued by state public utility commissions or similar state governmental agencies (collectively, "PUCs") (such PUC certificates and authorizations collectively, the "State Authorizations," and together with the FCC Licenses, the "Telecommunications Licenses"). The FCC Licenses are all of the licenses, authorizations, consents and approvals necessary from the FCC for each of Target and the Target Subsidiaries to conduct its respective business as currently conducted. Except as set forth in Section 2.34(a) of the Target Disclosure Schedule, the State Authorizations are all of the licenses, authorizations, consents and approvals necessary from the PUCs for each of Target and the Target Subsidiaries to conduct its respective business as currently conducted.

      (b) Except as described in Section 2.34(b) of the Target Disclosure Schedule (the "Required Telecommunications Consents"), there is no consent, approval, authorization, or order of, or filing with, the FCC or any other federal, state or local governmental or regulatory authority, or consent,

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  approval, authorization, agreement or verification of or by any of the customers of Target or any of the Target Subsidiaries, that is required to consummate the transactions contemplated by this Agreement and for the Surviving Corporation to continue operating the business of Target or the business of the Target Subsidiaries in the same manner as Target and the Target Subsidiaries currently conduct business;

      (c) Each of Target and the Target Subsidiaries currently are in material compliance with the Communications Act of 1934, as amended, and the FCC rules, regulations and policies, including the FCC rules, regulations and policies concerning "slamming," as well as all applicable state regulation of local exchange and inter-exchange telecommunications services, including the rules concerning "slamming", and substantially performed all obligations imposed upon Target and the Target Subsidiaries thereunder; and

      (d) The Telecommunications Licenses are valid and in full force and effect, unimpaired by any material condition, and are under the exclusive control of Target or any of the Target Subsidiaries, and each of Target and the Target Subsidiaries has timely and completely performed its respective obligations required thereunder. No application, complaint, action, investigation or proceeding is pending or, to the knowledge of Target, threatened, that would reasonably be expected to result in loss, revocation, cancellation or suspension of the Telecommunications Licenses or other administrative or judicial sanction with respect to Target and the Target Subsidiaries.

    2.35.  Representations Complete

    None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or in any certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

    Acquiror and Merger Sub represent and warrant to Target that the statements contained in this Article III are true and correct, including disclosures as set forth in the disclosure schedule delivered by Acquiror to Target immediately prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule"), but in each case subject to the exceptions set forth in the Acquiror Disclosure Schedule. The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered Sections contained in this Article III, and the disclosure in any Section shall qualify only the corresponding Section in this Article III. Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) Laws of general application relating to bankruptcy, insolvency, moratorium, fraudulent conveyance and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies. In this Article III, "Acquiror" will be deemed to include Acquiror and its predecessors, unless the context otherwise requires.

    3.1.  Organization, Standing and Power

    Section 3.1 of the Acquiror Disclosure Schedule sets forth a list of each subsidiary of Acquiror and each joint venture and partnership in which Acquiror has an interest (collectively, the "Acquiror Subsidiaries"). Except for the interests of Acquiror Subsidiaries set forth in Section 3.1 of the Acquiror Disclosure Schedule, neither Acquiror nor any of the Acquiror Subsidiaries owns, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any

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equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Acquiror and each of the Acquiror Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation and each has full corporate power and authority to conduct its respective business as presently conducted. Acquiror has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

      (b) Acquiror and each of the Acquiror Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by each of them respectively or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Acquiror. Acquiror and each of the Acquiror Subsidiaries have furnished to Target true and complete copies of their respective certificates of incorporation and bylaws, each as amended to date and currently in effect, and said copies are true, correct and complete, and contain all amendments through the date hereof. Acquiror and each of the Acquiror Subsidiaries are not in violation of any of the provisions of their respective certificates of incorporation or bylaws. Acquiror is the sole owner of all outstanding shares of capital stock of each of the Acquiror Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the Acquiror Subsidiaries, or otherwise obligating Acquiror or any of the Acquiror Subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities of the Acquiror Subsidiaries. Merger Sub was formed solely to effectuate the Merger and owns no assets and is subject to no liabilities, other than under this Agreement or as required to complete the Merger.

      (c) All of the outstanding shares of capital stock of each of the Acquiror Subsidiaries are owned by Acquiror free and clear of any Liens other than (i) mechanic's, materialmen's and similar Liens, Liens for Taxes not yet due and payable and (ii) those Liens shown on Section 3.1(c) of the Acquiror Disclosure Schedule ((i) and (ii) collectively, the "Permitted Liens of Acquiror").

    3.2.  Capital Structure

    The authorized capital stock of Acquiror consists of 50,000,000 shares of Acquiror Common Stock, par value $0.05 per share, of which 11,409,405 shares are issued and outstanding as of June 30, 2001. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share ("Merger Sub Common Stock"), of which 100 shares are issued and outstanding and held by Acquiror. All of the outstanding shares of Acquiror Common Stock and Merger Sub Common Stock have been duly authorized and validly issued, and are fully paid and are nonassessable. All of the outstanding shares of Merger Sub are free of any Liens other than Permitted Liens of Acquiror and those Liens shown on Section 3.2 of the Acquiror Disclosure Schedule. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable, and no stockholder of Acquiror will have any preemptive right of subscription or purchase in respect thereof.

    3.3.  Authority; No Conflict

    The execution, delivery and performance by Acquiror and Merger Sub of this Agreement, and the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub, subject only to the approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Acquiror Common Stock. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes a valid and binding obligation of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms.

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    The execution, delivery and performance of this Agreement by Acquiror and Merger Sub do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of, or breach of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require a waiver or consent under (x) the certificate of incorporation or bylaws (each as amended to date) of Acquiror or any of the Acquiror Subsidiaries, (y) any mortgage, indenture, material lease, material contract or other material agreement or material instrument binding upon the Acquiror, Merger Sub or any of the Acquiror Subsidiaries, or (z) any permit, concession, franchise, material license, judgment, order, decree, Law, judgment, or injunction, or other similar authorization held by Acquiror, Merger Sub or any of the Acquiror Subsidiaries or applicable to Acquiror, Merger Sub or any of the Acquiror Subsidiaries or any of their properties or assets.

    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required to be obtained by Acquiror or Merger Sub or any of the Acquiror Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the other transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger, (ii) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or "blue sky" Laws and the securities Laws of any foreign country, (iv) such other filings or registrations with, or authorizations, consents or approvals of, Governmental Entities, the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Acquiror, and (v) any required telecommunication consents of Acquiror.

    3.4.  SEC Documents; Financial Statements

    As of their respective filing dates and, except to the extent that subsequent Exchange Act statements, reports and filings supplement earlier Exchange Act statements, reports and filings, as of the date hereof, each statement, report, filing, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other document filed with the SEC by Acquiror since January 31, 2001 (collectively, the "Acquiror SEC Documents") complied and do comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent supplemented by a subsequently filed Acquiror SEC Document.

    Acquiror has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended January 31, 2001 (the "Acquiror 10-K") and a Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2001 (the "Acquiror Form 10-Q"). The financial statements included in the Acquiror 10-K and the Acquiror 10-Q (collectively, the "Acquiror Financial Statements") are complete and correct in all material respects as of their respective dates, and were prepared in accordance with GAAP (except that the unaudited financial statements do not have complete notes thereto and are subject to normal year-end audit adjustments) applied on a consistent basis throughout the periods indicated and with each other (except as may be indicated in the notes thereto). The Acquiror Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Acquiror as of the dates, and for the periods, indicated therein, subject in the case of the Acquiror Financial Statements set forth in the Acquiror Form 10-Q to normal year-end audit adjustments. Acquiror maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Acquiror Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates. The balance sheet of

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Acquiror, dated as of January 31, 2001, included in the Acquiror 10-K is herein referred to as the "Acquiror Balance Sheet

    3.5.  Absence of Certain Changes

    Since January 31, 2001 (the "Acquiror Balance Sheet Date"), and except in connection with this Agreement and the transactions contemplated hereby, Acquiror, Merger Sub and the Acquiror Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event, condition or development (whether or not covered by insurance) that has resulted in, or would result in, a Material Adverse Effect on Acquiror, provided, however, that losses shown on Acquiror's financial statements for the quarter ended April 30, 2001 shall not be deemed to be a condition or development that would result in a Material Adverse Effect on Acquiror; (b) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror, Merger Sub or any of the Acquiror Subsidiaries or any revaluation by Acquiror, Merger Sub or any of the Acquiror Subsidiaries of any of its assets; (c) any amendment or termination of, or default under, any contract or agreement to which Acquiror, Merger Sub or any of the Acquiror Subsidiaries is a party or by which it is bound which would reasonably be expected to have a Material Adverse Effect on Acquiror; (d) any amendment or change to the certificate or articles of incorporation or bylaws of Acquiror, Merger Sub or any of the Acquiror Subsidiaries or any proposal by the Board of Directors or stockholders of Acquiror, Merger Sub or any of the Acquiror Subsidiaries relating thereto; or (e) any negotiation or agreement by Acquiror, Merger Sub or any of the Acquiror Subsidiaries to do any of the things described in the preceding clauses (a) through (d) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

    3.6.  Disclosure Documents

    None of the written information supplied or to be supplied by Acquiror or Merger Sub for inclusion in and that is actually included in (i) the Joint Proxy Statement/Prospectus, and (ii) the Registration Statement, will, in the case of the Joint Proxy Statement/Prospectus, at the time of mailing of the Joint Proxy Statement/Prospectus and at the time of the meeting of the shareholders to be held in connection with the Merger and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

    3.7.  Litigation

    Except as set forth in Section 3.7 of the Acquiror Disclosure Schedule, there is no private or Governmental Entity action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of Acquiror or Merger Sub, threatened before any agency, court or tribunal, foreign or domestic, against Acquiror, Merger Sub, any of the Acquiror Subsidiaries or any of their respective properties or any of their officers or directors (in their capacities as such) which, if adversely decided, would have a Material Adverse Effect on Acquiror. There is no judgment, decree, writ, injunction, or order against Acquiror, Merger Sub, any of the Acquiror Subsidiaries or any of their respective directors or officers (in their capacities as such), that would prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement. Further, there are no actions, suits, proceedings, claims, arbitrations or investigations initiated by Acquiror, Merger Sub or any of the Acquiror Subsidiaries, or that Acquiror, Merger Sub or any of the Acquiror Subsidiaries presently intends to initiate that would prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement.

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    3.8.  Restrictions on Business Activities

    There is no agreement, judgment, injunction, order or decree binding upon Acquiror, Merger Sub or any of the Acquiror Subsidiaries which would reasonably be expected to have the effect of prohibiting or impairing any current business practice of Acquiror, Merger Sub or any of the Acquiror Subsidiaries, any acquisition of property by Acquiror, Merger Sub or any of the Acquiror Subsidiaries or the conduct of business by Acquiror as currently conducted by Acquiror, Merger Sub or any of the Acquiror Subsidiaries.

    3.9.  Employee Benefit Plans

      (a) Section 3.9 of the Acquiror Disclosure Schedule lists, with respect to Acquiror, Merger Sub and each of the Acquiror Subsidiaries, and also with respect to any trade or business (whether or not incorporated) which is treated as a single employer with Acquiror, Merger Sub or with any of the Acquiror Subsidiaries (an "Acquiror ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of ERISA), (ii) any material stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care benefit (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all material bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other material fringe or employee benefit plans, programs or arrangements that apply to senior management of Acquiror, Merger Sub or any of the Acquiror Subsidiaries and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Acquiror, Merger Sub or any of the Acquiror Subsidiaries of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Acquiror, Merger Sub or any of the Acquiror Subsidiaries (together, the "Acquiror Employee Plans").

      (b) Acquiror has furnished to Target a copy of each of the Acquiror Employee Plans and related plan documents and amendments thereto (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications required by Law relating thereto) and has, with respect to each Acquiror Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Acquiror Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as the adopting employer. Acquiror has also furnished Target with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Acquiror Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Acquiror Employee Plan subject to Code Section 401(a). Acquiror has also furnished Target with all registration statements and prospectuses prepared in connection with each Acquiror Employee Plan.

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      (c) (i) None of the Acquiror Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the COBRA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Acquiror Employee Plan, which would reasonably be expected to have, in the aggregate, a Material Adverse Effect on Acquiror; (iii) each Acquiror Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and each Acquiror ERISA Affiliate has performed in all material respects all obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no knowledge of any material default or violation by any other party to, any of the Acquiror Employee Plans; (iv) neither Acquiror, Merger Sub, any of the Acquiror Subsidiaries, nor any Acquiror ERISA Affiliate is subject to any material Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Acquiror Employee Plans; (v) all material contributions required to be made by Acquiror, Merger Sub, the Acquiror Subsidiaries and any Acquiror ERISA Affiliate to any Acquiror Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Acquiror Employee Plan subject to Title IV of ERISA for the current plan years; (vi) with respect to each Acquiror Employee Plan subject to Title IV of ERISA, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Acquiror Employee Plan is covered by, and none of Acquiror, Merger Sub, the Acquiror Subsidiaries and any Acquiror ERISA Affiliate has incurred or expects to incur any material Liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Acquiror Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without any material Liability to Acquiror (other than ordinary administrative expenses typically incurred in a termination event). For purposes of subparts (iv), (v), (vii) and (viii) of this Section 3.9(c), "material" shall be deemed to include any amount in excess of $10,000 in the aggregate. With respect to each Acquiror Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Acquiror, Merger Sub and the Acquiror Subsidiaries have prepared in good faith and timely filed all requisite Governmental Entity reports (which were true and correct as of the date filed) and have properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Acquiror Employee Plan. Except for routine claims for benefits, no suit, administrative proceeding, claim, action or other litigation has been brought, or to the knowledge of Acquiror, Merger Sub or any of the Acquiror Subsidiaries is threatened against or with respect to any such Acquiror Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.

      (d) With respect to each Acquiror Employee Plan, Acquiror, Merger Sub and the Acquiror Subsidiaries have complied in all material respects with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations (including proposed regulations) thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder.

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      (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Acquiror, Merger Sub, the Acquiror Subsidiaries or any Acquiror ERISA Affiliate relating to, or change in participation or coverage under, any Acquiror Employee Plan which would materially increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in Acquiror's Financial Statements.

      (f)  Neither Acquiror, nor Merger Sub, nor the Acquiror Subsidiaries currently maintains, sponsors, participates in or contributes to any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

      (g) None of Acquiror, Merger Sub, the Acquiror Subsidiaries or any Acquiror ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

      (h) There is no agreement, contract or arrangement to which Acquiror, Merger Sub or any of the Acquiror Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

    3.10.  Compliance with Laws; Governmental Authorizations

    Acquiror, Merger Sub and each of the Acquiror Subsidiaries, during the applicable statute of limitations period, has complied with, and each is in compliance in all material respects with, all Laws, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants franchises, licenses, and other Governmental Entity authorizations or approvals applicable to it, or any of its properties. All Governmental Authorizations of any Governmental Entity and all other permits, concessions, grants and franchises necessary for the conduct of the business of Acquiror, Merger Sub and the Acquiror Subsidiaries as now conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Acquiror, threatened which may result in the revocation, cancellation, suspension, or materially adverse modification of any thereof, except to the extent the foregoing would not have a Material Adverse Effect on Target.

    3.11.  Brokers' and Finders' Fees

    No agent, broker, investment banker, person or firm acting directly or indirectly on behalf of Acquiror, Merger Sub or any of the Acquiror Subsidiaries or under the authority of Acquiror, Merger Sub, or any of the Acquiror Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

    3.12.  Board Approval; Stockholder Approval

    The Boards of Directors of Acquiror and Merger Sub have (a) approved this Agreement and the Merger, (b) determined that in their respective opinions the Merger is advisable and in the best interests of the stockholders of Acquiror and Merger Sub, respectively, and (c) recommended that the stockholders of Acquiror and Merger Sub, respectively, approve this Agreement and the Merger. Acquiror, as the sole stockholder of Merger Sub, has approved this Agreement and the Merger. The affirmative vote of the holders of a majority of the outstanding shares of Acquiror Common Stock outstanding on the record date set for the determination of stockholders entitled to vote on or consent to the Merger is the only vote or consent of the holders of Acquiror capital stock necessary to approve this Agreement and the Merger.

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    3.13.  Reorganization

    Neither Acquiror nor to Acquiror's knowledge any of its Affiliates has taken or agreed to take any action, nor does Acquiror have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

    3.14.  Beneficial Ownership of Target Stock

    As of the date hereof, neither Acquiror nor Merger Sub beneficially owns any shares of Target Common Stock or has any option, warrant, or right of any kind to acquire the beneficial ownership of any Target Common Stock, except pursuant to the terms of this Agreement.

    3.15.  Representations Complete

    None of the representations, warranties or statements made by Acquiror or Merger Sub herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

    3.16.  Intentions Regarding Target

    Acquiror does not have any present intent to liquidate or dissolve Target or merge Target with or into Acquiror or cause Target to take any other extraordinary corporate action for at least one year following the Closing Date.

ARTICLE IV

COVENANTS OF TARGET

    Except as otherwise consented to in writing by Acquiror after the date of this Agreement, Target covenants to and agrees with Acquiror and Merger Sub as follows:

    4.1.  Information

      (a) Target shall, upon reasonable notice, give to Acquiror and to its officers, employees, accountants, counsel, financial advisors, and other representatives, reasonable access during their normal business hours throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, and stockholder lists and records. Target will, at its own expense, furnish Acquiror during such period with all such information concerning its affairs and the affairs of all Target Subsidiaries as Acquiror may reasonably request, including information for use in determining if the conditions of Article VI have been satisfied, information necessary to prepare the regulatory filings or applications to be filed with Governmental Entities to obtain the approvals referred to in Section 4.2, and information for use in any other necessary filings to be made with appropriate Governmental Entities. No information or knowledge obtained in any investigation pursuant to this Section 4.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    4.2.  Regulatory Approvals

    Target shall cooperate with Acquiror's efforts, at Acquiror's expense, to obtain all necessary regulatory approvals of Governmental Entities of the transactions contemplated by this Agreement including, but not limited to, the Required Telecommunication Consents and shall use its commercially reasonable efforts to secure favorable action on such applications, including without limitation commercially reasonable efforts to pursue an appeal of a denial of a regulatory approval.

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    4.3.  Conduct of Business

    After the date of this Agreement and pending the Effective Date, neither Target nor any of the Target Subsidiaries shall cause or permit, directly or indirectly, through Target, any of the Target Subsidiaries or otherwise, any of the following, without the prior written consent of Acquiror: (a) any change, supplement or amendment in their respective certificates of incorporation or by-laws; (b) in the case of Target only, declaration or payment of any cash or other dividends in respect of any shares of its capital stock; (c) any change in any of their respective accounting policies or practices unless required by GAAP; (d) taking, or agreement in writing or otherwise to take, directly or indirectly, any of the actions described in clauses (a) through (c) above, or any action which would make any of Target's or the Target Subsidiaries' or warranties contained in this Agreement untrue or incorrect or prevent any of them from performing or cause any of them not to perform their respective covenants hereunder or delay, deter or prevent the conditions in Articles VI and VII of this Agreement from being satisfied. Notwithstanding the foregoing, upon Acquiror's request, Target shall terminate Target's 401(k) Plan, effective as of the date immediately preceding the Effective Date.

    Furthermore, pending the Effective Date, Target shall, and shall cause each of the Target Subsidiaries to, (a) conduct its business only in the ordinary course and use commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time, (b) continue in effect the present method of conducting its business, (c) give all notices and other information required to be given to its employees and any applicable Government Entity under the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable Law in connection with the transactions provided for in this Agreement, (d) consult with Acquiror as to making decisions or actions in matters other than those in the ordinary course of business, and (e) use its commercially reasonable efforts to maintain all Telecommunications Licenses.

    4.4.  Meeting of Stockholders of Target; Document Preparation

      (a) Target will duly call and convene a meeting of its stockholders to act upon the transactions contemplated hereby as soon as reasonably practicable. Except to the extent legally required for the discharge by Target's Board of Directors of its fiduciary duties, Target and its Board of Directors will recommend approval of this Agreement and the Merger to its stockholders, and will use commercially reasonable efforts to obtain a favorable vote thereon. The calling and holding of such meeting and all notices, transactions, documents, and information related thereto will be in material compliance with all applicable Laws.

      (b) Target shall furnish Acquiror with such information concerning Target as is necessary in order to cause the Joint Proxy Statement/Prospectus (as defined in Section 5.5), insofar as it relates to Target, to comply with Section 5.5. The Joint Proxy Statement/Prospectus shall contain, among other matters, the recommendation of the Board of Directors of Target that the Target stockholders approve the Merger and this Agreement and the conclusion of the Target Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Target (subject in each case to any limitations or qualifications required by Law for the discharge by Target's Board of Directors of its fiduciary duties). Target agrees promptly to advise Acquiror if at any time prior to the Target stockholders' meeting, any information provided by Target in the Joint Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Acquiror with the information needed to correct such inaccuracy or omission. Target shall furnish Acquiror with such supplemental information as may be necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to Target, to comply with Section 5.5 after the mailing thereof to Target stockholders. The information provided and the

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  representations made by Target to Acquiror in connection with the Registration Statement described in Section 5.5, both at the time such information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading. Target may rely upon all information provided to it by Acquiror and its representatives in the preparation of the Joint Proxy Statement/Prospectus and shall not be liable for any untrue statement of a material fact or any omission of a material fact in the Joint Proxy Statement/Prospectus, if such statement is made in reliance upon any written information provided to it by Acquiror or by any of its officers or authorized representatives specifically for inclusion in the Joint Proxy Statement/Prospectus.

      (c) Target shall promptly furnish Acquiror with such information regarding the Target stockholders as Acquiror requires to enable it to determine what filings are required under applicable state securities Laws. Target authorizes Acquiror to utilize in such filings the information concerning Target provided to Acquiror in connection with, or contained in, the Joint Proxy Statement/Prospectus. Target shall promptly notify Acquiror of all communications, oral, or written, with the SEC concerning the Registration Statement and the Joint Proxy Statement/Prospectus.

    4.5.  Consents

    Target will use commercially reasonable efforts to obtain any consents, approvals, landlord estoppel certificates or waivers from third parties required in connection with the transactions contemplated hereunder, but shall not be required to pay fees for such to any such third party.

    4.6.  Advice of Changes

    Between the date of this Agreement and the Effective Time, Target shall promptly advise Acquiror, by written update to the Target Disclosure Schedule, of (a) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of Acquiror to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (b) the failure of Target or any of the Target Subsidiaries to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any of them pursuant to this Agreement which would be likely to result in any condition to the obligations of Acquiror to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this Section 4.6 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to Acquiror.

    4.7.  Taxes

    Target shall have filed with appropriate federal, state, county, municipal or foreign Tax Authorities all material Tax Returns required to be filed (taking any applicable extensions into consideration) on or before the Effective Date and shall have paid (or shall have made adequate provision or set up an adequate actual reserve on the financial statements referred to in Section 2.4 for the payment of) all Taxes imposed by any Tax Authority with respect to any Pre-Closing Tax Period (as hereinafter defined), together with any interest, additions, or penalties related to any such taxes. For purposes of this Section 4.7, any reference to Target shall be deemed to include any corporation at least eighty percent (80%) of the outstanding capital stock (by vote or value) of which is owned by Target. "Pre-Closing Tax Period" shall mean (i) each taxable period that ends on or before the Effective Date, and (ii) any taxable period that includes (but does not end on) the Effective Date (the period described

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in this clause (ii) being hereafter referred to as a "Straddle Period"). In the case of any Tax for a Straddle Period, the covenant in this Section 4.7 shall be limited to the Pre-Closing Tax Amount determined as follows:

      (a) In the case of a periodic Tax that is not based on income or receipts (e.g., an ad valorem property tax), the "Pre-Closing Tax Amount" shall be an amount equal to the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days elapsed between the beginning of the Straddle Period and the Effective Date, and the denominator of which is the total number of days in the Straddle Period; and

      (b) in the case of any other Tax, the "Pre-Closing Tax Amount" shall be the amount of such Tax for which Target would have been liable if the Straddle Period had ended as of the close of business on the day of the Effective Date.

    4.8.  Public Announcements

    Between the date of this Agreement and the Effective Date, Target will consult with Acquiror before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as counsel may advise is required by Law.

    4.9.  Cooperation and Conditions

    Target shall use its commercially reasonable efforts to ensure that the conditions specified in Article VI have been satisfied on a prompt basis. Target agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information.

    4.10.  Tax Free Reorganization

    Target will not take any action, directly or indirectly, either before or after consummation of the Merger, which would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Sections 368(a)(1)(A) and 368(a)(2)(E), and Target will use commercially reasonable efforts not to permit any of its directors, officers, employees, stockholders, agents, consultants or other representatives to take any such action.

ARTICLE V

COVENANTS OF ACQUIROR AND MERGER SUB

    Except as otherwise consented to in writing by Target after the date of this Agreement, Acquiror and Merger Sub covenant to and agree with Target as follows:

    5.1.  Information

    Acquiror and Merger Sub shall, upon reasonable notice, give to Target and to its officers, accountants, counsel, financial advisors, and other representatives, reasonable access during Acquiror's normal business hours throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, reports of examination (consistent with applicable Law) and records. Acquiror and Merger Sub will, at their own expense, furnish Target during such period with all such information concerning their affairs as Target may reasonably request, including information for use in determining if the conditions of Article VII have been satisfied and for use in any other necessary filings to be made by Target with appropriate Governmental Entities. No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation

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or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    5.2.  Applications to Governmental Entities

    Acquiror will promptly prepare and file with the appropriate Governmental Entities an application requesting the regulatory approvals including, but not limited to the Required Telecommunication Consents and shall use its commercially reasonable efforts to secure favorable action on such applications, including without limitation commercially reasonable efforts to pursue an appeal of a denial of a regulatory approval.

    5.3.  Conduct of Business

    After the date of this Agreement and pending the Effective Date, neither Acquiror nor Merger Sub shall cause or permit, directly or indirectly, through Acquiror, Merger Sub or otherwise, any of the following, without the prior written consent of Target: (a) any change or amendment in their respective certificates of incorporation or by-laws; (b)  in the case of Acquiror only, declaration or payment of any cash dividends in respect of its Common Stock; (c) any change in any of Acquiror's accounting policies or practices in a manner materially affecting the consolidated assets, liabilities or results of operations of Acquiror, unless required by GAAP, or (d) the taking, or agreement in writing or otherwise to take, directly or indirectly, any of the actions described in clauses (a) through (c) above, or any action which would make any of the representations or warranties of either of them contained in this Agreement untrue or incorrect or prevent either of them from performing or cause either of them not to perform their respective covenants hereunder or delay, deter or prevent the conditions in Articles VI and VII of this Agreement from being satisfied.

    Furthermore, pending the Effective Date, Acquiror shall, and shall cause each of the Acquiror Subsidiaries to, (a) use commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time, (b) continue in effect the present method of conducting its business, (c) give all notices and other information required to be given to its employees and any applicable Government Entity under the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable Law in connection with the transactions provided for in this Agreement, and (d) use its commercially reasonable efforts to maintain all Telecommunications Licenses.

    5.4.  Acquiror Common Stock

    On the Effective Date, the Acquiror Common Stock to be issued in exchange for the Target Common Stock pursuant to the terms of this Agreement shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all Liens created by or through Acquiror, with no personal liability attaching to the ownership thereof. The Acquiror Common Stock to be issued upon exchange for the Target Common Stock pursuant to the terms of this Agreement will be issued in all material respects in accordance with applicable state and federal Laws, rules, and regulations.

    5.5.  Registration of Shares

    Acquiror, with the assistance of Target and its representatives, will promptly file a Registration Statement on an appropriate form with the SEC which shall include a joint proxy statement for Target and for Acquiror and a prospectus which shall satisfy all applicable requirements of applicable state and federal Laws, including the Securities Act, the Exchange Act, and applicable state securities Laws and the rules and regulations thereunder (such joint proxy statement and prospectus, together with any and all amendments or supplements thereto, being herein referred to as the "Joint Proxy Statement/

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Prospectus," and the various documents to be filed by Acquiror under the Securities Act with the SEC to register the Acquiror Common Stock into which shares of Target Common Stock held by stockholders will be converted, including the Joint Proxy Statement/Prospectus, are referred to herein as the "Registration Statement"). The number of shares to be registered will be an amount sufficient to allow all of the shares of the Acquiror Common Stock issued to holders of the Target Common Stock pursuant to this Agreement to be registered under the Securities Act. Acquiror will use commercially reasonable efforts to secure the effectiveness of the Registration Statement and, after the Registration Statement has been declared effective, will issue the shares so registered to the holders of the Target Common Stock on the Effective Date. Acquiror may rely upon all information provided to it by Target and its representatives in the preparation of the Registration Statement, any post-effective amendment thereto and the Joint Proxy Statement/Prospectus and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, the post-effective amendment, or the Joint Proxy Statement/Prospectus, if such statement is made in reliance upon any information provided to it by Target or by any of its officers or representatives. Acquiror shall promptly take all such actions as may be necessary or appropriate in order to comply in all material respects with all applicable securities Laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger. Acquiror shall furnish Target with copies of all such filings and keep Target advised of the status thereof. Acquiror shall promptly notify Target of all communications, oral or written, with the SEC concerning the Registration Statement and the Joint Proxy Statement/Prospectus. Prior to the Effective Time, Acquiror shall file with The Nasdaq Stock Market ("Nasdaq") a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger.

    Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Acquiror Stock Options in accordance with Section 1.5(c). Acquiror shall file a registration statement on Form S-8 (or any successor form) or another appropriate form, and use its commercially reasonable efforts to cause such Form S-8 to become effective as soon as practicable after the Effective Time, with respect to Acquiror Common Stock subject to the Acquiror Stock Options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who, as of the Effective Time, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, with regard to transactions in Acquiror securities, Acquiror shall take such action as may be necessary at or before the Effective Time to cause the receipt of Acquiror Stock Options pursuant to Section 1.5(c) to be exempt from Section 16(b) of the Exchange Act.

    5.6.  Meeting of Stockholders of Acquiror; Document Preparation

      (a) Acquiror shall duly call and convene a meeting of its stockholders to act upon the transactions contemplated hereby as soon as reasonably practicable. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties, Acquiror and its Board of Directors will recommend approval of this Agreement and the Merger to its stockholders and will use commercially reasonable efforts to obtain a favorable vote thereon. The calling and holding of such meeting and all notices, transactions, documents, and information related thereto will be in material compliance with all applicable Laws.

      (b) Acquiror shall furnish such information concerning Acquiror as is necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to it, to comply with Section 5.5. Acquiror agrees promptly to advise Target if at any time prior to the Acquiror stockholders' meeting, any information provided by Acquiror in the Joint Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Target with the information needed to correct such inaccuracy or omission. Acquiror shall furnish Target with such supplemental

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  information as may be necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to Acquiror, to comply with Section 5.5 after the mailing thereof to Acquiror stockholders. The information provided and the representations made by Acquiror to Target in connection with the Joint Proxy Statement/Prospectus, both at the time such information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading. Acquiror may rely upon all information provided to it by Target and its representatives in the preparation of the Joint Proxy Statement/Prospectus and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Joint Proxy Statement/Prospectus, if such statement is made in reliance upon any written information provided to it by Target or by any of its officers or authorized representatives specifically for inclusion in the Joint Proxy Statement/Prospectus.

    5.7.  Consents

    Acquiror will use commercially reasonable efforts to obtain any consents, approvals, landlord estoppel certificates or waivers from third parties required in connection with the transactions contemplated hereunder.

    5.8.  Advice of Changes

    Between the date of this Agreement and the Effective Time, Acquiror shall promptly advise Target, by written update to the Acquiror Disclosure Schedule, of (a) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of Target to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (b) the failure of Acquiror to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of Target to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this Section 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to Target.

    5.9.  Public Announcements

    Between the date of this Agreement and the Effective Date, Acquiror will consult with Target before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as counsel may advise is required by Law.

    5.10.  Cooperation and Conditions

    Acquiror shall use commercially reasonable efforts to ensure that the conditions specified in Article VII have been satisfied on a prompt basis. Acquiror agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information.

    5.11.  Continuity of Business Enterprise

    Acquiror and/or the Surviving Corporation and any other member of the qualified group (as defined in Treasury Regulation § 1.368-1(d)) will continue at least one significant historic business line

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of Target or use at least a significant portion of Target's historic business assets in a business, in each case within the meaning of Treasury Regulation § 1.368-1(d).

    5.12.  Tax Free Reorganization

    Acquiror will not take any action, directly or indirectly, either before or after consummation of the Merger, which would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368, and the Acquiror will use commercially reasonable efforts not to permit any of its directors, officers, employees, stockholders, agents, consultants, or other representatives to take any such action.

    5.13.  Nasdaq Listing

    Acquiror shall use commercially reasonable efforts to cause the Acquiror Common Stock to be issued in connection with the Merger and under the Target Employee Plans to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

    5.14.  Purchases and Offers to Purchase Acquiror Stock

    During the period beginning 30 days prior to the Effective Date, neither Acquiror nor any of its directors or officers shall purchase or offer to purchase any shares of Acquiror Common Stock, and Acquiror shall undertake its commercially reasonable best efforts to cause affiliates or any family members of any such persons not to purchase or offer to purchase any shares of Acquiror Common Stock, except in a private transaction.

ARTICLE VI

CONDITIONS TO ACQUIROR'S AND MERGER SUB'S OBLIGATIONS

    Unless waived in writing by Acquiror in its sole discretion, all obligations of Acquiror and Merger Sub hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

    6.1.  Representations, Warranties, and Covenants

    Except as disclosed in the Target Disclosure Schedule dated the date of this Agreement or as disclosed pursuant to Section 4.6, (i) the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time (except that representations and warranties which by their express terms are made on and as of a specified earlier date shall be made only on and as of such specified earlier date) and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

    6.2.  No Adverse Changes

    There shall not have been any change in the condition (financial or otherwise), results of operations, assets, liabilities, business or prospects of Target or any of the Target Subsidiaries from December 31, 2000 to the Effective Date, which would reasonably be expected to have a Material Adverse Effect on Acquiror or Surviving Corporation; provided, however, that losses shown on Target's financial statements for the quarter ended March 31, 2001 shall not constitute a change which would reasonably be expected to have a Material Adverse Effect on Target for purposes of this condition.

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    6.3.  Stockholder Approval

    The holders of not less than a majority of the issued and outstanding voting stock of Target and Acquiror shall have approved this Agreement and the Merger.

    6.4.  Other Evidence

    Target shall have delivered to Acquiror such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of all applicable proceedings of stockholders and directors of Target pertaining to the transactions under this Agreement, as Acquiror shall reasonably request.

    6.5.  No Adverse Proceedings, Events or Regulatory Requirements

    No action or proceeding, including but not limited to any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition, preventing the consummation of the Merger shall be in effect, nor shall any action or proceeding brought by an administrative agency or commission or other Governmental Entity, seeking any of the foregoing be pending to the knowledge of Target; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. The parties shall have procured all other regulatory approvals, consents, waivers, or administrative actions of Governmental Entities or other persons or agencies that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement, including but not limited to those specifically referenced in Section 4.2 hereof, and no approval, consent, waiver, or administrative action shall have included any condition or requirement that would (i) result in a Material Adverse Effect on Acquiror or Target, or (ii) so materially and adversely affect the economic or business benefits of the Merger that Acquiror, in the sole judgment of Acquiror, would not have entered into this Agreement had such conditions or requirements been known at the date hereof.

    6.6.  Consents, Etc.

    All requisite consents, approvals, landlord estoppel certificates, waivers, undertakings, memoranda, agreements, exercises, and terminations by third parties which Target has covenanted to use commercially reasonable efforts to obtain under Sections 4.2 and 4.5 shall have been obtained by Target or waived by Acquiror.

    6.7.  Dissenting Shares

    The Dissenting Shares of Target shall comprise not more than five percent (5%) of the issued and outstanding shares of Target Common Stock.

    6.8.  Securities Matters

    Acquiror shall have filed a Registration Statement with the SEC under the Securities Act pertaining to the shares of Acquiror Common Stock to be issued to the stockholders of Target pursuant to this Agreement and the Merger, and such Registration Statement shall have become effective and there shall not be in effect a stop order with respect thereto.

    6.9.  280G and Control Affiliate Agreements

    Acquiror shall have received and executed copies of Section 280G Agreements substantially in the form of Exhibit B hereto from each person identified by Target as potentially receiving excess parachute payments, as defined in Section 280G of the Code, in connection with the Merger. Acquiror shall have received a copy of the Agreement of Control Affiliate substantially in the form of Exhibit C hereto executed by the Control Affiliate and Target.

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    6.10.  Resignation of Directors and Officers

    The directors and officers of Target and each of the Target Subsidiaries in office immediately prior to the Effective Time shall have resigned effective as of the Effective Time and duly executed resignation letters shall have been delivered to Acquiror from each such director and officer.

    6.11.  Target Certificate

    Target shall have delivered to Acquiror a certificate dated as of the Closing Date and signed by its Chief Executive Officer and Secretary to the effect that each of the conditions specified above in Sections 6.1, 6.2 6.3, 6.4, 6.5, 6.6 and 6.12 is satisfied in all material respects.

    6.12.  Termination of Pension Plan

    Unless otherwise stated by Acquiror in writing, Target shall, immediately prior to the Closing Date, terminate Target's 401(k) Plan (the "401(k) Plan") and no further contributions shall be made to the 401(k) Plan, provided that as a condition of such termination Target's employees shall be eligible to participate in Acquiror's 401(k) plan immediately following the Closing Date. Target shall provide to Acquiror (i) executed resolutions by the Board of Directors of Target authorizing the termination and (ii) resolutions authorizing an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

    6.13.  Nasdaq Listing

    The Acquiror Common Stock to be issued in connection with the Merger and under the Target Employee Plans shall have been approved for listing on Nasdaq, subject to official notice of issuance.

    6.14.  Target Receipt of Agreement of Control Affiliate

    Target shall have received a copy of the Agreement of Control Affiliate substantially in the form of Exhibit C hereto executed by the Control Affiliate, Acquiror and Merger Sub.

ARTICLE VII

CONDITIONS TO TARGET'S OBLIGATIONS

    Unless waived in writing by Target in its sole discretion, all obligations of Target hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

    7.1.  Representations, Warranties, and Covenants

    Except as disclosed in the Acquiror Disclosure Schedule dated the date of this Agreement or as disclosed pursuant to Section 5.8, (i) the representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time (except that representations and warranties which by their express terms are made on and as of a specified earlier date shall be made only on and as of such specified earlier date) and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

    7.2.  No Adverse Changes

    There shall not have been any change in the condition (financial or otherwise), results of operations, assets, liabilities, business or prospects of Acquiror from January 31, 2001 to the Effective Date, which would reasonably be expected to have a Material Adverse Effect on Target or Acquiror;

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provided, however, that losses shown on Acquiror's financial statements for the quarter ended April 30, 2001 shall not constitute a change which would reasonably be expected to have a Material Adverse Effect on Acquiror for purposes of this condition.

    7.3.  Stockholder Approval

    The holders of not less than a majority of the issued and outstanding voting stock of Acquiror and Target shall have approved this Agreement and the Merger.

    7.4.  Other Evidence

    Acquiror and Merger Sub shall have delivered to Target such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of all applicable proceedings of stockholders and directors of Acquiror and Merger Sub pertaining to the transactions under this Agreement, as Target shall reasonably request.

    7.5.  No Adverse Proceedings, Events or Regulatory Requirements

    No action or proceeding, including but not limited to any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition, preventing the consummation of the Merger shall be in effect, nor shall any action or proceeding brought by an administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending to the knowledge of Acquiror; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. The parties shall have procured all other regulatory approvals, consents, waivers, or administrative actions of Governmental Entities or other persons or agencies that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement, including but not limited to those specifically referenced in Section 4.2, and no approval, consent, waiver, or administrative action shall have included any condition or requirement that would (i) result in a Material Adverse Effect on Acquiror or Target, or (ii) so materially and adversely affect the economic or business benefits of the Merger that Target, in the sole judgment of Target, would not have entered into this Agreement had such conditions or requirements been known at the date hereof.

    7.6.  Consents, Etc.

    All requisite consents, approvals, landlord estoppel certificates or waivers, undertakings, memoranda, agreements, exercises, and terminations by third parties which Acquiror has covenanted to use commercially reasonable efforts to obtain under Sections 5.2 and 5.7 shall have been obtained by Acquiror or waived by Target

    7.7.  Securities Matters

    Acquiror shall have filed a Registration Statement with the SEC under the Securities Act, pertaining to the shares of Acquiror Common Stock to be issued to the stockholders of Target pursuant to this Agreement and the Merger, and such Registration Statement shall have become effective and there shall not be in effect a stop order with respect thereto.

    7.8.  Nasdaq Listing

    The Acquiror Common Stock to be issued in connection with the Merger and under the Target Employee Plans shall have been approved for listing on Nasdaq, subject to official notice of issuance.

    7.9.  Acquiror Certificate

    Acquiror shall have delivered to Target a certificate dated as of the Closing Date and signed by its Chief Executive Officer and Secretary to the effect that each of the conditions specified above in Sections 7.1, 7.2, 7.3, 7.5, 7.6 and 7.8 is satisfied in all material respects.

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ARTICLE VIII

TERMINATION, EXPENSES, AMENDMENT AND WAIVER

    8.1.  Termination

    This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target or Acquiror, in the following manner:

      (a) by mutual consent duly authorized by the boards of directors of Acquiror and Target;

      (b) by either Acquiror or Target, if, (i) without fault of the terminating party, the Closing shall not have occurred on or before January 31, 2002 (provided, that a later date may be agreed upon in writing by the parties hereto, and provided further, that the right to terminate this Agreement under this clause (b)(i) shall not be available to any party whose action or willful failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement), (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (iii) the board of directors of either Acquiror or Target, in the exercise of its fiduciary duties, fails to recommend or withdraws, or modifies or changes in a manner adverse to Acquiror (in the case of an action by the board of directors of Target) or Target, (in the case of an action by the board of directors of Acquiror), as applicable, its approval or recommendation of this Agreement or the Merger;

      (c) by Target, if, (i) any representation or warranty of Acquiror set forth in this Agreement and not qualified by its terms as to materiality shall have been untrue when made in any material respect (or any representation or warranty qualified as to materiality shall have been untrue in any respect when made), or (ii) Acquiror shall materially breach any obligation or agreement hereunder in a manner causing any condition precedent to the Closing not to be satisfied and such breach shall not have been cured within 30 days of receipt by Acquiror of written notice of such breach; provided, that the right to terminate this Agreement by Target under this paragraph (c) shall not be available to Target where Target is at that time in material breach of this Agreement;

      (d) by Acquiror, if, (i) any representation or warranty of Target set forth in this Agreement and not qualified by its terms as to materiality shall have been untrue when made in any material respect (or any representation or warranty qualified as to materiality shall have been untrue in any respect when made) or (ii) Target shall materially breach any obligation or agreement hereunder in a manner causing any condition precedent to the Closing not to be satisfied and such breach shall not have been cured within 30 days of receipt by Target of written notice of such breach; provided, that the right to terminate this Agreement by Acquiror under this paragraph (d) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement; and

      (e) by Target, if the average of the daily high and low trade prices of Acquiror Common Stock on the Nasdaq National Market for the 15 trading days ending on the trading date that is one day before the Effective Time, weighted based on the volume of trades during each of those 15 trading days, is less than $2.00.

    8.2.  Effect of Termination

    In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no Liability on the part of Acquiror or Target or their respective officers, directors, stockholders or Affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of this Section 8.2 (Effect of Termination), Section 8.3

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(Expense) and Article IX shall remain in full force and effect and survive any termination of this Agreement.

    8.3.  Expense

      (a) Subject to paragraphs (b) and (c) below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of advisers, accountants and legal counsel) shall, except as provided in Section 4.2, be paid by the party incurring such expense and, except as provided in Section 4.2, Target and Acquiror shall each pay its own filing fees in respect of any regulatory approvals required in order to consummate the Merger;

      (b) In the event that Acquiror shall terminate this Agreement pursuant to Section 8.1(d), Target shall reimburse Acquiror for all reasonable out-of-pocket fees and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

      (c) In the event that Target shall terminate this Agreement pursuant to Section 8.1(c), Acquiror shall reimburse Target for all reasonable out-of-pocket fees and expenses incurred by Target in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

    8.4.  Extension; Waiver

    At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX

GENERAL PROVISIONS

    9.1.  Survival of Representations, Warranties, and Covenants

    None of the representations and warranties set forth in this Agreement shall survive the Closing; provided, however, that there shall be no limitation period for matters involving fraud. The covenants and agreements of the parties shall survive until the expiration of the time period for their performance as provided herein.

    9.2.  Notices

    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt and copy sent by regular mail) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

      (a) if to Acquiror or Merger Sub, to:

      Covista Communications, Inc.
      150 Clove Road
      Little Falls, NJ 07424
      Attention: A. John Leach, Jr.
      Facsimile No.: (973) 785-7298
      Telephone No.: (973) 237-6405

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      with a copy to:

      Covista Communications, Inc.
      150 Clove Road
      Little Falls, NJ 07424
      Attention: David Lacher
      Facsimile No.: (973) 785-7298
      Telephone No.: (973) 785-7257

      Swidler Berlin Shereff Friedman, LLP
      3000 K Street., N.W., Suite 300
      Washington, DC 20007
      Attention: Sean P. McGuinness
      Facsimile No.: 202-424-7645
      Telephone No.: 202-945-6979

      and

      Law Offices of Jay J. Miller
      430 E. 57th Street
      Suite 5D
      New York, NY 10022
      Attention: Jay J. Miller
      Facsimile No.: (212) 758-0624
      Telephone No.: (212) 758-5577

      (b) if to Target, to:

      Capsule Communications, Inc.
      2 Greenwood Square
      3331 Street Road
      Suite 275
      Bensalem, Pennsylvania 19020
      Attention: David B. Hurwitz
      Facsimile No.: (800) 253-0303
      Telephone No.: (215) 244-3433

      with a copy to:

      Pepper Hamilton LLP
      3000 Two Logan Square
      18th & Arch Streets
      Philadelphia, Pennsylvania 19103-2799
      Attention: Michael Friedman
      Facsimile No.: (215) 981- 4750
      Telephone No.: (215) 981- 4563

    9.3.  Interpretation

    When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July  , 2001. The table of contents and headings contained in

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this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.4.  Counterparts

    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    9.5.  Entire Agreement; Third Party Beneficiaries

    This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

    9.6.  Severability

    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    9.7.  Remedies Cumulative

    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

    9.8.  Governing Law

    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law or, to the extent applicable, the federal Laws of the United States of America. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon it in any manner authorized by the Laws of the State of Delaware for such person and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ACQUIROR TO ENTER INTO THIS AGREEMENT.

    9.9.  Assignment; Amendment; Binding Effect

    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written

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consent of the other parties. The parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto and approved by their respective boards of directors; provided that an amendment made subsequent to adoption of this Agreement by the stockholders of any of the parties hereto shall not (a) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (b) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Target Common Stock. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

    9.10.  Rules of Construction

    The parties hereto agree that they have been represented by counsel, during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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    IN WITNESS WHEREOF, Target, Acquiror and Merger Sub, have caused this Agreement to be executed and delivered, by their respective officers thereunto duly authorized in the case of corporate parties as the case may be, all as of the date first written above.

ATTEST:		COVISTA COMMUNICATIONS, INC.
/s/ Thomas P. Gunning	(SEAL)	By:	/s/ A. John Leach, Jr	(SEAL)
Secretary			Name: A. John Leach, Jr. Title: President & Chief Executive Officer
ATTEST:		CCI ACQUISITIONS CORP.
/s/ Thomas P. Gunning	(SEAL)	By:	/s/ A. John Leach, Jr.	(SEAL)
Secretary			Name: A. John Leach, Jr. Title: President & Chief Executive Officer
ATTEST:		CAPSULE COMMUNICATIONS, INC.
/s/ Randolph A. Fry	(SEAL)	By:	/s/ David B. Hurwitz	(SEAL)
Chief Financial Officer			Name: David B. Hurwitz Title: President & Chief Executive Officer

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ANNEX B

DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

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        d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to §228 or §253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent

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  corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

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    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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[FBW LOGO]	ANNEX C

Ferris, Baker Watts, Incorporated
Investment Banking
Member NYSE, SIPC
7601 Lewinsville Road
Suite 205
McLean, VA 22102
(703) 356-8670

July 17, 2001

Board of Directors
Capsule Communications, Inc.
Two Greenwood Square
3331 Street Road, Suite 275
Bensalem, PA 19020

Ladies and Gentlemen:

    Capsule Communications Inc. ("Capsule" or the "Company") has requested a review of the proposed transaction (the "Transaction") involving the proposed acquisition of the Company by Covista Communications, Inc. ("Covista"). Specifically, you have requested a review of the financial consideration to be offered to the Company's stockholders as consideration for their shares in the Transaction. We were retained by the Board of Directors and commenced our investigation of the Transaction on April 17, 2001. Our opinion is limited to analysis of the fairness of the consideration to Capsule's Minority Stockholders. The Minority Stockholders of Capsule are defined as all Capsule stockholders except Henry Luken.

    Pursuant to the Transaction, (i) each issued and outstanding share of common stock, par value $0.001 per share, of Capsule ("Capsule Common Stock") held by the Minority Stockholders, will be converted into the right to receive 0.1116 shares of common stock, par value $0.05 per share, of Covista ("Covista Common Stock") and (ii) each issued and outstanding share of Capsule Common Stock held by Mr. Luken will be converted into the right to receive 0.0838 shares of Covista Common Stock; provided, however, if the weighted, average trade price of Covista Common Stock for the 15 trading days ending on the trading date that is one day before the Transaction is consummated ("Average Stock Price") is greater than $6.00, then the 0.1116 and 0.0838 exchange ratios for shares of Capsule Common Stock held by the Minority Stockholders and by Mr. Luken, respectively, would be proportionately reduced as follows: each conversion ratio would be reduced by multiplying such conversion ratio by the quotient of $6.00 divided by the Average Stock Price; provided, further, that Capsule may terminate the Transaction if the Average Stock Price is less than $2.00.

    In connection with the opinion, we have reviewed, among other things, (i) the proposed Transaction, (ii) the Agreement and Plan of Merger dated July 17, 2001, (iii) historical operating results of Capsule, (iv) internally prepared projections for Capsule, and (v) the historical trading performance of the Company's stock. We have held discussions with the members of the management of the Company regarding the past and current business operations as well as the future prospects of the Company. We have reviewed industry specific data regarding the valuation of publicly traded companies in the telecommunications market as well as other such information as we considered appropriate.

    In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion whether publicly available

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or provided to us by the Company or representatives of the Company, and we have not assumed any responsibility for independent verification of such information.

    We express no opinion as to the consideration to be received by holders of shares who may perfect dissenters' statutory fair appraisal remedies, if available. Based upon the foregoing and based upon other such matters that we considered relevant, it is our opinion that the consideration to be received by the Minority Stockholders as a result of the Transaction is fair from a financial point of view as of the date hereof.

    Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of the date hereof. Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how the stockholder should vote at the stockholder's meeting held in connection with the Transaction. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

                      Very truly yours,
                      /s/ Ferris, Baker Watts, Incorporated

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ANNEX D

COVISTA AUDIT COMMITTEE CHARTER

I.  AUDIT COMMITTEE PURPOSE

    The Audit Committee of the Board of Directors of Covista Communications, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

    Audit Committee members shall meet the requirements of the National Association of Securities Dealers and the criteria set forth in the Appendix hereto. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

    Audit Committee members shall be appointed by the Board of Directors on recommendation of a nominating committee. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

    The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

  •
  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission regulations.

  •
  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

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  •
  In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

Independent Auditors

  •
  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  •
  Approve the fees and other significant compensation to be paid to the independent auditors.

  •
  On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  •
  Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

  •
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants A Statement of Auditing Standards No. 61.

  •
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance

  •
  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

  •
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  •
  Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

  •
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

  •
  Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

  •
  Periodically perform self-assessment of audit committee performance.

  •
  Review financial and accounting personnel succession planning within the company.

  •
  Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

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APPENDIX

DEFINITION OF INDEPENDENCE AS IT PERTAINS TO AUDIT COMMITTEE MEMBERS

To be considered independent, a member of the Audit Committee cannot:

  •
  have been an employee of the Company or its affiliates within last three years;

  •
  have received compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year, unless for board service, in the form of a benefit under a tax-qualified retirement plan, or non-discretionary compensation;

  •
  be a member of the immediate family of an executive officer of the Company or any of its affiliates, or someone who was an executive officer of the Company or any of its affiliates within the past three years;

  •
  be a partner, controlling stockholder, or executive officer of a for-profit organization to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company's securities) in any of the past three years in excess of the greater of $200,000 or 5% of the consolidated gross revenues for that year of either organization; or

  •
  be employed as an executive of another entity where any of the Company's executives serves on that other entity's compensation committee.

    Subject to compliance with the listing requirements of Nasdaq or any applicable stock exchange and the regulations of the Securities and Exchange Commission, and under the limited circumstances set forth in such listing requirements and regulations, one person (who is not a current employee or family member of an employee) not meeting the foregoing criteria may be appointed to the Audit Committee if the Board of Directors (i) determines that the best interests of the Company and its stockholders so require, and (ii) discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination..

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ANNEX E

COVISTA COMMUNICATIONS, INC.

2001 EQUITY INCENTIVE PLAN

Section I.  Purpose

    The purpose of the Covista Communications, Inc. 2001 Equity Incentive Plan (the "Plan") is to promote the best interests of Covista Communications, Inc. (together with any successor thereto, the "Company") and its shareholders by providing key employees and consultants of the Company and its Affiliates (as defined below), and members of the Company's Board of Directors who are not employees of the Company, with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees and consultants who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. Also, by encouraging stock ownership by directors, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to furnish an added incentive for them to continue their association with the Company.

Section 2.  Definitions

    As used in the Plan, the following terms shall have the respective meanings set forth below:

      (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

      (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share or other award granted under the Plan.

      (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

      (d) "Change in Control" will be deemed to have occurred if: (i) any entity not affiliated with the Company or any Affiliate is or becomes the beneficial owner of securities of the Company representing at least 50% of the combined voting power of the Company's then outstanding voting securities; (ii) there is consummated any business combination of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger, or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the consolidated assets of the Company; or (iii) the shareholders of the Company approve any plan for the liquidation or dissolution of the Company.

      (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (f)  "Commission" shall mean the Securities and Exchange Commission.

      (g) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company (or any other committee thereof designated by such Board to administer the Plan) consisting of not less than two Independent Directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 and as an "outside director" under Section 162(m)(4)(C) of the Code or any successor provisions thereto.

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      (h) "Consultant" shall mean any consultant or advisor to the Company, any Subsidiary or any Affiliate who is not otherwise an employee of the Company or any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, as determined by the Committee in its discretion.

      (i)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (j)  "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

      (k) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

      (l)  "Independent Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

      (m) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, as determined by the Committee in its discretion.

      (n) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

      (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

      (p) "Participant" shall mean a Key Employee, Consultant or Independent Director designated to be granted an Award under the Plan.

      (q) "Performance Period" shall mean, in relation to Performance Shares, any period for which a performance goal or goals have been established.

      (r) "Performance Share" shall mean any right granted under Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

      (s) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or government or political subdivision thereof.

      (t)  "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

      (u) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions pursuant to the Plan or an Award Agreement.

      (v) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(d) of the Plan.

      (w) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

      (x) "Shares" shall mean shares of Common Stock of the Company, $.05 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

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      (y) "Stock Appreciation Right" shall mean any right granted under Section 5(c) of the Plan.

Section 3.  Administration

    The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by the Board of Directors of the Company (the "Board") and all references to the Committee herein shall include the Board. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Participants who are subject to Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

    Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participants under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

Section 4.  Shares Available for Award

      (a) Shares Available. Subject to adjustment as provided in Section 4(b):

         (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 900,000, subject to the limitations set forth in Section 6(c)(i) and subject to the other provisions of this Section 4. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an option otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

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        (ii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

        (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares and/or treasury Shares.

      (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

Section 5.  Eligibility

    Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, and any Consultant or Independent Director, shall be eligible to be designated a Participant.

Section 6.  Awards

      (a) Option Awards. The Committee is hereby authorized to grant Options to Key Employees, Consultants and Independent Directors upon the terms and conditions set forth below and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion; provided, however, that Consultants and Independent Directors may not be granted Incentive Stock Options.

         (i) Exercise Price. The exercise price per share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of an Incentive Stock Option and 50% of such fair market value of a Non-Qualified Stock Option.

        (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

        (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Option, each Option granted under the Plan shall become immediately exercisable in full for the remainder of the Option term automatically upon the occurrence of a Change in Control. The Committee also

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    shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

        (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board.

      (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees, Consultants and Independent Directors. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion; provided, however, that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Stock Appreciation Right, each Stock Appreciation Right granted under the Plan shall become immediately exercisable in full for the remainder of the Stock Appreciation Right term automatically upon the occurrence of a Change in Control. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

      (c) Restricted Stock Awards.

         (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees, Consultants and Independent Directors; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participants as a group shall not exceed 90,000 Shares of the total number of Shares available for Awards under Section 4(a)(i), subject to Section 4(a)(ii) and the other provisions of Section 4.

        (ii) Restrictions. Shares of Restricted Stock granted to Participants shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion; provided, however, that regardless of any other vesting or restriction period specified in any Award Agreement with respect to any Restricted Stock, each Share of Restricted Stock granted under the Plan shall become a Released Security automatically upon the occurrence of a Change in Control.

        (iii) Registration. Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant

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    and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

        (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares of Released Securities, free of restrictions imposed under the Plan and the Award Agreement, shall be delivered to the Participant or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

        (v) Forfeiture. Except as otherwise determined by the Committee in its discretion, upon termination of employment or consultancy of a Participant (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction under the Plan or an Award Agreement shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participant.

      (d) Performance Share Awards.

         (i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees, Consultants and Independent Directors.

        (ii) Performance Goals and Other Terms. The Committee shall determine in its discretion the Performance Period, the performance goal or goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares (if Performance Shares are paid in such manner), and any other terms, conditions and rights relating to a grant of Performance Shares; provided, however, that regardless of any other requirements or restrictions specified in any Award Agreement with respect to any Performance Share, each Performance Share granted under the Plan shall become immediately payable in full (assuming the maximum performance goal and any other requirements have been fully satisfied) automatically upon the occurrence of a Change in Control. Performance goals established by the Committee may be based on one or more measures such as return on shareholders' equity, earnings or any other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items.

        (iii) Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share held by such Participant, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participants shall have no voting rights with respect to Performance Shares held by them.

        (iv) Adjustments with Respect to Performance Shares. Any other provision of the Plan to the contrary notwithstanding, the Committee may in its discretion at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any Performance Period or waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock issued in payment of Performance Shares, if the Committee determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the

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    Company's accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.

        (v) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participant; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

      (e) Other Awards.

         (i) Other Stock-Based Awards. Other awards, valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

        (ii) Other Benefits. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed if the committee believes that such benefits would further the purposes for which the Plan was established.

      (f)  General.

         (i) No Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

        (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form or forms (consistent with the terms of the Plan) as shall have been approved by the Committee.

        (iii) Awards May Be Granted Separately or Together. Awards to Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

        (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provision for the payment or crediting of interest on installment or deferred payments.

        (v) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, (A) to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant or (B) to transfer any Award. No Award (other than Released Securities), and no right under any such

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    Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

        (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

       (vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, the NASDAQ National Market or any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, rules and regulations and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

       (viii) Waiver of Conditions. The Committee may in whole or in part, waive any conditions or other restrictions with respect to any award.

Section 7.  Amendment and Termination of the Plan; Correction of Defects and Omissions

      (a) Amendments to and Termination of the Plan. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); (ii) the quotation or listing requirements of the NASDAQ National Market or any securities exchange or market on which the Shares are then traded or listed (in order to maintain the quotation or the listing of the Shares thereon); or (iii) the amendment proposes to increase the number of shares available under the Plan. To the extent permitted by applicable law and subject to such shareholder approval as may be required above, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

      (b) Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  General Provisions

      (a) No Rights to Awards. No Key Employee, Consultant, Independent Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Consultants, Independent Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

      (b) Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participant for federal income tax purposes with respect to any Award under

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  the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participants under the Plan may be settled with Shares previously owned by the Participant; provided, however, that the Participant may not settle such obligations with Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

      (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

      (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant to the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment or consultancy, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

      (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participant or other Person. To the extent Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

      (f)  Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of New Jersey and applicable federal law.

      (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

      (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be cancelled, terminated or otherwise eliminated.

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      (i)  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.  Effective Date of the Plan

    The Plan shall be effective on the date the Plan is adopted by the Board, subject, however, to the approval of the Plan by the Company's shareholders within (12) months following the date of adoption of the Plan by the Board.

Section 10.  Term of the Plan

    No Award shall be granted under the Plan following the tenth anniversary of its effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

    Covista is a New Jersey corporation. Under the New Jersey Business Corporation Act (the "NJBCA"), a corporation may provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its stockholders for damages from the breach of any duty owed to the corporation or its stockholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (1) in breach of such person's duty of loyalty to the corporation or its stockholders; (2) not in good faith or involving a knowing violation of law; or (3) resulting in receipt by such person of an improper personal benefit.

    Article 8 of the certificate of incorporation of Covista provides that except as provided under the NJBCA, directors of Covista shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director. The same Article 8 also provides that any repeal or modification of this provision will not adversely affect any right or protection of a director of Covista, with regard to any action taken prior the time of such repeal or modification.

    Under the NJBCA, a corporation may indemnify a corporate agent against his expenses and liabilities (including but not limited to fines and penalties) in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (1) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Indemnification against expenses incurred by a corporate agent in connection with a proceeding against such corporate agent for actions in such capacity is mandatory to the extent that such corporate agent has been successful on the merits in a proceeding involving such corporate agent in his capacity as such. If a corporate agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions when a court deems the award of expenses appropriate. Advancement of expenses is permitted, but a corporate agent receiving such advances must repay those expenses if it is ultimately determined he is not entitled to be indemnified. The indemnification and advancement of expenses provided by or granted pursuant the NJBCA does not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that, under the NJBCA, no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions, (1) were in breach of his duty of loyalty to the corporation or its stockholders; (2) were not in good faith or involved a knowing violation of law; or (3) resulted in receipt by the corporate agent of an improper personal benefit.

    Covista's Certificate of Incorporation and Bylaws are silent on the matter of indemnification of directors and officers. However, Covista has entered into an indemnification agreement with each of its directors and officers that generally obligates Covista to indemnify such persons to the maximum extent permitted by New Jersey law.

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Item 21. Exhibits and Financial Statement Schedules

  (A)
  Exhibits

Exhibit No.	Description of Document
2.1	Agreement and Plan of Reorganization, dated as of July 17, 2001, by and among Covista Communications, Inc., CCI Acquisitions Corp. and Capsule Communications, Inc., attached as Annex A to the joint proxy statement/prospectus included in this registration statement.
2.2*	Agreement of Control Affiliate, dated as of September 7, 2001, by and among Henry G. Luken, III, Covista Communications, Inc., CCI Acquisitions Corp. and Capsule Communications, Inc.
3.1*	Certificate of Incorporation of Covista Communications, Inc., as amended.
3.2*	By-Laws of Covista Communications, Inc., as amended.
5.1*	Opinion of McCarter & English.
5.2**	Form of opinion of Pepper Hamilton LLP.
10.1.1	1987 Stock Option Plan. Incorporated by reference to the Registrant's proxy statement relating to its 1987 Annual Meeting of Stockholders.
10.1.2	Amendment to the 1987 Stock Option Plan. Incorporated by reference to the Registrant's Proxy Statement relating to its 1994 Annual Meeting of Stockholders.
10.2	1996 Stock Option Plan. Incorporated by reference to the Registrant's Proxy Statement relating to its 1996 Annual Meeting of Stockholders.
10.3	1999 Equity Incentive Plan. Incorporated by reference to the Registrant's Proxy Statement relating to its 1999 Annual Meeting of Stockholders.
10.4	2001 Equity Incentive Plan. Attached as Annex E to the joint proxy statement/prospectus included in this registration statement.
10.5
Lease of premises at 744 Broad Street, Newark, New Jersey between Total-Tel USA Inc. and Investment Property Services, Inc. dated November 15, 1993. Incorporated by reference to Exhibit 10 (r) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1994.
10.6
Lease of premises at 744 Broad Street, Newark, New Jersey between Total-Tel USA, Inc. and Investment Property Services, Inc. dated December 28, 1993. Incorporated by reference to Exhibit 10 (s) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1994.
10.7
Lease of premises at 150 Clove Road, Little Falls, New Jersey, between Total-Tel USA, Inc. and the Prudential Insurance Registrant of America dated February 22, 1994. Incorporated by reference to Exhibit 10 (u) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1994.
10.8
Lease modification to the lease of the premises at 150 Clove Road, Little Falls, New Jersey between TotalTel, Inc. and The Prudential Registrant of America dated May 18, 1994. Incorporated by reference to Exhibit 10 (v) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1995.
10.9
Second lease modification to the lease of the premises at 150 Clove Road, Little Falls, New Jersey between TotalTel, Inc. and Theta Holding Registrant, L. P., successor to the Prudential Insurance Registrant of America dated February 9, 1995. Incorporated by reference to Exhibit 10 (w) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1995.

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10.10
Third lease modification to the lease of the premises at 150 Clove Road, Little Falls, New Jersey between TotalTel, Inc. and Theta Holding Registrant, L. P., successor to the Prudential Insurance Registrant of America dated January 31, 1997. Incorporated by reference to Exhibit (10)(x) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1997.
10.11
Lease of premises at 500 Fifth Avenue, New York City, New York between TotalTel, Inc. and 1472 Broadway, Inc. dated November 8, 1996. Incorporated by reference to Form 10-K for the year ended January 31, 1997.
10.12
Lease of premises at 40 Rector Street, New York City, New York between Total-Tel USA Communications, Inc. and 40 Rector Street Company, dated November 1, 1996. Incorporated by reference to Exhibit 10(AA) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1997.
10.13
Lease of premises of 28 West Flagler Street, Miami, Florida between TotalTel, Inc. and Mosta Corporation, Inc., dated February 6, 1998. Incorporated by reference to Exhibit 10(AC) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1998.
10.14
Lease of premises of 20 Crossways Park North, Woodbury, New York, between TotalTel, Inc. and Industrial and Research Associates Company, dated August 20, 1999. Incorporated by reference to Exhibit 10(AF) to the Registrant's Annual Report on Form 10-K for the year ending January 31, 2000.
10.15
Lease of premises of One Landmark Square, Stamford, Connecticut between TotalTel, Inc. and Reckson Operating Partnership, LLP, dated November 17, 1999. Incorporated by reference to Exhibit 10(AG) to the Registrant's Annual Report on Form 10-K for the year ending January 31, 2000.
10.16
Lease of premises of 1810 Chapel Avenue West, Cherry Hill, New Jersey between TotalTel, Inc. and Commerce Center Holdings, Inc., dated December 6, 1999. Incorporated by reference to Exhibit 10(AH) to the Registrant's Annual Report on Form 10-K for the year ending January 31, 2000.
10.17*	Employment Agreement, dated as of May 18, 2000, between the Registrant and A. John Leach, Jr.
10.18*	Subscription Agreement, dated as of April 1, 2001, between the Registrant and Kevin A. Alward.
10.19*	Subscription Agreement, dated as of April 1, 2001, between the Registrant and Henry G. Luken, III.
10.20*	Subscription Agreement, dated as of April 1, 2001, between the Registrant and A. John Leach, Jr.
10.21*
Common Stock Purchase Agreement, dated as of February 28, 2001, between the Registrant and Blink Data Corp., Kevin A. Alward, Elka Park Seven, LLC, Philander Norton Alward, as Trustee under the Alward Children's Trust, and the Alward Generation-Skipping Trust, Richard Gerard De Haven, and Michele De Haven as Trustee under the Brock Alexander De Haven Trust, the Sam Gerard De Haven Trust, and the Allison Nicole Marchese Trust.
10.22*	Employment Agreement, dated as of March 29, 2001, between the Registrant and Kevin A. Alward.
10.23*	Telecommunications Services Agreement, dated as of June 29, 2001, between the Registrant and Global Crossing Bandwidth, Inc.

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10.24*	Promissory Note dated July 24, 2001, in the original principal amount of $200,000, made by Capsule Communications, Inc. in favor of Covista Communications, Inc.
10.25*	Promissory Note dated August 9, 2001, in the original principal amount of $300,000, made by Capsule Communications, Inc. in favor of Covista Communications, Inc.
10.26*	Investment Agreement, dated as of March 20, 2001 by and between Gold & Appel Transfer, S.A. and Capsule Communications, Inc.
10.27*	Amendment No. 1 to Investment Agreement, dated as of July 17, 2001, by and between Gold & Appel Transfer, S.A. and Capsule Communications, Inc.
10.28
Stock Purchase Agreement, dated as of March 28, 2001, by and between Gold & Appel Transfer, S.A., and Henry G. Luken III. Incorporated by reference to Exhibit A of Schedule 13D filed by Henry G. Luken, III on April 12, 2001 with respect to Capsule Communications, Inc.
10.29*	Form of Indemnification Agreement for directors and officers.
10.30**	Promissory Note dated July 2, 2001, in the original principal amount of $4,000,000, made by the Registrant in favor of Henry G. Luken, III.
10.31*
Lease of premises at 4801 Highway 58, Chattanooga, Tennessee between Covista, Inc. and Henry G. Luken, III dated September 1, 2001. Incorporated by reference to Exhibit 10.1 to the Registrant Quarterly Report on Form 10-Q for the nine-month period ended October 31, 2001.
21.1*	Subsidiaries of Covista Communications, Inc.
23.1**	Consent of Deloitte & Touche LLP.
23.2**	Consent of Deloitte & Touche LLP.
23.3	Consent of McCarter & English (included in Exhibit 5.1 and incorporated herein by reference).
23.4*	Consent of Ferris, Baker Watts, Inc.
23.5***	Consent of Pepper Hamilton LLP (included in Exhibit 5.2 and incorporated herein by reference).
99.1	Opinion of Ferris, Baker Watts, Inc., dated as of July 17, 2001. Attached as Annex C to the joint proxy statement/prospectus included in this registration statement.
99.2*	Covista Communications, Inc. form of proxy card.
99.3*	Capsule Communications, Inc. form of proxy card.
99.4*	Form of Letter of Transmittal to Capsule Stockholders.

*
Previously filed.
**
Filed herewith.
***
To be filed by amendment.

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  (B)
  Financial Statement Schedules

    There are no financial schedules required to be filed herewith.

  (C)
  Opinions

    Opinion of Ferris, Baker Watts, Inc. dated as of July 17, 2001 (attached as Annex C to the joint proxy statement/prospectus included in this registration statement).

Item 22. Undertakings

    The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

    (e) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

    (f)  That every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective

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amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (h) The undersigned Registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus under Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Little Falls, New Jersey, on December 21, 2001.

By: /s/ A. JOHN LEACH, JR. A. John Leach, Jr., Director, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 21, 2001 in the capacities indicated.

Name	Title
/S/ A. JOHN LEACH, JR.
A. John Leach, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)
/S/ THOMAS P. GUNNING
Thomas P. Gunning	Vice President, Treasurer, Secretary, Chief Financial Officer (Principal Financial and Accounting Officer)
/S/ HENRY G. LUKEN III*
Henry G. Luken, III	Chairman of the Board
/S/ KEVIN ALWARD*
Kevin Alward	Chief Operating Officer and Director
/S/ WALT ANDERSON*
Walt Anderson	Director
/S/ LEON GENET*
Leon Genet	Director
/S/ JAY J. MILLER*
Jay J. Miller	Director
*By:	/s/ A. JOHN LEACH A. John Leach, Attorney in Fact

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QuickLinks

COVISTA COMMUNICATIONS, INC. 150 Clove Road Little Falls, New Jersey 07424
Notice of Annual Meeting of Stockholders To Be Held on January , 2002
CAPSULE COMMUNICATIONS, INC. 3331 Street Road, Suite 275 Two Greenwood Square Bensalem, Pennsylvania 19020
Notice of Special Meeting of Stockholders To Be Held on January , 2002

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
The Companies
History of Significant Operating Losses, Working Capital Deficits and Going Concern Qualification
The Merger
Share Information and Market Prices
SELECTED HISTORICAL CONSOLIDATED AND PRO FORMA COMBINED FINANCIAL DATA
COVISTA COMMUNICATIONS, INC. AND SUBSIDIARIES SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
CAPSULE COMMUNICATIONS, INC. AND SUBSIDIARIES SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
COVISTA COMMUNICATIONS, INC AND SUBSIDIARIES UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET AT OCTOBER 31, 2001
COVISTA COMMUNICATIONS, INC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT OCTOBER 31, 2001
COVISTA COMMUNICATIONS, INC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS FOR THE NINE MONTHS ENDED OCTOBER 31, 2001
COVISTA COMMUNICATIONS, INC AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS FOR THE YEAR ENDED JANUARY 31, 2001
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
RISK FACTORS
A Warning About Forward-Looking Statements
THE COVISTA ANNUAL MEETING
THE CAPSULE SPECIAL MEETING
GENERAL DESCRIPTION OF THE MERGER
THE MERGER AGREEMENT
COMPARISON OF THE RIGHTS OF HOLDERS OF COVISTA COMMON STOCK AND CAPSULE COMMON STOCK
DESCRIPTION OF COVISTA CAPITAL STOCK
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY COVISTA'S STOCKHOLDERS—PROPOSAL NUMBER TWO: ELECTION OF DIRECTORS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values
Option Repricing Table
COVISTA COMMUNICATIONS, INC.
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY COVISTA'S STOCKHOLDERS—PROPOSAL NUMBER THREE: ADOPTION OF THE COVISTA COMMUNICATIONS, INC. 2001 EQUITY INCENTIVE PLAN
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY COVISTA'S STOCKHOLDERS—PROPOSAL NUMBER FOUR: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
FUTURE STOCKHOLDER PROPOSALS
OTHER MATTERS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
  ANNEX A
AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG COVISTA COMMUNICATIONS, INC., CCI ACQUISITIONS CORP. AND CAPSULE COMMUNICATIONS, INC.
July 17, 2001

AGREEMENT AND PLAN OF REORGANIZATION
RECITALS
ARTICLE I THE MERGER
ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARGET
ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB
ARTICLE IV COVENANTS OF TARGET
ARTICLE V COVENANTS OF ACQUIROR AND MERGER SUB
ARTICLE VI CONDITIONS TO ACQUIROR'S AND MERGER SUB'S OBLIGATIONS
ARTICLE VII CONDITIONS TO TARGET'S OBLIGATIONS
ARTICLE VIII TERMINATION, EXPENSES, AMENDMENT AND WAIVER
ARTICLE IX GENERAL PROVISIONS
  ANNEX B
DELAWARE GENERAL CORPORATION LAW SECTION 262. APPRAISAL RIGHTS
July 17, 2001
  ANNEX D
COVISTA AUDIT COMMITTEE CHARTER
APPENDIX DEFINITION OF INDEPENDENCE AS IT PERTAINS TO AUDIT COMMITTEE MEMBERS
  ANNEX E
COVISTA COMMUNICATIONS, INC. 2001 EQUITY INCENTIVE PLAN
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES